                                                                    EXHIBIT 10.1

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                            STOCK PURCHASE AGREEMENT


                                      AMONG


                             NAB ASSET CORPORATION,


                       STANWICH FINANCIAL SERVICES CORP.,


                                       AND


                         CENTEX FINANCIAL SERVICES, INC.


                           DATED AS OF MARCH 16, 2001

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                                TABLE OF CONTENTS

                                                                                         PAGE

ARTICLE I PURCHASE AND SALE OF PURCHASED STOCK; THE CLOSING.................................2
     SECTION 1.01     Purchase and Sale of Purchased Stock..................................2
     SECTION 1.02     Escrow Arrangements...................................................2
     SECTION 1.03     Purchase Price........................................................3
     SECTION 1.04     Adjustment of the Purchase Price and the Closing Payment..............3
     SECTION 1.05     Other Adjustments.....................................................3
     SECTION 1.06     Centex Loan...........................................................4
     SECTION 1.07     Closing...............................................................5
     SECTION 1.08     Closing Deliveries; Certain Actions...................................5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................6
     SECTION 2.01     Organization and Qualification........................................6
     SECTION 2.02     Authority; Binding Effect.............................................7
     SECTION 2.03     Absence of Conflicts..................................................7
     SECTION 2.04     Governmental Consents and Filings.....................................7
     SECTION 2.05     Capitalization........................................................8
     SECTION 2.06     Subsidiaries..........................................................9
     SECTION 2.07     Commission Reports...................................................10
     SECTION 2.08     Financial Statements.................................................11
     SECTION 2.09     Absence of Undisclosed Liabilities...................................11
     SECTION 2.10     Absence of Certain Changes or Events.................................11
     SECTION 2.11     Purchased Stock; Fairness Opinion....................................13
     SECTION 2.12     Reorganization Plan..................................................13
     SECTION 2.13     Disclosure Statement.................................................13
     SECTION 2.14     Properties and Assets................................................13
     SECTION 2.15     Mortgages............................................................14
     SECTION 2.16     Contracts............................................................16
     SECTION 2.17     Litigation...........................................................18
     SECTION 2.18     Compliance with Laws and Other Requirements..........................19
     SECTION 2.19     Environmental Matters................................................19
     SECTION 2.20     Taxes................................................................19
     SECTION 2.21     Employee Benefit Plans...............................................21
     SECTION 2.22     Labor Matters........................................................24
     SECTION 2.23     Permits..............................................................24
     SECTION 2.24     Insurance............................................................25
     SECTION 2.25     Transactions with Affiliates.........................................25
     SECTION 2.26     Absence of Certain Business Practices................................25
     SECTION 2.27     Disclosure...........................................................26
     SECTION 2.28     Brokers' or Finders' Fees............................................26


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
ARTICLE III REPRESENTATIONS AND WARRANTIES OF SFS..........................................26
     SECTION 3.01     Organization and Qualification.......................................26
     SECTION 3.02     Authority; Binding Effect............................................26
     SECTION 3.03     Absence of Conflicts.................................................27
     SECTION 3.04     Governmental Consents and Filings....................................27

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.................................27
     SECTION 4.01     Organization.........................................................27
     SECTION 4.02     Authority; Binding Effect............................................27
     SECTION 4.03     Absence of Conflicts.................................................28
     SECTION 4.04     Governmental Consents and Filings....................................28
     SECTION 4.05     Purchase for Investment..............................................28
     SECTION 4.06     Disclosure Statement.................................................29
     SECTION 4.07     Brokers' or Finders' Fees............................................29
     SECTION 4.08     Share Ownership......................................................29

ARTICLE V REORGANIZATION SOLICITATION; BANKRUPTCY MATTERS..................................29
     SECTION 5.01     Solicitation Materials; Solicitation of Acceptances..................29
     SECTION 5.02     Certain Documents and Motions........................................30
     SECTION 5.03     Reorganization Proceedings...........................................31
     SECTION 5.04     Securities Laws......................................................32

ARTICLE VI CERTAIN COVENANTS...............................................................33
     SECTION 6.01     Conduct of Business..................................................33
     SECTION 6.02     Other Proposals......................................................35
     SECTION 6.03     Access to Information; Audit Rights..................................37
     SECTION 6.04     Best Efforts.........................................................39
     SECTION 6.05     Notification of Certain Other Matters................................39
     SECTION 6.06     Supplemental Disclosure..............................................39
     SECTION 6.07     Consulting Agreement.................................................40
     SECTION 6.08     Termination Fee Security.............................................40

ARTICLE VII CONDITIONS TO CLOSING..........................................................40
     SECTION 7.01     Conditions to the Obligations of the Purchaser.......................40
     SECTION 7.02     Conditions to the Obligations of the Company and SFS.................43

ARTICLE VIII INDEMNIFICATION...............................................................44
     SECTION 8.01     Indemnification by SFS...............................................44
     SECTION 8.02     Indemnification by the Purchaser.....................................44
     SECTION 8.03     Third-Party Claims; Procedures.......................................45
     SECTION 8.04     Survival of Representations, Warranties or Covenants.................46
     SECTION 8.05     Remedies.............................................................47
     SECTION 8.06     Cumulative Remedy....................................................48


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
ARTICLE IX TERMINATION.....................................................................48
     SECTION 9.01     Termination..........................................................48
     SECTION 9.02     Effect of Termination................................................50
     SECTION 9.03     Termination Payments.................................................51

ARTICLE X DEFINITIONS......................................................................52
     SECTION 10.01    Definitions..........................................................52

ARTICLE XI MISCELLANEOUS...................................................................62
     SECTION 11.01    Fees and Expenses....................................................62
     SECTION 11.02    Notices..............................................................62
     SECTION 11.03    Public Announcements.................................................63
     SECTION 11.04    Amendment; Waivers...................................................63
     SECTION 11.05    Entire Agreement.....................................................64
     SECTION 11.06    Parties in Interest; Assignment......................................64
     SECTION 11.07    Governing Law........................................................64
     SECTION 11.08    Severability.........................................................64
     SECTION 11.09    Specific Performance.................................................64
     SECTION 11.10    Interpretation.......................................................65
     SECTION 11.11    Counterparts.........................................................65


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LIST OF EXHIBITS

Exhibit A     Form of Reorganization Plan
Exhibit B     Opinion of Winstead Sechrest & Minick PC
Exhibit C     Opinion of Counsel for SFS
Exhibit D     Opinion of Counsel for Purchaser


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LIST OF SCHEDULES

Schedule 2.01        Certain Jurisdictions
Schedule 2.03        Certain Conflicts
Schedule 2.05        Capitalization
Schedule 2.06        Subsidiaries
Schedule 2.09        Certain Liabilities
Schedule 2.10        Certain Changes
Schedule 2.14        Real Property
Schedule 2.16        Certain Contracts
Schedule 2.17        Litigation
Schedule 2.18        Compliance with Laws
Schedule 2.19        Environmental Matters
Schedule 2.20        Taxes
Schedule 2.21        Employee Benefit Plans
Schedule 2.22        Labor Matters
Schedule 2.23        Permits
Schedule 2.24        Insurance
Schedule 2.25        Transactions with Affiliates
Schedule 2.28        Brokers' and Finders' Fees


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                            STOCK PURCHASE AGREEMENT

                  This STOCK PURCHASE AGREEMENT, entered into as of March 16, 2001 by and among NAB ASSET CORPORATION, a Texas corporation, STANWICH FINANCIAL SERVICES CORP., a Rhode Island corporation ("SFS"), and CENTEX FINANCIAL SERVICES, INC., a Nevada corporation (the "Purchaser").

                                   WITNESSETH:

                  WHEREAS, the Company (as hereinafter defined) is engaged, directly or indirectly through the Subsidiaries (as hereinafter defined), in the business of originating, acquiring, warehousing and selling mortgage loans;

                  WHEREAS, the Purchaser, with the cooperation of the Company, has commenced a review and examination of the businesses, properties, financial condition and results of operations of the Company and its Subsidiaries;

                  WHEREAS, the Company intends to propose the Reorganization Plan (as hereinafter defined), which will provide for, among other things, (i) the issuance and sale (the "Stock Acquisition") by the Company to the Purchaser of shares of Common Stock (as hereinafter defined) representing 49.9% of the issued and outstanding Common Stock on the Closing Date (as hereinafter defined) (the "Purchased Stock") and (ii) the distribution (the "Cash Distribution") of cash to the Shareholders (as hereinafter defined) of the Company other than the Principal Shareholders (as hereinafter defined) in exchange for the shares of Common Stock held by such Shareholders other than the Principal Shareholders;

                  WHEREAS, the Company and the Purchaser desire to effectuate a transaction pursuant to which the Company will, subject to obtaining the Confirmation Order (as hereinafter defined) from the Bankruptcy Court (as hereinafter defined) and to the fulfillment of certain other conditions, consummate the Reorganization Plan;

                  WHEREAS, the Board of Directors of the Company deems it advisable and in the best interests of the Company that the Reorganization Plan be consummated upon the terms and subject to the conditions set forth herein, and such Board of Directors has approved this Agreement and the transactions contemplated hereby and has resolved, as of the date hereof, to recommend acceptance of the Reorganization Plan to the Shareholders; and

                  WHEREAS, the Board of Directors of the Purchaser has approved this Agreement and the transactions contemplated hereby;

                  NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof


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and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                      PURCHASE AND SALE OF PURCHASED STOCK;
                                   THE CLOSING

                  SECTION 1.01 Purchase and Sale of Purchased Stock. Upon the terms and subject to the conditions set forth herein, on the Closing Date, the Company shall issue, sell, transfer and deliver to the Purchaser the Purchased Stock, free and clear of all Liens, and the Purchaser shall acquire and accept the Purchased Stock from the Company. The Purchaser acknowledges and agrees that the Purchased Securities will not be registered under the Securities Act or any state securities law and that each certificate or instrument representing the Purchased Securities shall bear a legend in substantially the following form:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any applicable state securities laws. The securities may not be offered for sale, sold, assigned, transferred or pledged without registration under the Securities Act and any applicable state securities laws or without an opinion of counsel satisfactory to the corporation that such registration is not required."

                  SECTION 1.02 Escrow Arrangements.

                  (a) Prior to the date hereof, the Purchaser has delivered an Earnest Money Deposit in the amount of $250,000 in cash to the Earnest Money Escrow Agent as the deposit under the Earnest Money Escrow Agreement. The Earnest Money Escrow Agent shall be permitted to invest and reinvest the funds held by it under the Earnest Money Escrow Agreement in the manner contemplated thereby.

                  (b) Immediately after the execution of this Agreement by the parties hereto, the Purchaser will cause the Earnest Money Escrow Agent to remit to the Company up to a maximum of $50,000 of the Earnest Money Escrow Deposit for the Company to pay fees and expenses incurred by or on behalf of the Company or the Subsidiaries in connection with the transactions contemplated by this Agreement from and after December 15, 2000 to and including the date of such remittance. Upon such remittance, the Company shall execute a promissory note in the amount of such remittance to the order of the Purchaser in the form previously delivered to the Company.


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


                  (c) Immediately prior to the commencement of the Bankruptcy Case and after the successful completion of the Reorganization Solicitation, the Purchaser will cause the Earnest Money Escrow Agent to remit to the Company as much of the Earnest Money Escrow Deposit as is necessary for the Company to pay fees and expenses incurred by or on behalf of the Company or the Subsidiaries in connection with the transactions contemplated by this Agreement from and after December 15, 2000 to and including the date of such remittance. Upon such remittance, the Company shall execute a promissory note in the amount of such remittance to the order of the Purchaser in the form previously delivered to the Company.

                  SECTION 1.03 Purchase Price. Subject to Section 1.04 below, as full consideration for the issuance, sale, transfer and delivery to the Purchaser of the Purchased Stock, on the Closing Date, the Purchaser (i) shall pay to the Disbursing Agent an amount in cash equal to the excess of the Closing Payment over the Earnest Money Deposit (the "Purchase Payment"), (ii) shall take all action on its part required to cause the Earnest Money Escrow Agent to deliver the Earnest Money Deposit to the Disbursing Agent and (iii) shall pay to the Company an amount in cash equal to the excess of the Purchase Price over the Closing Payment (the "Capitalization Payment").

                  SECTION 1.04 Adjustment of the Purchase Price and the Closing Payment. If the aggregate amount of fees and expenses incurred by or on behalf of the Company or the Subsidiaries, including the Company's legal, financial, advisory and other professional fees (exclusive of a maximum fee of $125,000 payable to Samco Capital Markets), in connection with the transactions contemplated by this Agreement from and after December 15, 2000 to and including the Closing Date (whether or not paid by such date) exceeds $250,000 (such excess amount being referred to as "Excess Expenses"), the Purchase Price and the Closing Payment shall be reduced on a dollar-for-dollar basis by the amount of Excess Expenses up to a maximum of $50,000 in the aggregate.

                  SECTION 1.05 Other Adjustments.

                  (a) If the Closing occurs and the amount of Excess Expenses exceeds $50,000, then, subject to Section 1.05(c), SFS agrees to pay the excess, in which case the Company may offset such amounts exceeding $50,000 on a dollar-for-dollar basis against amounts owed by the Company under the SFS Loan in accordance with and subject to the provisions of Section 8.05.

                  (b) From time to time after the date hereof, the Purchaser may deliver to the Company and SFS one or more written notices (each, a "Purchaser Claim Notice") setting forth its determination as to the amount of any Purchaser Claims which have been incurred by or imposed on the Purchaser, the Company or the Subsidiaries prior to or on the date of such notice or which are more likely than not to be incurred by


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or imposed on any of them at any time after such date, together with a brief statement as to the basis for such determination. If the aggregate amount of such Purchaser Claims identified by the Purchaser is in excess of the Termination Threshold, then the Purchaser may elect either (i) if the Closing occurs, subject to Section 1.05(c), to have SFS pay such amounts, in which case the Company may offset all such amounts (including amounts up to and including the Termination Threshold) on a dollar-for-dollar basis against amounts owed by the Company under the SFS Loan in accordance with and subject to the provisions of Section 8.05 or (ii) to terminate this Agreement in accordance with Section 9.01(d)(vi).

                  (c) Subject to Section 8.05(f), the maximum potential liability under this Section 1.05 shall not exceed an amount equal to the SFS Amount minus $200,000.

                  SECTION 1.06 Centex Loan.

                  (a) On the Closing Date, SFS shall borrow from the Purchaser or an Affiliate of the Purchaser (the "Centex Lender") and the Centex Lender shall lend to SFS $6,101,802 pursuant to a note (the "Centex Note") to the order of the Centex Lender in a principal amount equal to $6,401,802 (which will include the loan amount plus a loan commitment fee equal to $300,000 that will be owed to the Centex Lender), and the Centex Lender shall advance $6,101,802 in cash to SFS. The Centex Note (i) shall have an interest rate equal to 17.1% per annum, compounded monthly, (ii) shall not contain any subordination provisions,
(iii) will be secured by the SFS Loan, (iv) will be non-recourse to any assets or property of SFS except for such security, and (v) will provide that all amounts paid by the Company on the SFS Loan (exclusive of the following, which shall be paid directly to SFS or as SFS shall direct in writing in accordance with the terms of the SFS Loan: the first $600,000 of accrued and unpaid interest payments and the two principal prepayments discussed in Section 1.06(b) and a portion of the final principal payment due on the SFS Loan equal to $500,000 plus a portion of the interest that accrues on such principal payments after the Closing Date calculated at a rate equal to 8% per annum and payable with each such principal payment, as such amounts may be reduced prior to the date of payment thereof by exercise of any rights of offset under Section 8.05) will be made to a paying agent for remittance to the Centex Lender that is the payee under the Centex Note until the Centex Note is paid in full. In the event that the SFS Loan is in default or goes into default before the Closing, then SFS agrees not to pursue any default remedies under the SFS Loan until the earlier of (1) ten days after Closing or (2) the termination of this Agreement.

                  (b) The Company agrees to make a prepayment of the principal on the SFS Loan to SFS in the amount of $250,000 on each of the six month anniversary of the Closing Date and the one year anniversary of the Closing Date. Such prepayments shall be subject to any rights of offset as set forth in
Section 8.05. The failure of the


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Company to make any such payments shall be deemed to constitute a default under the promissory notes evidencing the SFS Loan, thereby entitling SFS or any other holder thereof to exercise the remedies under paragraph 5 of each such note.

                  SECTION 1.07 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Baker Botts L.L.P., 2001 Ross Avenue, Dallas, Texas 75201, as soon as practicable following the satisfaction or waiver of the conditions set forth in
Article VII hereof, but in no event earlier than the first Business Day after the first Court Day which is at least ten days after the date on which the Reorganization Plan is confirmed by the Bankruptcy Court (or on such other date as shall be mutually agreed upon by the parties in writing).

                  SECTION 1.08 Closing Deliveries; Certain Actions.

                  (a) At the Closing, the Company shall deliver, or cause to be delivered, to the Purchaser each of the following:

                           (i) a copy of the entered Confirmation Order,
                  certified by the clerk of the Bankruptcy Court;

                           (ii) stock certificates, in definitive form, dated
                  the Closing Date and registered in the name of the Purchaser, evidencing the Purchased Stock;

                           (iii) evidence satisfactory to the Purchaser of the
                  termination of all deferred compensation arrangements, loan agreements and pledge agreements between MPS and any of its officers or employees;

                           (iv) the officers' certificate referred to in Section
                  7.01(b) hereof; and

                           (v) the opinion of Winstead Sechrest & Minick P.C.
                  referred to in Section 7.01(i)(A) hereof.

                  (b) At the Closing, the Purchaser shall deliver (i) to the Disbursing Agent immediately available funds in the amount of the Purchase Payment (by wire transfer to such account as the Disbursing Agent shall have designated in writing at least two Business Days prior to the Closing Date) and
(ii) to the Company immediately available funds in the amount of the Capitalization Payment (by wire transfer to such account as the Company shall have designated in writing at least two Business Days prior to the Closing
Date).

                  (c) At the Closing, the Purchaser and the Company shall take such action as is necessary in order to cause the Earnest Money Escrow Agent to deliver the


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Earnest Money Deposit to the Disbursing Agent (by wire transfer to such account as the Disbursing Agent shall have designated in writing at least two Business Days prior to the Closing Date).

                  (d) At the Closing, the Purchaser shall deliver, or cause to be delivered, to the Company each of the following:

                           (i) the officers' certificate referred to in Section
                  7.02(b) hereof; and

                           (ii) the opinion of Raymond G. Smerge referred to in
                  Section 7.02(g) hereof.

                  (e) At the Closing, the amount of $6,101,802 borrowed by SFS in accordance with Section 1.06(a) shall be delivered to SFS (by wire transfer of immediately available funds to such bank or bank accounts as shall have been previously designated by SFS).

                  (f) At the Closing, SFS shall deliver, or cause to be delivered, to the Purchaser, each of the following:

                           (i) the executed Centex Note;

                           (ii) such documents as are required to grant to the
                  Purchaser and make effective a first priority perfected security interest in and pledge of the SFS Loan to secure the Centex Note; and

                           (iii) the opinion of Scott A. Junkin referred to in
                  Section 7.01(i)(B).

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

                  The Company hereby represents and warrants to the Purchaser as follows:

                  SECTION 2.01 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its activities or the character of the properties


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that it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Schedule 2.01 hereto sets forth a correct and complete list of all such jurisdictions in which the Company is duly qualified to transact business as a foreign corporation. The Company has heretofore furnished the Purchaser with a correct and complete copy of its Charter and Bylaws.

                  SECTION 2.02 Authority; Binding Effect. The Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings or shareholder actions (other than the Reorganization Solicitation) on the part of or with respect to the Company are necessary to authorize this Agreement, the performance by the Company of its obligations hereunder or the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and (subject to making the filings and receiving the Consents contemplated by Section 2.04) constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with the terms hereof.

                  SECTION 2.03 Absence of Conflicts. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby will not (i) conflict with, or result in any violation or breach of, any provision of the Charter or Bylaws of the Company or the Subsidiaries, (ii) except as set forth in Schedule 2.03 hereto, conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void, voidable or without further effect, any term or provision of any note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other instrument or document to which the Company or any Subsidiary is a party or by which its respective properties or assets are bound, (iii) assuming that the filings referred to in
Section 2.04 are made and the Consents referred to in Section 2.04 are obtained, conflict with, or result in any violation of, any law, ordinance, statute, rule or regulation of any Governmental Authority or of any order, writ, injunction, judgment or decree of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or its properties or assets or (iv) result in the creation of, or impose on the Company or any Subsidiary the obligation to create, any Lien upon the properties or assets of the Company or any Subsidiary.

                  SECTION 2.04 Governmental Consents and Filings. There is no requirement applicable to the Company or any Subsidiary to obtain any Consent of, or


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to make or effect any declaration, filing or registration with, any Governmental
Authority for the valid execution and delivery by the Company of this Agreement, the due performance by the Company of its obligations hereunder or the lawful consummation by it of the transactions contemplated hereby, except for (i) filings by the Company required under the Exchange Act in connection with the Reorganization Solicitation and (ii) the Confirmation Order and any other notices, motions or approvals required by the Bankruptcy Court or the Bankruptcy Code and the rules thereunder. No state takeover, business combination or control share acquisition statute or other similar statute or regulation prohibits, restrains or restricts the Stock Acquisition.

                  SECTION 2.05 Capitalization.

                  (a) As of the date hereof, the authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, of which 5,091,300 shares are issued and outstanding and (ii) 10,000,000 shares of Preferred Stock of which no shares are issued and outstanding, and no shares of Common Stock or Preferred Stock are held in the treasury of the Company. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of capital stock of the Company have been issued in violation of, or subject to, any preemptive rights or rights of subscription. All offers, issuances and sales by the Company of any shares of its capital stock or other equity securities have been made in compliance with the registration and qualification requirements of all applicable federal and state securities laws. Except as set forth above, there are no shares of capital stock or other equity securities of the Company outstanding as of the date hereof. Except as contemplated by this Agreement, there are no outstanding options, warrants, calls, rights, convertible securities or other agreements or commitments of any character pursuant to which the Company is or may be obligated to issue or sell any issued or unissued shares of its capital stock or other equity securities or to purchase or redeem any shares of its capital stock or other equity securities or make any other payments in respect thereof, and there are no shares of its capital stock or other equity securities reserved for issuance for any purpose.

                  (b) As of the Closing Date, after giving effect to the Reorganization Transactions, the authorized capital stock of the Company will consist of such number of shares of Common Stock as are specified in the Reorganization Plan. As of the Closing Date, the outstanding capital stock of the Company will consist of 4,905,202 shares of Common Stock, including the Purchased Stock to be issued on such date in accordance with the provisions of
Article I hereof, and no shares of capital stock of any class will be held in the treasury of the Company. As of the Closing Date, all outstanding shares of Common Stock will have been duly authorized and will be validly issued, fully paid and nonassessable. None of the shares of Common Stock outstanding on the Closing Date will have been issued in violation of, or subject to, any preemptive


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rights or rights of subscription. All offers, issuances and sales by the Company of any shares of Common Stock or other capital stock made prior to or on the Closing Date, whether in connection with the Reorganization Transactions or otherwise, will be made in compliance with the registration and qualification requirements of all applicable federal and state securities laws. Except as set forth on Schedule 2.05(b) hereto, as of the Closing Date, after giving effect to the Reorganization Transactions, there will be no shares of capital stock or other equity securities of the Company outstanding. As of the Closing Date, after giving effect to the Reorganization Transactions, there will be no outstanding options, warrants, calls, rights, convertible securities or other agreements or commitments of any character pursuant to which the Company will or may be obligated to issue or sell any issued or unissued shares of its capital stock or other equity securities or to purchase or redeem any shares of its capital stock or other equity securities or make any other payments in respect thereof, and there will be no shares of its capital stock or other equity securities reserved for issuance for any purpose.

                  SECTION 2.06 Subsidiaries.

                  (a) Schedule 2.06(a) hereto sets forth (i) the name of each Subsidiary, (ii) the jurisdiction of incorporation or formation of each Subsidiary, (ii) the authorized, issued and outstanding capital stock or other equity securities of, or ownership interests in, each Subsidiary and (iii) the names of the stockholders, equity holders or holders of ownership interests in each Subsidiary. Except as set forth in Schedule 2.06(a) hereto, the Company does not own, directly or indirectly, or have voting rights with respect to, any capital stock or other equity securities of, or other ownership interests in, any corporation, partnership, limited liability company or other Person or have any direct or indirect interest in any business.

                  (b) Each Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. Each Subsidiary that is a limited partnership is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority as a partnership to own lease and operate its properties and to carry on its business as presently conducted. Each Subsidiary is duly qualified to transact business as a foreign corporation or foreign limited partnership (as the case may be) and is in good standing in each jurisdiction in which the nature of its activities or the character of the properties that it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on such Subsidiary. Schedule 2.06(b) hereto sets forth a correct and complete list of all jurisdictions in which each Subsidiary is duly qualified to transact business as a foreign corporation or foreign limited partnership. The Company has heretofore furnished the Purchaser with a correct and complete copy of the Charter and Bylaws or other organizational document of each Subsidiary.

                  (c) Except as set forth in Schedule 2.06(c) hereto, all of the issued and outstanding shares of capital stock or other equity securities of, or ownership interests in, each Subsidiary (i) have been duly authorized, (ii) are validly issued, (ii) are (in the case of shares of capital stock) fully paid and nonassessable or not subject to any current or future capital calls and (iii) are owned by the Company, directly or indirectly, free and clear of all Liens. None of the issued and outstanding shares of capital stock or other equity securities of, or ownership interests in, any Subsidiary have been issued in violation of, or subject to, any preemptive rights or rights of subscription. All offers, issuances and sales by the Company or any Subsidiary of any shares of the capital stock or other equity securities of, or other ownership interests in, any Subsidiary have been made in compliance with the registration and qualification requirements of all applicable federal and state securities laws. There are no outstanding options, warrants, calls, rights, convertible securities or other agreements or commitments of any character pursuant to which the Company or any Subsidiary is or may be obligated to issue or sell any issued or unissued shares of capital stock or other equity securities of, or ownership interests in, any Subsidiary or to purchase or redeem any shares of capital stock or other equity securities of, or ownership interests in, any Subsidiary or make any other payments in respect thereof, and there are no shares of capital stock or other equity securities of, or ownership interests in, any Subsidiary reserved for issuance for any purpose.

                  SECTION 2.07 Commission Reports. The Company has filed all reports, schedules, statements, forms and other documents required to be filed with the Commission since January 31, 1998 (collectively, the "Commission Reports"), all of which complied as of the filing date (or, in the case of any Commission Report that has been amended, as of the date of amendment) in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and all applicable rules and regulations thereunder. None of the Commission Reports contained as of the filing date (or, in the case of any Commission Report that has been amended, as of the date of amendment) any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Commission Report has been revised or superceded by a later filed Commission Report, none of the Commission Reports contains, and no Commission Report filed after the date of this Agreement and prior to the Closing Date will contain, any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  SECTION 2.08 Financial Statements. Each of the Company's consolidated financial statements (including, in each case, any notes thereto) contained in the Commission Reports (the "Company Financial Statements") comply or will comply as to form in all material respects with applicable accounting requirements of the Commission with respect thereto, was prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto), and fairly presents or will fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and changes in cash flows of the Company and its Subsidiaries for the periods indicated. The total Shareholders Deficit as of June 30, 2001 will not be in excess of $4,103,000. If the Closing occurs after June 30, 2001 then the total Shareholders Deficit as of the Closing Date will not be in excess of an amount equal to the sum of $4,103,000 plus $55,000 for each full calendar month ending after June 30, 2001 (or a pro rata portion of such amount for any partial calendar month) to the Closing Date.

                  SECTION 2.09 Absence of Undisclosed Liabilities. As of September 30, 2000, there were no liabilities or obligations of the Company or any of its Subsidiaries (whether accrued, contingent, absolute or otherwise), except as set forth or referred to on Schedule 2.09 hereto and on the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2000 or the notes thereto contained in the Company's Quarterly Report on Form 10-Q relating to the fiscal quarter then ended (the "Latest Balance Sheet"). Since the date of the Latest Balance Sheet, the Company has not incurred any liabilities or obligations (whether accrued, contingent, absolute or otherwise), except as set forth on Schedule 2.09 hereto and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice after September 30, 2000 which would not have a Material Adverse Effect. Except as set forth on Schedule 2.09 hereto, the Company does not know of any fact or circumstance which would reasonably be expected to permit or give rise to a right of any maker or purchaser of a Mortgage or purchaser of any servicing rights in respect of any Mortgage (x) to demand repurchase of the Mortgage or the servicing rights thereto or (y) to require indemnification in respect thereof.

                  SECTION 2.10 Absence of Certain Changes or Events. Since September 30, 2000, except as contemplated by this Agreement or as set forth in
Schedule 2.10 hereto or in the Commission Reports filed during the period after that date and prior to the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and regular course and in a manner consistent with past practice, and there has not been with respect to the Company or its Subsidiaries (a) any Material Adverse Change or any event, occurrence or development that will result in or could reasonably be expected to result in a Material Adverse Change, or (b) (i) any amendment or other change in its Charter of Bylaws or other organizational document, except as specifically contemplated by this Agreement,

(ii) any issuance, sale, pledge, disposal of or encumbrance or authorization of any such issuance, sale ,pledge, disposal of or encumbrance of, any of the capital stock of the Company or any Subsidiary, (iii) any damage, destruction or loss (whether or not covered by insurance) with respect to any properties or assets of the Company or any Subsidiary, (iv) any creation or imposition of any Lien (other than Permitted Liens) with respect to any properties or assets of the Company or any Subsidiary, (v) any revocation or termination, or any notice of revocation or termination, of any Consents or of any license or authority to conduct business held by the Company or any Subsidiary, (vi) any change in the relationships between the Company or any Subsidiary on the one hand and any Persons with whom they have business relationships that will result in or could reasonably be expected to result in a Material Adverse Change, (vii) any consolidation with or merger with or into, any Person, (viii) any reclassification, combination, split or subdivision of any shares of capital stock of the Company or any Subsidiary, (ix) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company or any redemption, purchase or other acquisition of any of the capital stock or other securities of the Company or any Subsidiary, (x) any sale, lease, transfer or other disposition of any properties or assets of the Company or any Subsidiary, except for (A) Mortgages and real estate owned by the Company or any Subsidiary as a result of the foreclosure of any Mortgage, in each case, sold, transferred or disposed of in the ordinary and regular course of business or (B) assets sold in one or more series of related transactions in an amount not exceeding $15,000 per transaction or series of related transactions, provided that the total of all such transactions shall not exceed $50,000 in aggregate (xi) any acquisition (by merger, consolidation or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof, (xii) any entry into any Contract or transaction (including, but not limited to, any borrowing, issuance of notes or other securities, capital expenditure or sale of assets) other than in the ordinary and regular course of business, (xiii) any entry into any Contract between the Company or any Subsidiary on the one hand and any of their respective directors, officers or key employees on the other hand providing for the employment of any director, officer or key employee or any increase in the compensation, severance or termination benefits payable or to become payable by the Company or any Subsidiary to any such director, officer or key employee, or the making of any loan to or entry into any other material transaction or arrangement with any such director, officer or key employee;
(xiv) any increase in the benefits payable by the Company or any Subsidiary under any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, program or arrangement made to, for or with any of the directors, officers or employees of the Company or any Subsidiary, (xv) any incurrence, assumption or guarantee by the Company or any Subsidiaries of any indebtedness for borrowed money, (xvi) any material labor dispute, (xvii) any change by the Company in its accounting principles, methods or practices, except for any changes required by law or as a result of any mandatory change in accounting standards or (xviii) any agreement or commitment to do any of the foregoing.

                  SECTION 2.11 Purchased Stock; Fairness Opinion. The issuance and sale of the Purchased Stock to the Purchaser have been duly authorized by all necessary corporate action on the part of the Company and, assuming entry of the Confirmation Order, the Purchased Stock, when issued and delivered to and paid for by the Purchaser pursuant to this Agreement, (i) will be validly issued, fully paid and nonassessable and free and clear from all Liens other than those created by the Purchaser, if any, (ii) will not have been issued in violation of, or subject to, any preemptive rights or rights of subscription, or
(iii) will have been made in compliance with the registration and qualification requirements of all applicable federal and state securities laws. The Company has received the opinion of Howard Frazier Barker Elliot Inc., dated as of the date of this Agreement, to the effect that the Reorganization Transactions are fair to the Shareholders from a financial point of view and that the treatment of the Principal Shareholders is less favorable than the treatment of the other Shareholders.

                  SECTION 2.12 Reorganization Plan. The Board of Directors of the Company has unanimously determined to propose a plan of reorganization (the "Reorganization Plan") which will provide for, among other things, (i) the Stock Acquisition and (ii) the Cash Distribution (collectively, the "Reorganization Transactions"). As of the date hereof, the Board of Directors has further unanimously determined to recommend acceptance of the Reorganization Plan by the Shareholders of the Company.

                  SECTION 2.13 Disclosure Statement. The Disclosure Statement and the Schedule 13E-3 shall comply at all relevant times with the applicable requirements of the Exchange Act and the Bankruptcy Code and all other laws, rules, regulations, decrees and orders promulgated thereunder. The Disclosure Statement and Schedule 13E-3, including all information included or incorporated by reference thereto, shall not (i) at any Time of Mailing, (ii) on the date of the confirmation of the Reorganization Plan by the Bankruptcy Court or (iii) on the Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made with respect to any information included in the Disclosure Statement and the Schedule 13E-3 that was furnished by the Purchaser to the Company in writing expressly for use therein.

                  SECTION 2.14 Properties and Assets.

                  (a) Assets Generally. The Company and the Subsidiaries have good and valid title to all material assets owned by them, in each case free and clear of all Liens except (i) mechanics', carriers', workmen's, repairmen's or other like liens arising under applicable law in the ordinary course of business, (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business if the underlying obligations are not overdue for a period of more than 90 days, (iii) Liens for Taxes which are not yet due and payable, (iv) mortgages, liens, security interests and encumbrances which secure debt that is reflected as a liability on the Company Financial Statements and the existence of which is indicated in the notes thereto and (v) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation or the marketability of the assets to which they relate (the mortgages, liens, security interests, encumbrances and imperfections of title described in clauses (i) through (v) above are hereinafter referred to collectively as "Permitted Liens").

                  All the material tangible personal property of the Company and the Subsidiaries has been maintained in all material respects in accordance with the past practice of the Company and the Subsidiaries and generally accepted industry practice. Each item of material tangible personal property of the Company and the Subsidiaries is in all material respects in good working order and is adequate and sufficient for the Company's or Subsidiaries' intended purposes, ordinary wear and tear excepted.

                  This Section 2.14(a) does not relate to real property or interests in real property, such items being the subject of Section 2.14(b).

         (b) Title to Real Property. Schedule 2.14(b) sets forth a complete list of all real property and interests in real property leased by the Company and the Subsidiaries (individually, a "Leased Property") and identifies any material leases relating thereto. The Company or the applicable Subsidiary has good and valid title to the leasehold estates in all Leased Property, free and clear of all Liens and other similar restrictions of any nature whatsoever, except Permitted Liens. The Company and the Subsidiaries own no real property in fee.

                  SECTION 2.15 Mortgages.

                  (a) Schedule 2.15(a) sets forth a complete list of all Mortgages owned by the Company or the Subsidiaries as of February 28, 2001. Except as set forth in Schedule 2.15(a), the Company or the Subsidiaries have good, marketable and indefeasible title to, and are the sole owners and holders of, all such Mortgages free and clear of all Liens. Except as set forth in
Schedule 2.15(a), none of the Company or the Subsidiaries have sold, assigned or otherwise transferred any right or interest in or to the Mortgages and has not pledged the Mortgages as collateral for any loan or obligation or other purpose. Except for Mortgages relating to certain construction loans as to which the total amount the Company is committed to advance and any portion remaining unadvanced is set forth on Schedule 2.15(a), at the time of origination, the proceeds for each of the Mortgages were fully disbursed and none of the Mortgages have any provisions for future advances.

                  (b) Each Mortgage that is owned by the Company or any Subsidiary is the legal, valid and binding obligation of each mortgagor thereunder, enforceable in accordance with its terms against each purported signatory thereof, and not subject to any discount, allowance, set-off, counterclaim, right of rescission, presently pending bankruptcy or other defenses (including the defense of usury) which could result in any claim or loss of value in excess of any applicable Mortgage Reserve Amount. No foreclosure (including any non-judicial foreclosure) or any other legal action has been brought by the Company or the Subsidiaries or, to the knowledge of the Company, any senior lienholder in connection therewith which could result in any claim or loss of value in excess of any applicable Mortgage Reserve Amount. To the knowledge of the Company, each party to the Mortgages other than the Company or the Subsidiaries has the legal capacity to execute such instrument and to convey the property interest purported to be conveyed. Each Mortgage has been duly and properly executed by all applicable mortgagors and none of such Mortgages has been satisfied, cancelled, released, modified or waived, subordinated or rescinded. The material documents pertaining to the Mortgages (including credit underwriting files, servicing files, records of disbursement and accounting records) are in the books and records of the Company or the Subsidiaries, each of such documents is a true and correct original or copy thereof, and such documents are sufficient to enforce the security interest stated therein.

                  (c) Each action taken by the Company or the Subsidiaries with respect to each Mortgage owned by the Company or any Subsidiary and any application, agreement, form, document, letter, notice, statement, and other material used by the Company or the Subsidiaries and, to the knowledge of the Company, in connection with the solicitation, origination, closing, servicing and sale of each such Mortgage complied at all relevant times in all material respects with all state, federal and local laws and regulations, including the Federal Truth-in-Lending Act, the Federal Equal Credit Opportunity Act, the Fair Housing Act, the Fair Credit Reporting Act, and any similar law, regulation or interpretation thereof affecting or regarding the solicitation, origination, closing, servicing, sale or collection of Mortgages. In addition, to the knowledge of the Company, each party to the Mortgages other than the Company or any Subsidiary was also in such compliance.

                  (d) Each of the Mortgages owned by the Company and the Subsidiaries represents a perfected security interest of the priority stated therein, on residential real property, and such Mortgage was properly recorded, and all subsequent assignments of the original Mortgage have been recorded in their appropriate jurisdictions wherein such recordation is necessary to perfect the lien as against creditors, or is in the process of being recorded.

                  (e) Each of the Mortgages owned by the Company and the Subsidiaries which relates to a first priority perfected security interest on residential real property is covered by an ALTA lender's title insurance policy or other form of title insurance generally accepted by lenders in the jurisdiction where the mortgaged property is located and issued by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located. For each of the Mortgages owned by the Company and the Subsidiaries which relates to a perfected security interest on residential real property of less than a first lien priority, the Company or a Subsidiary has obtained a title report issued by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located. Schedule 2.15(e) contains a list of Mortgages of less than first lien priority, including the total amount of all loans secured thereby. Each of the Mortgages owned by the Company or any Subsidiaries is covered by flood insurance if and to the extent required by federal law. Pursuant to the terms of each such Mortgage, to the knowledge of the Company, all improvements upon the mortgaged property are insured by an insurer acceptable to FNMA against loss by fire and such other risks as are customarily insured against.

                  (f) All buildings, improvements and other facilities ("Improvements") on each of the mortgaged properties relating to the Mortgages are located solely within the boundaries of such mortgaged property, and each of the Mortgages is secured solely by such mortgaged property and Improvements. None of the mortgaged properties relating to the Mortgages is subject to any existing, proposed, or to the Company's knowledge, threatened eminent domain proceeding, condemnation proceeding or similar proceeding which could result in the taking of all or part of the mortgaged property. None of the mortgaged properties relating to the Mortgages contains any Hazardous Materials.

                  SECTION 2.16 Contracts.

                  (a) Schedule 2.16(a) hereto contains a correct and complete list of each of the following Contracts to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are or may be bound:

                           (i) all employment, agency, consultation or
                  representation Contracts or other Contracts of any type with any present officer, director, employee, agent, consultant or other similar representative of the Company or any Subsidiary (or former officer, director, employee, agent, consultant or similar representative of the Company or any Subsidiary, if there exists any present or future liability with respect to such Contract, whether now existing or contingent), other than
                  (a) "at will" employment Contracts and (B) any Contract with a consultant or similar representative which provides for aggregate payments by the

                  Company or any Subsidiary of less than $15,000 per annum and is terminable by the Company or any Subsidiary without penalty on not more than 90 days' notice;

                           (ii) all Contracts containing any provision or
                  covenant limiting the ability of the Company or any Subsidiary to engage in any line of business or to compete with or to obtain products or services from any Person;

                           (iii) all partnership, joint venture or similar
                  Contracts;

                           (iv) all Contracts relating to the borrowing of money
                  by the Company or any Subsidiary or providing for any direct or indirect guarantee by the Company or any Subsidiary of any indebtedness of any other Person;

                           (v) all Contracts which by their terms provide for
                  the creation, existence or maintenance of a Lien on any properties or assets of the Company or any Subsidiary;

                           (vi) all leases or subleases of Property and all
                  other leases, subleases or rental or use Contracts, other than any such leases, subleases or Contracts which provide for aggregate payments by the Company or any Subsidiary of less than $15,000 in any year and are terminable by the Company or any Subsidiary without penalty on not more than 90 days' notice;

                           (vii) all Contracts that involve the disposition or
                  acquisition by the Company or any Subsidiary after the date hereof of any material properties or assets not in the ordinary and regular course of business and not in a manner consistent with past practice;

                           (viii) all Contracts (including, but not limited to,
                  those relating to allocations of expenses, personnel, services or facilities) between or among the Company or any Subsidiary on the one hand and any of their respective Affiliates (other than direct or indirect wholly owned Subsidiaries of the Company) on the other hand;

                           (ix) all outstanding proxies, powers of attorney or
                  similar delegations of authority of the Company or any Subsidiary outside the ordinary course of business;

                           (x) all Contracts containing any "change of control"
                  provision or agreement;

                           (xi) all Contracts that involve the payment or
                  potential payment by or to the Company or any Subsidiary of aggregate amounts exceeding $15,000 in any year, other than Contracts which are terminable by the Company without penalty on not more than 90 days' notice; and

                           (xii) all other Contracts that are material to the
                  Company or any Subsidiary or that could prevent, impede or otherwise affect in any material respect the consummation of the transactions contemplated by this Agreement.

                  (b) Prior to the date hereof, the Company has provided or made available to the Purchaser correct and complete copies of all of the Contracts identified or required to be identified in Schedule 2.16(a) hereto or (in the case of oral Contracts) written descriptions of all of the material terms thereof.

                  (c) Each Contract identified or required to be identified on
Schedule 2.16(a) hereto is in full force and effect and constitutes a legal, valid and binding obligation of the Company or the applicable Subsidiary and is enforceable against the Company or the applicable Subsidiary in accordance with its terms. To the knowledge of the Company, each such Contract is a legal, valid and binding obligation of each other party thereto and is enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general application relating to creditors' rights and to general principles of equity. Neither the Company nor, to the knowledge of the Company, any other party to any such Contract is in violation or breach of or default under any such Contract, except any violation, breach or default which could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 2.16(c) hereto, no such Contract contains any provision which prohibits or restricts, or provides that the other party thereto may terminate such Contract in the event or by reason of, the transactions contemplated by this Agreement, or contains any other provision that would be altered or otherwise become applicable by reason of such transactions.

                  SECTION 2.17 Litigation. Except as set forth in Schedule 2.17 hereto, there is no action, suit, inquiry or other proceeding (or, to the knowledge of the Company, investigation) pending or threatened against or affecting the Company or any Subsidiary or any of their respective properties or assets in any court or before any arbitrator or any foreign or United States federal, state or local Governmental Authority (i) which could reasonably be expected to have a Material Adverse Effect or (ii) which questions or seeks to enjoin or prevent or which could otherwise be reasonably expected to affect in any material respect the transactions contemplated by this Agreement. Except as reflected on Schedule 2.17 hereto, there are no pending or threatened complaints filed or asserted by any consumer or by any Governmental Authority against the Company or any Subsidiary regarding any violation of statutory requirements or any consumer protection law or rule.

                  SECTION 2.18 Compliance with Laws and Other Requirements. Except as set forth on Schedule 2.18, neither the Company nor any Subsidiary is in breach or violation of, or default under, any provision of its Charter or Bylaws or in the case of any Subsidiary that is a limited partnership, other organizational document, any term or provision of any note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other instrument or document to which it is a party or by which its properties or assets are or may be bound or, any term of any law, ordinance, statute, rule or regulation of any Governmental Authority, including, without limitation, GNMA, FNMA, FHLMC or the Department of Housing and Urban Development, or of any order, writ, injunction, judgment or decree of any court, arbitrator or Governmental Authority applicable to it or its properties or assets, except for any breach, violation or default which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company does not know of any proposed law, ordinance, statute, rule or regulation of any Governmental Authority which, if enacted or promulgated, could be reasonably expected to have a Material Adverse Effect.

                  SECTION 2.19 Environmental Matters. Except as described in
Schedule 2.19, the Company and the Subsidiaries are in compliance in all material respects with all applicable Environmental Laws. For purposes of the immediately preceding sentence, compliance with Environmental Laws includes, but is not limited to, the possession by the Company and the Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws. The Company and the Subsidiaries are in material compliance with the terms and conditions thereof. Except as described in Schedule 2.19, neither the Company nor any of the Subsidiaries has received written notice of, or is the subject of any facts, circumstances or conditions that could reasonably be expected to result in, any Environmental Claims which has had or, if continued, would have, individually or in the aggregate, a Material Adverse Effect.

                  SECTION 2.20 Taxes. Except as set forth in Schedule 2.20:

                  (a) All material Tax Returns required to be filed on or before the Closing Date by or on behalf of, or in which is required to be reported the income or other items of, the Company or any Subsidiary have been or will be filed within the time prescribed by law (including extensions of time approved by the appropriate taxing authority). Such Tax Returns accurately and completely set forth or will accurately and completely set forth in all material respects all liabilities for Taxes (if any) and any other items (including, but not limited to, items of income, gain, loss, deduction, and credit) required (under applicable tax law) to be reflected or included in such Tax Returns.

                  (b) The Company and each Subsidiary has paid or will pay, on a timely basis, all Taxes of the Company and each such Subsidiary that are due on or before the Closing Date (including, but not limited to, Taxes shown to be due on the Tax Returns described in the preceding paragraph), except those Taxes that are being disputed in good faith and for which adequate provision has been made in the consolidated financial statements of the Company and its Subsidiaries.

                  (c) To the extent required by GAAP, adequate provision has been made by the Company and each Subsidiary on the Latest Balance Sheet for the payment of Taxes due after the Closing Date.

                  (d) As of the date of this Agreement, neither the Company nor any Subsidiary has obtained an extension of time to file any Tax Return. The Company and each Subsidiary will prepare their federal income tax returns, as well as any state, corporate and partnership tax returns, for the tax year ending December 31, 2000, and all subsequent tax years and periods in a timely manner and on a basis consistent with past practice, and the Purchaser shall be given the opportunity to review any such Tax Returns before they are filed.

                  (e) There are no Liens for Taxes upon any of the properties or assets of the Company or any Subsidiary, except Liens for Taxes not yet due.

                  (f) There are no pending audits, actions, proceedings, disputes, claims or, to the knowledge of the Company, investigations with respect to any Taxes payable by or asserted against the Company or any Subsidiary and, to the knowledge of the Company, there is no basis on which any claim for material Taxes can be asserted with respect to the Company or any Subsidiary. Neither the Company nor any Subsidiary has received notice from any taxing authority of its intent to examine or audit any Tax Returns of the Company or any Subsidiary.

                  (g) The taxable year or periods for the assessment of federal income Tax of the Company and its Subsidiaries are closed either by agreement with the Internal Revenue Service or by operation of the applicable statute of limitations for all taxable periods through the taxable period ended December 31, 1996. The taxable years or periods for the assessment of state and local income or franchise Tax of the Company and its Subsidiaries are closed either by agreement with the appropriate taxing authority or by application of the applicable statute of limitations for all periods through the taxable period ended December 31, 1996. Neither the Company nor any Subsidiary (i) has given or been requested to give waivers of any statute of limitations relating to the payment of Taxes for taxable periods for which the applicable statutes of limitations have not expired or (ii) has made any election which would result or has resulted in an adjustment under Section 481 of the Internal Revenue Code.

                  (h) The Company and its Subsidiaries are not and have not been subject to tax in any jurisdiction outside the United States.

                  (i) No agreements relating to allocation or sharing of, or liability or indemnification for, Taxes exist (i) among the Company and any of the Subsidiaries or (ii) among the Company and any of its Shareholders or Affiliates.

                  (j) All Taxes required to be withheld, collected or deposited by the Company or any Subsidiary (including, but not limited to, amounts paid or owing to any employee, creditor, independent contractor or other Person) have been timely withheld, collected or deposited and, to the extent required, have been timely paid to the relevant taxing authority.

                  (k) Neither the Company nor any Subsidiary has filed a consent pursuant to Section 341(f) of the Internal Revenue Code or agreed to have
Section 341(f)(2) of the Internal Revenue Code apply to any disposition of a
Section 341(f) asset (as such term is defined in Section 341(f)(4) of the Internal Revenue Code).

                  (l) Neither the Company nor any Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Internal Revenue Code.

                  (m) Neither the Company nor any Subsidiary has ever been a member of an affiliated group of corporations (as defined in Section 1504(a) of the Internal Revenue Code) other than the group of which the Company is currently the common parent. Neither the Company nor any Subsidiary is or will be liable for the Taxes of any other corporation by reason of being a member of any such affiliated group other than any corporation which is a member of the group of which the Company currently is the common parent.

                  SECTION 2.21 Employee Benefit Plans.

                  (a) Schedule 2.21(a) sets forth a true, complete and correct list of all "employee benefit plans" (as defined in Section 3(3) of ERISA) and any other employee benefit plans, arrangements, agreements or payroll practices (including, without limitation, severance pay, vacation pay, company awards, salary continuation for disability, profit sharing, hospitalization, sick leave, deferred compensation, bonus or other incentive or executive compensation, fringe benefit and stock purchase plans, agreements, arrangements practices or policies) maintained by the Company or any Subsidiary or to which the Company or any Subsidiary contributes or is obligated to contribute with respect to employees of the Company or any Subsidiary or with respect to which the Company or any Subsidiary has any liability or reasonable expectation of liability (collectively, the "Employee Benefit Plans"). The term "Employee Benefit

Plan" also includes any of the aforementioned benefits that are provided through plans or programs sponsored by Administaff Companies, Inc. ("Administaff"), but only to the extent that such benefits are provided to individuals providing services for the Company or a Subsidiary. Schedule 2.21(a) sets forth the name, current annual compensation rate (including bonus and commissions), title and current base salary rate of the 10 most highly compensated present employees of the Company or any Subsidiary. There is no trade or business (whether or not incorporated) which is under common control, or treated as a single employer, with the Company or any Subsidiary under Section 414 of the Internal Revenue Code or ERISA Section 4001 (other than the group of which the Company is the common parent). Except as set forth on Schedule 2.21(a), neither the Company nor any Subsidiary is subject to any legal, contractual, equitable or other obligation (nor have they any formal plan or commitment, whether legally binding or not) to enter into any form of compensation or employment agreement or to establish any employee benefit plan of any nature, including (without limitation) any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, deferred compensation or incentive or executive compensation plan, policy or practice or to modify or change any existing Employee Benefit Plan. No Employee Benefit Plans cover persons employed outside of the United States. No Employee Benefit Plans are subject to Section 4063 or 4064 of ERISA. No Employee Benefit Plans are "multiemployer plans" as defined in
Section 3(37) of ERISA (collectively, the "Multiemployer Plans"). No Employee Benefit Plans provide for medical or other insurance benefits to current or future retired employees or former employees of the Company or any Subsidiary after termination of employment (other than as required by Section 4980B of the Internal Revenue Code and at the former employee's own expense). No Employee Benefit Plan is a "defined benefit plan" as defined in Section 3(35) of ERISA, or a "pension plan" as defined in Section 3(2) of ERISA, except as noted in
Schedule 2.21(a). No under-funded pension plan subject to Section 412 of the Internal Revenue Code has been terminated by or transferred out of the Company or any Subsidiary. Neither the Company nor any Subsidiary has participated in or contributed to, or had an obligation to contribute to, any Multiemployer Plan and has no withdrawal liability with respect to any Multiemployer Plan.

                  (b) Each of the Employee Benefit Plans intended to qualify under Section 401 of the Internal Revenue Code (collectively, the "Qualified Plans") so qualifies, has been maintained in compliance with, and currently complies with, all qualifications requirements of the Internal Revenue Code in form and operation and nothing has occurred with respect to the operation of any such plan which could cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Internal Revenue Code. Any entity maintained or contributed to by the Company or any Subsidiary and which is intended to be an association described in Section 501(c)(9) of the Internal Revenue Code is exempt from federal income Tax under Section 501(a) of the Internal Revenue Code.

                  (c) To the knowledge of the Company, all contributions and premiums required by law or by the terms of each Employee Benefit Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto).

                  (d) There has been no "reportable event," as that term is defined in Section 4043 of ERISA and the regulations thereunder, with respect to any of the Qualified Plans which would require the giving of notice, or any event requiring notice to be provided, under Section 4063(a) of ERISA.

                  (e) There has been no violation of ERISA that could result in a material liability with respect to the filing of applicable returns, reports, documents or notices regarding any of the Employee Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Employee Benefit Plans.

                  (f) The Company has delivered to the Purchaser (i) the employee booklets from Administaff that describe the benefits that Administaff provides to its employees who are leased to the Company and its Subsidiaries, and (ii) the contract between Administaff and Mortgage Portfolio Services, Inc. These booklets describe each and every benefit plan, program or practice applicable to such leased employees.

                  (g) There are no pending actions, suits or proceedings which have been asserted, instituted or overtly threatened against any Employee Benefit Plan, the assets of any such plan or the Company, or the plan administrator or fiduciary of any Employee Benefit Plan with respect to the operation of any such plan (other than routine, uncontested benefit claims), and there are no facts or circumstances which could reasonably be expected to form the basis for any such action, suit or proceeding. Neither the Company nor any Subsidiary nor any fiduciary of any plan which is not a Multiemployer Plan has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Internal Revenue Code.

                  (h) Each of the Employee Benefit Plans has been maintained and administered, in all material respects, in accordance with its terms and all provisions of applicable Legal Requirements, including, but not limited to, the requirements with respect to leased employees, as defined in Section 414(n) of the Internal Revenue Code. There has been no breach or violation of or default under any Employee Benefit Plan that will subject the Company or any Subsidiary or such Employee Benefit Plan to any taxes, penalties or claims. All amendments and actions required to bring each of the Employee Benefit Plans into conformity with all of the applicable provisions of ERISA and other applicable Legal Requirements have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date and are disclosed on Schedule 2.21(h).

                  (i) Each Employee Benefit Plan complies in all material respects with all applicable requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder; (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder;
(iii) the health care continuation provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"); (iv) the Health Insurance Portability and Accountability Act of 1996 ("HIPPA"); and (v) the Medicare Secondary Payor Provisions of Section 1862(b) of the Social Security Act.

                  (j) Except as set forth on Schedule 2.21(j), the Company is not a party to any agreement, contract or arrangement that would result in the payment of any "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code.

                  (k) Except as set forth in Schedule 2.21(k) hereto, the Company will not have, by reason of the transactions contemplated by this Agreement, any obligation to make any payment to any employee pursuant to any Employee Benefit Plan.

                  (l) Except as set forth on Schedule 2.21(l), the Company (or, if applicable, any Subsidiary) has the right to, in any manner, and without the consent of any employee, beneficiary or dependent, employees' organization or other Person, terminate, modify or amend any of the Employee Benefit Plans (or its participation in any such Employee Benefit Plans) at any time sponsored, maintained or contributed to by the Company (or Subsidiary, if applicable), effective as of any date before, on or after the Closing Date except to the extent that any retroactive amendment would be prohibited by Section 204(g) of ERISA or would adversely affect a vested accrued benefit or a previously granted award under any such plan not subject to Section 204(g) of ERISA.

                  SECTION 2.22 Labor Matters. Except as set forth on Schedule 2.22, (i) neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by them nor does the Company know of any activities or proceedings of any labor union to organize any such employees and (ii) there are no unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board.

                  SECTION 2.23 Permits. Except as set forth in Schedule 2.23 hereto, the Company and its Subsidiaries own or validly hold all licenses, franchises, permits, approvals, authorizations, exemptions, classifications, certificates, registrations and similar documents or instruments (collectively, "Permits") that are required in connection with the conduct of their respective businesses, including, but not limited to, Permits required under Environmental Laws, except in cases where the failure to own or hold such Permits, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All Permits owned or held by the Company or any Subsidiary are valid and in full force and effect. No proceeding is pending or threatened which could result in the revocation or termination of any such Permits, and the Company knows of no basis on which any such proceeding could be commenced. Except as set forth on Schedule 2.23, the consummation of the transactions contemplated by this Agreement will not affect the continued validity, effectiveness or terms and conditions of all Permits owned or held by the Company or the Subsidiaries.

                  SECTION 2.24 Insurance. Schedule 2.24 sets forth true and correct summaries of all liability and other insurance policies maintained by the Company and its Subsidiaries, and accurately states the coverages, deductible amounts and carriers of each such insurance policy. All such insurance policies are in full force and effect and no notice of cancellation or termination has been received with respect to any such policy. All such insurance policies are maintained with reputable and, to the knowledge of the Company, financially sound insurance companies and associations. There are no circumstances known to the Company that would enable any insurance company or association to avoid liability under any of the insurance policies maintained by the Company or any Subsidiary, other than pursuant to express exclusions and limitations of such policies. The coverage provided by such insurance policies with respect to events occurring prior to the Closing Date will not be affected in any manner by, and will not terminate or lapse by reason of, any of the transactions contemplated by this Agreement. The loss, damage or destruction of any properties and assets of the Company or its Subsidiaries which are not fully covered by insurance would not have a Material Adverse Effect.

                  SECTION 2.25 Transactions with Affiliates. Except as set forth in Schedule 2.25 hereto, since September 30, 2000, neither the Company nor any Subsidiary has purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or guaranteed or otherwise become liable for any indebtedness or other obligations of, or acquired any capital stock, obligations or securities of, or made any management, consulting or similar fee arrangement with, or entered into or consummated any other material transaction, agreement or arrangement with or for the benefit of, any officer, director or employee of the Company or any of its Affiliates, other than compensation and benefits (including travel advances) provided to any such officer, director or employee in the ordinary course of business and consistent with past practice. No Affiliate of the Company or an Subsidiary (other than the Company or any Subsidiary) has any direct or indirect ownership interest in any Person in which the Company or any Subsidiary has any direct or indirect ownership interest or with which the Company or any Subsidiary competes or has a business relationship.

                  SECTION 2.26 Absence of Certain Business Practices. Neither the Company nor any of its Affiliates, directors, officers, employees or agents has, directly or indirectly, given or agreed to give any gift or similar benefit to any competitor or governmental employee or official (domestic or foreign) which could reasonably be expected to subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

                  SECTION 2.27 Disclosure. The representations and warranties by the Company contained in this Agreement, and the statements contained in any Schedule required hereby or any other document, certificate or other writing delivered or to be delivered by or on behalf of the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, do not and will not contain any untrue statement of a material fact, and do not and will not omit to state any material fact required in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

                  SECTION 2.28 Brokers' or Finders' Fees. Except as set forth in
Schedule 2.28 hereto, no broker, finder or investment banker is entitled to any brokerage or finder's fee or other fees or commissions in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                     OF SFS

                  SFS hereby represents and warrants to the Purchaser as follows:

                  SECTION 3.01 Organization and Qualification. SFS is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its organization and has all requisite corporate power and authority to own, lease and operate its properties. SFS is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified or in good standing could affect in any manner the performance by it of its obligations under this Agreement or the Centex Note.

                  SECTION 3.02 Authority; Binding Effect. SFS has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Centex Note and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Centex Note by SFS has been duly and validly authorized by all necessary corporate action on the part of SFS, and no other corporate proceedings or shareholder actions on the part of or with respect to SFS is necessary to authorize this Agreement and the Centex Note, the performance by it of its obligations hereunder and thereunder or the consummation by it of the transactions contemplated hereby and thereby. This Agreement has been, and as of the Closing Date the Centex Note will be, duly executed and delivered by SFS and constitute the legal, valid and binding obligation of SFS, enforceable against it in accordance with the terms hereof. SFS holds, and at the Closing Date will hold, the SFS Loan free and clear of all Liens.

                  SECTION 3.03 Absence of Conflicts. The execution and delivery by SFS of this Agreement and the Centex Note, the performance by SFS of its obligations hereunder and thereunder and the consummation by SFS of the transactions contemplated hereby and thereby will not (i) conflict with, or result in any violation or breach of, any provision of the Charter or Bylaws of SFS, (ii) conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void, voidable or without further effect, any term or provision of any note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other instrument or document to which SFS is a party or by which its properties or assets are bound or (iii) conflict with, or result in any violation of, any law, ordinance, statute, rule or regulation of any Governmental Authority or of any order, writ, injunction, judgment or decree of any court, arbitrator or Governmental Authority applicable to SFS or its properties or assets.

                  SECTION 3.04 Governmental Consents and Filings. There is no requirement applicable to SFS to obtain any Consent of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by SFS of this Agreement and the Centex Note, the due performance by SFS of its obligations hereunder and thereunder or the lawful consummation by SFS of the transactions contemplated hereby and thereby.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

                  The Purchaser hereby represents and warrants to the Company and SFS as follows:

                  SECTION 4.01 Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted.

                  SECTION 4.02 Authority; Binding Effect. The Purchaser has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Purchaser of this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and no other corporate proceedings or shareholder actions on the part of or with respect to the Purchaser are necessary to authorize this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser, enforceable against it in accordance with the terms hereof.

                  SECTION 4.03 Absence of Conflicts. The execution and delivery by the Purchaser of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby will not (i) conflict with, or result in any violation or breach of, any provision of the Charter or Bylaws of the Purchaser, (ii) conflict with, result in any violation or breach of, or constitute a default under, any term or provision of any note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other instrument or document to which the Purchaser is a party or by which its properties or assets are or may be bound or (iii) conflict with, or result in any violation of, any law, ordinance, statute, rule or regulation of any Governmental Authority or of any order, writ, injunction, judgment or decree of any court, arbitrator or Governmental Authority applicable to the Purchaser or its properties or assets.

                  SECTION 4.04 Governmental Consents and Filings. There is no requirement applicable to the Purchaser to obtain any Consent of, or to make or effect any declaration, filing, or registration with, any Governmental Authority for the valid execution and delivery by the Purchaser of this Agreement, the due performance by the Purchaser of its obligations hereunder or the lawful consummation by it of the transactions contemplated hereby.

                  SECTION 4.05 Purchase for Investment.

                  (a) The Purchaser is an "accredited investor" for purposes of Regulation D under the Securities Act and is acquiring the Purchased Securities at the Closing for investment for its own account, and not with a view to selling or otherwise distributing the Purchased Securities in violation of the Securities Act. Purchaser's principal executive office is located at the address set forth in Section 11.02 of this Agreement.

                  (b) The Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company, and it is able financially to bear the risks thereof.

                  (c) The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has received (or had made available to it) any financial and business documents requested by it.

                  (d) The Purchaser understands that (i) the Purchased Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to section 4(2) thereof or Rule 506 under the Securities Act, (ii) the Purchased Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Purchased Securities will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect.

                  SECTION 4.06 Disclosure Statement. None of the information furnished by the Purchaser in writing expressly for use in the Disclosure Statement shall contain any untrue statement of a material fact or omit to state any material fact required in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  SECTION 4.07 Brokers' or Finders' Fees. The Purchaser has not authorized any broker, finder or investment banker to act on its behalf in connection with this Agreement or the transactions contemplated hereby in such a manner as to give rise to a valid claim against the Company or SFS for any brokerage or finder's fee or other fees or commissions.

                  SECTION 4.08 Share Ownership. The Purchaser beneficially owns 117,500 shares of the Company's Common Stock.

                                    ARTICLE V

                          REORGANIZATION SOLICITATION;
                               BANKRUPTCY MATTERS

                  SECTION 5.01 Solicitation Materials; Solicitation of Acceptances.

                  (a) As promptly as practicable following the date hereof, the Company (1) shall prepare, file with the Commission and distribute to the Shareholders (i) a letter to such Shareholders, (ii) the Disclosure Statement and (iii) the form of acceptance of the Reorganization Plan to be executed by such Shareholders (collectively, the "Solicitation Materials") and (2) shall prepare and file with the Commission the Schedule 13E-3 pursuant to the Exchange Act. The aforementioned letter to the Shareholders, the Disclosure Statement and the Schedule 13E-3 shall contain the recommendation of the Board of Directors of the Company that the Shareholders give their acceptance to the Reorganization Plan, unless such recommendation has been withdrawn or modified because the Overbid Termination

Conditions have been met. The Solicitation Materials and the Schedule 13E-3 will comply as to form with all applicable requirements of the Exchange Act and the Bankruptcy Code and all other laws, rules, regulations, decrees and orders promulgated thereunder.

                  (b) In preparing the Solicitation Materials and the Schedule 13E-3, the Company shall use its reasonable best efforts to (i) obtain and furnish all information required to be included therein under the Exchange Act and the Bankruptcy Code and all other laws, rules, regulations, decrees and orders promulgated thereunder, (ii) file with the Commission pursuant to the Exchange Act preliminary copies of the Solicitation Materials and the Schedule 13E-3 for review and comment, (iii) respond promptly to any comments made by the Commission with respect to preliminary copies of the Solicitation Materials and the Schedule 13E-3 and (iv) have the Solicitation Materials cleared with the Commission at the earliest practical date. The Purchaser and its counsel shall be given a reasonable opportunity to review and comment upon the Solicitation Materials and the Schedule 13E-3 prior to the time they are filed with the Commission. The Company shall provide the Purchaser and its counsel with a copy of any written comments or telephonic notification of any verbal comments that are received by the Company or its counsel from the Commission or its staff with respect to the Solicitation Materials or the Schedule 13E-3 and shall further provide the Purchaser and its counsel with a copy of any written responses and telephonic notification of any verbal responses by the Company or its counsel.

                  (c) If at any time prior to the Closing Date any fact, event or development relating to the Company or any of its Affiliates is discovered by the Company which is required under applicable law to be set forth in a supplement to the Disclosure Statement or an amendment to and the Schedule 13E-3, the Company shall prepare, file with the Commission or the Bankruptcy Court, use its reasonable best efforts to cause the Bankruptcy Court to approve, and disseminate to the Shareholders any such supplements and amendments in accordance with applicable law.

                  (d) The Company shall use its reasonable best efforts to obtain the requisite number of acceptances of the Reorganization Plan from Shareholders in order to meet all applicable requirements with respect to accepting classes of claims and interests under Section 1126 of the Bankruptcy Code.

                  SECTION 5.02 Certain Documents and Motions.

                  (a) As promptly as practicable after the successful completion of the Reorganization Solicitation, the Company shall commence the Bankruptcy Case in the United States Bankruptcy Court for the Northern District of Texas; provided, however, that in no event will the Company be obligated to commence the Bankruptcy Case until the first Business Day after the date on which the Company shall have obtained the requisite number of acceptances from Shareholders with respect to the Reorganization Plan in order to meet all applicable requirements with respect to accepting classes of claims and interests under Section 1126 of the Bankruptcy Code.

                  (b) Promptly upon the commencement of the Bankruptcy Case, and in no event later than five Business Days thereafter, the Company shall (i) file the Disclosure Statement and the Reorganization Plan and the certification of votes for acceptance or rejection of the Reorganization Plan with the Bankruptcy Court and (ii) seek from the Bankruptcy Court, and take all steps necessary to obtain, a hearing at the earliest practicable date for approval of the Reorganization Solicitation and confirmation of the Reorganization Plan.

                  (c) Promptly upon the commencement of the Bankruptcy Case, and in no event later than five Business Days thereafter, the Company shall file the Interim Motion with the Bankruptcy Court and shall use its reasonable best efforts to cause the Bankruptcy Court to enter the Interim Order.

                  SECTION 5.03 Reorganization Proceedings.

                  (a) The Company shall use its reasonable best efforts to obtain confirmation of the Reorganization Plan by the Bankruptcy Court using the acceptances of the Reorganization Plan received by the Company pursuant to the Reorganization Solicitation.

                  (b) The Company shall comply with the Bankruptcy Code and all other laws, rules, regulations, decrees and orders promulgated thereunder in connection with obtaining confirmation of the Reorganization Plan and all other matters in connection with the Bankruptcy Case. Without limiting the generality of the foregoing, the Company shall promptly prepare and file with the Bankruptcy Court all motions, schedules, statements of financial affairs, reports, and all other papers and filings required by the Bankruptcy Code and all other applicable laws, rules, regulations, orders or decrees (the "Bankruptcy Filings"). The Purchaser and its counsel shall be given a reasonable opportunity to review and comment upon the Bankruptcy Filings prior to the time they are filed with the Bankruptcy Court.

                  (c) The extent, method, and means of notice of the filing of the Bankruptcy Case and meetings of creditors, hearings, objection dates, bar dates for filing proofs of claims or interests, the hearing on approval of the Reorganization Solicitation and the confirmation of the Bankruptcy Plan, and other significant events in connection with the Bankruptcy Case, given to creditors, parties in interest, and other parties entitled or expected to receive any such notice, shall be decided by the Company in consultation with, and subject to the approval of, the Purchaser.

                  (d) The Company shall use its reasonable best efforts to obtain, and shall not take, or omit to take, any action which could reasonably be expected to prevent or impede, or result in the revocation of, (i) the confirmation of the Reorganization Plan, (ii) a full and complete discharge of all debts of the Company (to the fullest extent possible under Section 1141(d) of the Bankruptcy Code), except as otherwise specifically provided in the Reorganization Plan, and (iii) the vesting upon the entry of the Confirmation Order of the property of the Company in the reorganized entity free and clear of all claims and interests of creditors and equity security holders in accordance with the Reorganization Plan. To the extent that the Reorganization Plan requires the Company to take any action in the Bankruptcy Case, including, but not limited to, designating executory contracts to be assumed or rejected and making elections concerning treatment of claims, the Company shall take such action after consultation with and, in the case of any election to be made, obtaining the approval of the Purchaser.

                  (e) The Reorganization Plan will be in the form attached as Exhibit A hereto with such changes therein as shall be approved by the Company and by the Purchaser, in each case in such party's reasonable discretion. The Company shall not consent to any amendment or supplement to, or modification of, the Reorganization Plan or the Disclosure Statement that purports to effect any change in the terms or conditions of the transactions contemplated by this Agreement which is, in the reasonable judgment of the Purchaser, unfavorable to it or any change in the manner in which the total payments and distributions under the Reorganization Plan is allocated among Shareholders without the prior written consent of the Purchaser. The Company agrees that it will not impair (within the meaning of Section 1124 of the Bankruptcy Code) the treatment of SFS's claims arising out of the SFS Loan pursuant to the Reorganization Plan without the prior written consent of SFS. The Company hereby acknowledges and agrees that (i) the amount owed by the Company under the SFS Loan as of February 28, 2001 was $7,710,038.99, consisting of $7,101,801.99 of principal and
$608,237.00 of accrued and unpaid interest, (ii) the Company has no defenses, setoffs, counterclaims or recoupments to, against or in respect of the SFS Loan except for any rights of offset that may hereafter arise pursuant to this Agreement and (iii) in entering into and performing its obligations under this Agreement, SFS is and will be relying on, among other things, the foregoing acknowledgements set forth in this sentence.

                  SECTION 5.04 Securities Laws. The Company shall comply with all filing and other requirements of the Exchange Act, and the rules and regulations thereunder, and any other applicable federal or state securities laws, rules or regulations in connection with the Reorganization Solicitation and the consummation of the Reorganization Transactions.

                                   ARTICLE VI

                                CERTAIN COVENANTS

                  SECTION 6.01 Conduct of Business. From the date hereof until the Closing Date, the Company and its Subsidiaries shall conduct their businesses in the ordinary and regular course of business and consistent with past practice and shall use their reasonable best efforts to preserve intact the business organizations of the Company and its Subsidiaries, to keep available the services of their present officers and employees and maintain their present relationships with Governmental Authorities and other Persons having business relationships with the Company or any Subsidiary. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, except as provided in this Agreement or the Reorganization Plan, neither the Company nor any Subsidiary shall, directly or indirectly, do, or propose or commit to do, any of the following without the prior written consent of the Purchaser:

                  (a) amend or make any other change in its Charter or Bylaws or other organization documents, except as specifically contemplated by this Agreement;

                  (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock or other equity securities of, or ownership interests in, the Company or any Subsidiary or any options, warrants, calls or other rights to acquire any shares of capital stock or other equity securities of, or ownership interests in, the Company or any Subsidiary;

                  (c) sell, lease, transfer or otherwise dispose of any material properties or assets of the Company or any Subsidiary (whether or not reflected on the books of the Company or any Subsidiary and whether real, personal or mixed, tangible or intangible) except for (A) Mortgages and real estate owned by the Company or any Subsidiary as a result of the foreclosure of any Mortgage, in each case, sold, transferred or disposed of in the ordinary and regular course of business or (B) assets sold in one or more series of related transactions in an amount not exceeding $15,000, provided that the total of all such transactions shall not exceed $50,000 in aggregate;

                  (d) consolidate with, or merge with or into, any Person;

                  (e) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company or redeem, purchase or otherwise acquire any capital stock or other equity interests of, or ownership interests in, the Company or any Subsidiary;

                  (f) reclassify, combine, split or subdivide any shares of the capital stock of the Company or any Subsidiary;

                  (g) incur or assume any indebtedness for borrowed money or issue any debentures, notes or other debt securities or assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, except in connection with the origination of Mortgages in the ordinary and regular course of business and consistent with past practice;

                  (h) make any loans, advances or capital contributions to, or investments in, any other Person, except in connection with the origination of Mortgages in the ordinary and regular course of business and consistent with past practice;

                  (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof;

                  (j) create or incur any Liens upon the properties or assets of the Company or any Subsidiary or suffer to exist any such Liens (other than Permitted Liens), except in connection with the origination of Mortgages in the ordinary and regular course of business and consistent with past practice;

                  (k) enter into any Contracts or commitments or engage in any transactions not in the ordinary and regular course of business and consistent with past practice, including, without limitation, opening any new business locations (including any net branch arrangement) or entering into any Contracts or commitments to do the same;

                  (l) engage in any transactions with any Affiliate (other than transactions between the Company and any of its direct or indirect wholly owned Subsidiaries), except on terms and conditions at least as favorable to the Company as those that would apply in the case of a similar arms'-length transaction;

                  (m) enter into any agreement, arrangement or understanding with any director, officer or key employee of the Company or any Subsidiary providing for the employment of any such director, officer or key employee or any increase in the compensation, severance or termination benefits payable or to become payable by the Company or any Subsidiary to any such director, officer or key employee or make any loan to or enter into any other material transaction or arrangement with any such director, officer or key employee;

                  (n) increase the benefits payable by the Company or any Subsidiary under, enter into or adopt any new, or amend any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, program or arrangement made to, for or with any of the directors, officers or employees of the Company or any Subsidiary;

                  (o) fail to keep all of the properties and assets of insurable character of the Company or any Subsidiary insured in accordance with the past practices of the Company;

                  (p) cancel or compromise any material claim, waive or release any material rights or change or terminate any material Contract of the Company or any Subsidiary, except in the ordinary and regular course of business and consistent with past practice; (q) fail to maintain in full force and effect all Permits that are required in connection with the conduct of the businesses of the Company or any Subsidiary;

                  (r) change the accounting principles or methods of the Company or any Subsidiary, except as required by law or as a result of any mandatory change in accounting standards;

                  (s) fail to maintain the books and records of the Company or any Subsidiary in the usual, regular and ordinary manner;

                  (t) make any tax elections or settle or compromise any income tax liability, except in the ordinary and regular course of business and consistent with past practice;

                  (u) prior to the Closing Date, take any action which would cause any representation or warranty of the Company contained in this Agreement to be untrue or incorrect as of the date when made or (except in the case of representations and warranties made as of a specific date) as of any future date; and

                  (v) authorize, or commit or agree to take, any of the foregoing actions.

                  SECTION 6.02 Other Proposals.

                  (a) From the date hereof until the Closing Date, the Company shall not, and shall use its best efforts to ensure that its Affiliates, directors, officers, agents or other representatives (including, but not limited to, any investment banker, financial advisor, attorney or accountant) do not, directly or indirectly initiate any contact with, solicit, encourage or enter into or continue any negotiations, understandings or agreements with any Third Party with respect to, or in connection with, or furnish or disclose any non-public information regarding the Company or its Subsidiaries or their respective businesses to any Third Party in connection with, any Acquisition Proposal. Notwithstanding the foregoing, to the extent required by the fiduciary obligations of the Board of Directors of the Company after consultation with legal counsel, (i) the

Company may, in response to an unsolicited request therefor, furnish non-public information with respect to the Company or its Subsidiaries or their respective businesses to any Qualified Third Party pursuant to a customary confidentiality agreement having terms no less favorable to the Company than those in the Confidentiality Agreement and discuss such information (but not any Acquisition Proposal and not any non-public information relating to the structure of the transactions contemplated hereby) with such Qualified Third Party and (ii) upon receipt by the Company of an Acquisition Proposal from a Qualified Third Party, if (A) the Company has complied fully and in a timely manner with its obligations to notify the Purchaser of the receipt of such Acquisition Proposal (and the identity of the offeror and the material terms of such proposal) in accordance with Section 6.02(b) hereof, (B) the Board of Directors of the Company has reasonably determined that such Acquisition Proposal, if consummated, would constitute an Overbid Transaction and (C) the Company has delivered a written notice to the Purchaser (an "Overbid Notice") advising it of the foregoing determination by the Board of Directors (which notice shall be accompanied by copies of the form of definitive agreement or other documentation proposed to be entered into in connection with the Acquisition Proposal, if any are then prepared), the Company may participate in discussions and negotiations with such Qualified Third Party regarding such Acquisition Proposal. Furthermore, if (v) the Company has delivered an Overbid Notice to the Purchaser (after compliance in full with each of the conditions precedent to the delivery of such a notice set forth in clauses (i) and (ii) of the immediately preceding sentence), (w) the Purchaser shall not have delivered to the Company within ten calendar days after receipt of such Overbid Notice a written offer (a "Topping Offer") to amend the terms of this Agreement in order to provide for consideration having a value at least $100,000 greater than the value of the consideration provided for under the Acquisition Proposal to which such Overbid Notice relates, (it being understood and agreed that, if the Purchaser does deliver a Topping Offer to the Company, the Company shall immediately cease to participate in discussions or negotiations with such Qualified Third Party regarding such Acquisition Proposal, unless and until the conditions precedent to engaging in such discussion or negotiations specified in this Section 6.02(a) are satisfied by a proposal thereafter submitted by such Qualified Third Party),
(x) the terms of the Acquisition Proposal shall not have been modified in a manner adverse to the Company or the Shareholders after the date of the Overbid Notice (it being understood and agreed that the Company shall promptly advise the Purchaser in writing of the nature of any change in the terms thereof), (y) the Company shall have paid or shall have arranged for the payment of the Termination Fee to the Purchaser in accordance with Section 9.03 and the Company shall have paid or shall have arranged for the payment of the notes referred to in Sections 1.02(b) and 1.02(c) and (z) the Company shall have taken all action on its part required to cause the Earnest Money Escrow Agent to deliver the Earnest Money Deposit to the Purchaser (the conditions set forth in clauses (v), (w), (x), (y) and (z) above being hereinafter collectively referred to as the "Overbid Termination Conditions"), the Company may terminate this Agreement and enter into an agreement with a Qualified Third Party with respect to or in connection with an Overbid Transaction. It is expressly understood and agreed that, if any Affiliates, directors, officers, agents or other representatives (including, but not limited to, any investment banker, financial advisor, attorney or accountant) of the Company, whether or not such persons are purporting to act on behalf of the Company, engage in any conduct involving the furnishing of information to, the solicitation of, or participation in discussions or negotiations with, a Third Party which, if performed by the Company, would constitute a breach of the provisions of this Section 6.02(a), then, notwithstanding anything to the contrary contained herein, such Third Party shall not be deemed a Qualified Third Party for purposes of this Agreement.

                  (b) In the event the Company shall directly or indirectly receive any offer, proposal or inquiry regarding an Acquisition Proposal, the Company shall notify the Purchaser prior to the close of the same Business Day upon which it receives such offer, proposal or inquiry (or if an offer, proposal or inquiry is received after the close of business on a Business Day or on a day that is not a Business Day, as promptly as practicable after receipt but in no event later than 10:00 a.m. on the next Business Day) and shall, in any such notice to the Purchaser, indicate the identity of the offeror and all of the material terms of such offer, proposal or inquiry.

                  (c) The Company shall not modify, or release any Third Party from any confidentiality or standstill agreement to which the Company or any Subsidiary is a party (exclusive of those in which the Company is solely the recipient rather than the provider of confidential information).

                  SECTION 6.03 Access to Information; Audit Rights.

                  (a) From the date hereof until the Closing Date, the Company shall permit the Purchaser, and its Affiliates, directors, officers, agents or other representatives to make a full investigation of the business, prospects, properties, financial condition and results of operations of the Company and its Subsidiaries and will afford the Purchaser and such representatives full access to the offices, buildings, real properties, records, files, books of account, tax returns, agreements and commitments, record books and stock books of the Company and its Subsidiaries and to their directors, officers, independent accountants, agents and other representatives, at such reasonable times and as often as the Purchaser may reasonably request. Upon request by the Purchaser, the Company shall request its present and former independent accountants to afford the Purchaser and its representatives access to all accountants' working papers for all audits and reviews of the financial statements of the Company and its Subsidiaries. The Company shall afford to the Purchaser and its representatives access to all such further information relating to the business, prospects, properties, financial condition and results of operations as the Purchaser or such representatives may reasonably request. No investigation pursuant to this Section 6.03 shall affect any representations or warranties made by the Company in this Agreement or the conditions to the obligations of any party hereto to consummate the transactions contemplated hereby. The provisions of the Confidentiality Agreement shall apply to any information provided to the Purchaser, or its Affiliates, directors, officers, agents or other representatives, pursuant to this Section 6.03; provided, however, that as of the Closing Date, the Confidentiality Agreement shall terminate and be of no further force and effect.

                  (b) No later than three Business Days prior to the proposed Closing Date, the Company shall deliver to the Purchaser a certificate of the chief financial officer of the Company setting forth (i) a calculation of the amount of the Company's total Shareholders Deficit and of the Company's Payables, in each case as of the most recent practicable date (which, if the Closing is to occur on or after the fifteenth calendar day of a month, shall not be earlier than the end of the most recently completed calendar month) and (ii) an estimate of the total amount of all losses to be incurred by the Company from the date of the calculation of total Shareholders Deficit referred to in clause
(i) above to the proposed Closing Date. The foregoing certificate shall include supporting calculations in reasonable detail for all amounts shown thereon and, in the case of any estimates, shall state that such estimates are based upon the best information currently available to management of the Company. In addition to the rights set forth in paragraph (a) above, the Purchaser may audit the books and records of the Company to, among other things, ensure compliance with the Company's representations and warranties contained in the last two sentences of Section 2.08 hereof. If the Purchaser disputes the Company's compliance with the representations and warranties contained in the last two sentences of
Section 2.08 hereof, the Purchaser will promptly deliver to the Company a written notice (a "Dispute Notice") identifying the disputed item and setting forth a reasonably detailed statement of the basis thereof. For a period of 7 days following the date of delivery of a Dispute Notice by Purchaser (the "Resolution Period"), Purchaser and the Company shall negotiate in good faith in an attempt to resolve the disputed items. If, at the end of the Resolution Period, the parties have not reached agreement as to all disputed items, all unresolved disputed items shall be submitted to an Independent Accountant, who shall be jointly engaged by the Purchaser and the Company within 7 days after the end of the Resolution Period for the purpose of making a final determination with respect to such items. The parties shall take all action reasonably required to cause the Independent Accountant to make its determination within 10 days after the date of its engagement, which determination shall be made in accordance with this Section 6.03(b). Upon making its determination, the Independent Accountant shall deliver to the Purchaser and the Company a report outlining its finding. Such report shall be final, conclusive and binding on the parties hereto and not subject to appeal, absent fraud or manifest error. The Purchaser and the Company shall each bear one-half of all the fees and expenses incurred in connection with the engagement of the Independent Accountant. The Purchaser can delay the

Closing during the pendency of the dispute resolution proceedings set forth in this Section 6.03(b).

                  SECTION 6.04 Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things which are necessary, proper or advisable under applicable laws and regulations or otherwise in order to consummate and make effective the transactions contemplated by this Agreement and to cause the Closing to occur on or before June 30, 2001. Without limiting the generality of the foregoing, each of the parties hereto shall execute and deliver, or cause to be executed and delivered, all agreements, certificates and other instruments and shall use its reasonable best efforts promptly to obtain all waivers, permits, consents, approvals and other authorizations from, and to effect all registrations, filings and notices with or to, any Governmental Authorities or other Persons which are necessary or appropriate in connection with said transactions or in order to fulfill all conditions to obligations of the parties under this Agreement.

                  SECTION 6.05 Notification of Certain Other Matters. From the date hereof until the Closing Date, the Company shall promptly notify the Purchaser of:

                  (a) any actions, suits, inquiries, investigations or proceedings commenced or threatened against or affecting the Company or any Subsidiary which, if pending on the date hereof, would have been required to have been set forth or described in any Schedule required hereby or which relate to the transactions contemplated by this Agreement;

                  (b) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (c) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

                  (d) any fact, development or occurrence that constitutes a Material Adverse Change or, so far as reasonably can be foreseen at the time of its occurrence, could have a Material Adverse Effect.

                  SECTION 6.06 Supplemental Disclosure. From the date hereof until the Closing Date, the Company shall have the continuing obligation promptly to supplement or amend the Schedules required hereby or any writing previously delivered to the Purchaser with respect to any matter hereafter arising or discovered which, if existing or known at the date hereof, would have been required to be set forth or described in a Schedule required hereby or in any writing delivered to the Purchaser; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date hereof unless so agreed to in writing by the Purchaser. In addition, the Company shall deliver to the Purchaser on or before the Closing a complete list of all Mortgages owned by the Company or the Subsidiaries as of a date within five Business Days of the Closing Date.

                  SECTION 6.07 Consulting Agreement. The Company and the Purchaser agree to negotiate in good faith and use their respective reasonable best efforts to enter into a consulting and operating assistance agreement with each other (the "Consulting Agreement") within five Business Days after the date of this Agreement, which agreement will contain provisions whereby the Purchaser will provide certain services to the Company in connection with the monitoring and supervision of the conduct of the business of the Company and its Subsidiaries and that the Company and its Subsidiaries will consult and cooperate with the Purchaser in connection with certain operating and business decisions. In the event the Purchaser is to be paid any fees pursuant to the Consulting Agreement, such fees shall not be deemed fees in connection with the transactions contemplated by this Agreement pursuant to Sections 1.04 and 1.05(a) hereof.

                  SECTION 6.08 Termination Fee Security. The Company agrees to use commercially reasonable efforts to provide security for the Termination Fee as soon as practicable after the execution of this Agreement.

                                  ARTICLE VII

                              CONDITIONS TO CLOSING

                  SECTION 7.01 Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, prior to or concurrently with the Closing, of the following conditions (any one or more of which may be waived, in whole or in part, by the Purchaser):

                  (a) Representations and Warranties; Covenants and Agreements. Each of the representations and warranties of the Company contained in this Agreement that is not qualified by a "materiality" standard shall be true and correct in all material respects as of the Closing Date as if made on such date, each of the representations and warranties of the Company contained in this Agreement that is qualified by a "materiality" standard shall be true and correct as of the Closing Date as if made on such date and the Company shall have performed and complied in all material respects with all provisions, covenants and conditions contained in this Agreement which are required to be performed or complied with by them prior to or on the Closing Date.

                  (b) Officers' Certificate. The Company shall have delivered to the Purchaser a certificate of the chief executive officer or chief financial officer of the Company, dated as of the Closing Date, certifying that, the conditions set forth in paragraph (a) above have been fulfilled.

                  (c) Reorganization Solicitation. The Company shall have obtained pursuant to the Reorganization Solicitation acceptances from a number of Shareholders that meets all applicable requirements with respect to accepting classes of claims and interests under Section 1126 of the Bankruptcy Code.

                  (d) Confirmation of the Reorganization Plan and Entry of the Confirmation Order; Consummation of the Reorganization Plan. The Confirmation Order shall have been entered by the Bankruptcy Court, and shall be in form and substance reasonably satisfactory to the Purchaser. The Confirmation Order shall provide that, upon the Closing, the Reorganization Plan shall be deemed to have been substantially consummated. Either (i) no stay of the Confirmation Order shall be in effect or (ii) if such a stay has been granted by the Bankruptcy Court or any other court of competent jurisdiction, such stay shall have been dissolved. The Confirmation Order shall not have been modified, amended, dissolved, revoked or rescinded and shall be in full force and effect on the Closing Date. Without the necessity of any further action or proceedings by the Company, the Confirmation Order shall have (x) as of the date of such order and as of the Closing Date, effected a full and complete discharge and release of, and thereby extinguished, all debts of the Company (to the fullest extent possible under Section 1141(d)(1) of the Bankruptcy Code) except as otherwise specifically provided in the Reorganization Plan and (y) vested the property of the Company in the reorganized entity, free and clear of all claims and interests of creditors in accordance with the Reorganization Plan and the Confirmation Order.

                  (e) Other Bankruptcy Proceedings. Except as contemplated by this Agreement, no proceeding shall have been instituted, consented to, continued or reopened by or against the Company or any Subsidiary seeking to adjudicate any of them a bankrupt or seeking reorganization, arrangement, adjustment, protection, relief or composition of any of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, seeking the entry of any order for relief or the appointment of a receiver, trustee, custodian or other similar official for any of them or any substantial part of any of their property or seeking relief for or against the Company which would have the effect of terminating, staying, enjoining or abating the Bankruptcy Case, transferring its venue or converting the Bankruptcy Case or any other proceeding by or against the Company into a case under Chapter 7 of the Bankruptcy Code (any such proceeding being hereinafter referred to as a "Bankruptcy Proceeding"), unless any such Bankruptcy Proceedings shall have been dismissed with prejudice by a Final Order of the court before which such proceedings shall have been instituted, consented to, continued or reopened.

                  (f) Litigation. No action, suit or proceeding before any federal or state court or other Governmental Authority shall have been instituted or threatened which, in the reasonable judgment of the Purchaser, shall have the effect or be expected to have the effect of (i) making illegal, impeding or otherwise restraining or prohibiting any of the transactions contemplated by this Agreement; (ii) imposing any material limitations on the ownership or operation by the Company, any Subsidiary or the Purchaser of any substantial portion of its business or assets, or compelling the Company, any Subsidiary or the Purchaser to dispose of or hold separate any substantial portion of its business or assets, as a result of or in connection with any such transactions or (iii) imposing any material limitations on the ability of the Purchaser to exercise full rights of ownership with respect to any of the Purchased Stock (including, but not limited to, the right to vote the Purchased Stock on all matters submitted to the stockholders of the Company), or compelling the Purchaser to dispose of any of the Purchased Stock.

                  (g) Other Governmental Action. No statute, rule or regulation shall have been enacted by any Governmental Authority which shall have any of the effects referred to in paragraph (f) above.

                  (h) Consents. All of the Consents from, and registrations, filings and notices with or to, any Governmental Authorities or other Persons required in connection with the transactions contemplated by this Agreement shall have been obtained or effected, as the case may be.

                  (i) Opinion of Counsel. The Purchaser shall have received (A) an opinion, dated as of the Closing Date, of Winstead Sechrest & Minick PC, counsel for the Company, in the form attached as Exhibit B hereto and (B) an opinion, dated as of the Closing Date, of Scott A. Junkin, counsel for SFS, in the form attached as Exhibit C hereto.

                  (j) Directors and Officers. The Company shall (i) have taken all corporate action necessary to ensure that the individuals selected by Centex (as evidenced by a written instrument delivered to the Company prior to Closing) shall be appointed to the offices chosen by Centex and that the Company's officers holding such positions have either resigned or otherwise have been removed from such offices effective as of the Closing, (ii) have taken all corporate action necessary to ensure that the individuals nominated by Centex (as evidenced by a written instrument delivered to the Company prior to Closing) shall become members of the board of directors of the Company effective as of the Closing and (iii) deliver to Centex copies of the resignations of each of the members of the Company's board of directors to become effective as of the Closing.

                  SECTION 7.02 Conditions to the Obligations of the Company and SFS. The obligations of the Company and SFS to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, prior to or concurrently with the Closing, of the following conditions:

                  (a) Representations and Warranties; Covenants and Agreements.
(i) Each of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date; and (ii) the Purchaser shall have performed and complied in all material respects with all provisions, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on the Closing Date.

                  (b) Officers' Certificate. The Purchaser shall have delivered to the Company and SFS a certificate of the chief executive officer of the Purchaser, dated as of the Closing Date, certifying that the conditions set forth in paragraph (a) above have been fulfilled.

                  (c) Reorganization Solicitation. The Company shall have obtained pursuant to the Reorganization Solicitation acceptances from a number of Shareholders that meets all applicable requirements with respect to accepting classes of claims and interests under Section 1126 of the Bankruptcy Code.

                  (d) Confirmation of the Reorganization Plan and Entry of the Confirmation Order; Consummation of the Reorganization Plan. The Confirmation Order shall have been entered by the Bankruptcy Court. The Confirmation Order shall provide that, upon Closing, the Reorganization Plan shall be deemed to have been substantially consummated. Either (i) no stay of the Confirmation Order shall be in effect or (ii) if such a stay has been granted by the Bankruptcy Court or any other court of competent jurisdiction, such stay shall have been dissolved. The Confirmation Order shall not have been modified, amended, dissolved, revoked or rescinded and shall be in full force and effect on the Closing Date.

                  (e) Litigation. No action, suit or proceeding before any federal or state court or other Governmental Authority shall have been instituted or threatened which shall have the effect of making illegal, impeding or otherwise restraining or prohibiting any of the transactions contemplated by this Agreement.

                  (f) Other Governmental Action. No statute, rule or regulation shall have been enacted by any Governmental Authority which has the effect referred to in paragraph (d) above.

                  (g) Opinion of Counsel. The Company and SFS shall have received an opinion, dated as of the Closing Date, of Raymond G. Smerge, Executive Vice

President, Chief Legal Officer and Secretary of the Purchaser, in the form attached as Exhibit D hereto.

                  (h) Impairment. In the case of SFS, the treatment of SFS's claims arising out of the SFS Loan shall not be impaired (within the meaning of Section 1124 of the Bankruptcy Code) under the Reorganization Plan.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  SECTION 8.01 Indemnification by SFS. In accordance with the terms and subject to the terms and conditions of this Article VIII, from and after the Closing, SFS shall indemnify and hold harmless the Purchaser, the Company, the Subsidiaries and their Representatives (collectively, the "Purchaser Indemnified Parties") from and against any and all demands, claims, actions, causes of action, proceedings, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) which are asserted against, imposed upon or incurred by any such Person as a result of or in connection with the breach or alleged breach by the Company or SFS of any of their respective representations, warranties, covenants or agreements contained in this Agreement (all such demands, claims, actions, causes of action, proceedings, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses for which indemnification is provided pursuant to this Section 8.01 being hereinafter collectively referred to as the "Purchaser Claims"); provided, however, that (A) this indemnification shall only become operative and effective if the Closing occurs and then only to the extent that all such Purchaser Claims incurred hereunder exceeds $150,000 and, in such event, shall include the entire amount of such Purchaser Claims (including amounts up to and including $150,000), (B) subject to the terms of
Section 8.05(f), the maximum potential liability of SFS pursuant to this Section
8.01 in respect of Purchaser Claims shall be an amount equal to the SFS Amount minus $200,000, and (C) the obligation of SFS to provide indemnification pursuant to this Section 8.01 in respect of any Purchaser Claims shall terminate as of the date of expiration of the applicable survival period set forth in
Section 8.04, unless the Purchaser shall have given notice to SFS prior to such date identifying such Purchaser Claims with reasonable particularity and asserting that it is entitled to indemnification by SFS against such Purchaser Claims pursuant to this Section 8.01. For the avoidance of doubt, it is acknowledged and agreed that SFS shall have no liability or obligation, under this Agreement or otherwise, for or relating in any manner to (i) the Consulting Agreement and (ii) the promissory notes referred to in Sections 1.02(b) and 1.02(c).

                  SECTION 8.02 Indemnification by the Purchaser. In accordance with the terms and subject to the conditions of this Article VIII, from and after the Closing, the Purchaser shall indemnify and hold harmless the Company and SFS and their respective Representatives for, from and against any and all demands, claims, actions, causes of action, proceedings, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) which are asserted against, imposed upon or incurred by any such Person as a result of or in connection with the breach or alleged breach by the Purchaser of any of its representations, warranties, covenants or agreements contained in this Agreement (all such demands, claims, actions, causes of action, proceedings, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses for which indemnification is provided pursuant to this Section 8.02 being hereinafter collectively referred to as the "Company Claims"); provided, however, that (A) the maximum liability of the Purchaser pursuant to this Section 8.02 in respect of such Company Claims shall be an amount equal to the Purchase Price (as adjusted in accordance with Section 1.04) and (B) the obligation of the Purchaser to provide indemnification pursuant to this Section 8.02 in respect of any Company Claims shall terminate as of the applicable survival period set forth in Section 8.04, unless the Person entitled to indemnification shall have given notice to the Purchaser prior to such date identifying such Company Claims with reasonable particularity and asserting that it is entitled to indemnification by the Purchaser against such Company Claims pursuant to this Section 8.02.

                  SECTION 8.03 Third-Party Claims; Procedures. The obligations of the parties provided for under Sections 8.01 and 8.02 hereof in respect of any Purchaser Claims or Company Claims, as the case may be ("Claims"), made or asserted by a third party ("Third-Party Claims") shall be performed in accordance with the following procedures:

                  (a) Each Person entitled to indemnification under Section 8.01 or 8.02 (each, an "Indemnified Party") shall give the party or parties from whom it is seeking indemnification hereunder (collectively, the "Indemnifying Party") written notice as promptly as reasonably practicable after the written assertion of any Third-Party Claim or commencement of any action, suit or proceeding in respect thereof (it being understood that notice shall be deemed to have been delivered as promptly as reasonably practicable if given no later than seven days after the assertion of such a claim or commencement of any such action, suit or proceeding); provided, however, that, if an Indemnified Party fails to give Indemnifying Party written notice as provided herein, Indemnifying Party shall only be relieved of its obligations under this Article VIII in respect of such Third-Party Claim if and to the extent that the Indemnifying Party is materially prejudiced thereby (whether as a result of the forfeiture of substantive defenses or otherwise).

                  (b) Promptly after receipt of written notice of a Third-Party Claim as contemplated by Section 8.03(a), the Indemnifying Party may in its sole discretion elect to assume the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnified Party; provided, however, that (i) if the Indemnifying Party fails, within a reasonable time after receipt of written notice of such Third-Party Claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall have the right to undertake the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party (upon notifying the Indemnified Party of its election to do so) to assume the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnified Party at any time prior to the settlement, compromise, judgment or other final determination thereof, (ii) if in the reasonable judgment of the Indemnified Party a direct or indirect conflict of interest exists between the Indemnified Party and the Indemnifying Party in respect of the Third-Party Claim that would prohibit the assumption of the defense by the Indemnified Party under the applicable principles of legal ethics, the Indemnified Party shall (upon written notice to the Indemnifying Party of its election to do so) have the right to undertake the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account and risk of the Indemnifying Party (it being understood and agreed that the Indemnifying Party shall not be entitled to assume the defense of such Third-Party Claim), (iii) if the Indemnified Party in its sole discretion so elects, it shall be entitled to employ separate counsel and to participate in the defense of such Third-Party Claim (and the Indemnifying Party shall cooperate with the Indemnified Party so as to allow it to participate in the defense thereof), but the fees and expenses of counsel so employed shall (except as otherwise contemplated by clauses (i) and (ii) above) be borne solely by the Indemnified Party and (iv) without the prior written consent of the Indemnified Party, the Indemnifying Party shall not settle or compromise any Third-Party Claim, or consent to the entry of any judgment relating thereto, that does not include as an unconditional term thereof the grant by the claimant or plaintiff to each Indemnified Party of a release from any and all liability in respect thereof.

                  SECTION 8.04 Survival of Representations, Warranties or Covenants. The representations and warranties of the parties and the rights of the parties to indemnification in the event of a breach or alleged breach thereof shall survive the Closing and shall continue in full force and effect until the second anniversary of the Closing Date; provided, however, that the representations and warranties contained in Sections 2.18 (Compliance with Laws), 2.19 (Environmental Matters), 2.20 (Taxes) and 2.21 (Employee Benefit Plans) shall survive until the expiration of the latest statute of limitations applicable to Third-Party Claims that could be asserted against the Purchaser, the Company, the Subsidiaries or SFS based on the matters covered by such representations and warranties. All covenants and agreements of the parties hereto shall be continuing and shall survive the Closing Date pursuant to the terms hereof.

                  SECTION 8.05 Remedies.

                  (a) In addition to any other remedy the Purchaser Indemnified Parties may have under this Agreement, the Purchaser Indemnified Parties shall have the right to offset against any amounts required to be paid (but not yet then paid) to SFS by the Company pursuant to the SFS Loan (i) all Excess Expenses that exceed $50,000 and (ii) any Purchaser Claims (subject to the limitations set forth in Section 8.01); provided that the Purchaser Indemnified Parties may not pursue any other collection remedies with respect to the first $1.0 million of Purchaser Claims and Excess Expenses that exceed $50,000 unless the Company has first offset such amount against the SFS Loan to the extent possible, and provided further that such offset shall be applied to the two prepayments referred to in Section 1.06(b) and a portion of the final principal amount due on the SFS Loan equal to $500,000. At any time, the Purchaser or the Company may provide to SFS written notice of its intent to offset (the "Offset Notice") against amounts under the SFS Loan by setting forth the amounts (the "Offset Amount") of Excess Expenses or Purchaser Claims, as the case may be.

                  (b) SFS may dispute any Offset Amount if, and only if, SFS delivers a written notice to the Company and the Purchaser setting forth in reasonable detail the amount and nature of each disputed matter (each such notice being hereinafter referred to as a "Response Notice") within 10 days after receiving the Offset Notice relating thereto. Each party shall provide the other with such additional information as may be reasonably requested as to the basis of such dispute. The parties shall attempt in good faith to resolve any dispute as to any matter set forth in a Response Notice. If within 10 days following the date of the receipt of the Response Notice, the dispute cannot be resolved through negotiation, mediation or some other form of alternative dispute resolution, the dispute shall be submitted for resolution to binding arbitration pursuant to Section 8.05(c).

                  (c) Any dispute or controversy arising under this Section 8.05 that is required to be settled by arbitration pursuant to the terms of this
Section 8.05, shall be settled by arbitration by one arbitrator in accordance with the rules of the American Arbitration Association, whose decision shall be final, binding and non-appealable. The arbitrator shall be selected pursuant to the rules of the American Arbitration Association from a panel of independent and disinterested persons with at least ten years experience in significant corporate, business or accounting matters, and who are familiar with the purchase and sale of business concerns. The arbitration shall be administered in Dallas, Texas. The expenses of both parties in the arbitration, including reasonable attorneys' fees and arbitration expenses, shall be paid by the party that does not prevail in such arbitration. If each party prevails in part, the arbitrator will determine the appropriate allocation of expenses among the parties. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties may pursue all other remedies with respect to any claim not subject to arbitration.

                  (d) Upon (i) the expiration of the 10-day period commencing on the date of delivery of an Offset Notice, in the event SFS fails to deliver a Response Notice within such 10-day period or (ii) the resolution of any dispute in respect of an Offset Amount, either through negotiation, mediation, some other form of alternative dispute resolution or arbitration, the aggregate amount required to be paid pursuant to the SFS Loan shall immediately and without necessity of any further action on the part of the Company, the Purchaser, SFS or any other Person, be reduced by an amount equal to the Offset Amount, as adjusted as a result of the resolution of any dispute (it being understood that, for each $1.00 of such Offset Amount, $1.00 of the amount required to be paid pursuant to the SFS Loan shall be decreased). The rights of offset granted in Section 8.05(a) shall in no way limit the rights of the Purchaser Indemnified Parties to seek indemnification under Section 8.01 or the other remedies of the Purchaser Indemnified Parties against SFS.

                  (e) The exercise by the Company or the Purchaser of such right of offset shall not in any case be construed as a breach of, or a default under, this Agreement or the SFS Loan.

                  (f) The maximum potential liability of SFS under this Article VIII shall be reduced dollar-for-dollar by any liability of SFS under Section 1.05, and vice versa.

                  SECTION 8.06 Cumulative Remedy. The remedy set forth in this
Article VIII shall be cumulative and shall not limit or affect any other remedy that any party to this Agreement may have in respect of a breach by the other party of its covenants and agreements to be performed at or after the Closing.

                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.01 Termination. At any time prior to Closing, this Agreement may be terminated:

                  (a) by mutual written consent of the parties hereto;

                  (b) automatically and without any action or notice by any party, upon the approval of an Acquisition Proposal by the Bankruptcy Court and payment to Purchaser of the Termination Fee;

                  (c) by either the Purchaser or the Company:

                           (i) if any federal or state court or other
                  Governmental Authority shall have issued an order, writ, injunction, judgment or decree which shall have the effect of making illegal, impeding or otherwise restraining or prohibiting any of the transactions contemplated by this Agreement and such order, writ, injunction, judgment or decree shall have become final and nonappealable; or

                           (ii) if the Closing shall not have occurred on or
                  before June 30, 2001 for any reason; provided, however, that if the Closing shall have not occurred for any reason beyond the control of the Company, such date shall be extended for a period not to exceed 30 days (unless extended by mutual agreement of the parties);

                  (d) by the Purchaser if:

                           (i) ten calendar days shall have elapsed after the
                  delivery by the Company of an Overbid Notice to the Purchaser, unless the Company shall have notified the Purchaser in writing prior to such time that it has irrevocably determined not to participate in any further discussions or negotiations with any Third Party with respect to the Acquisition Proposal that was the subject of such notice;

                           (ii) the Company shall have become a proponent or
                  co-proponent of any plan of reorganization under the Bankruptcy Code other than the Reorganization Plan;

                           (iii) there shall have been any violation or breach
                  on the part of the Company of any covenant or agreement contained in Section 6.02 (Other Proposals), and such violation or breach has not been waived by the Purchaser;

                           (iv) there shall have been any violation or breach on
                  the part of the Company of any covenant or agreement contained in Article V hereof or Section 6.03, 6.04 or 6.05 hereof which shall not have been cured within five days after receipt of notice of such violation or breach from the Purchaser;

                           (v) there shall have been any material violation or
                  breach by the Company of any covenant or agreement (other than the covenants and agreements referred to in clauses (iii) and
                  (iv) above) contained in this Agreement which shall not have been cured within 30 days after receipt of notice of such violation or breach from the Purchaser;

                           (vi) there shall have been any violation or breach by
                  the Company of any representation or warranty contained in this Agreement, which in the reasonable judgment of the Purchaser, has resulted or is reasonably expected to result in any Purchaser Claims in an aggregate amount exceeding the Termination Threshold (it being understood and agreed that for purposes of this clause (vi) all such representations and warranties shall be construed as if they were not qualified in any manner as to materiality); or

                           (vii) there shall have occurred any event, fact or
                  development which, in the reasonable judgment of the Purchaser, has rendered the fulfillment of any condition to the obligations of the Purchaser set forth in Section 7.01 hereof impossible; provided, however, that, in the case of any termination pursuant to this clause (vii) the Purchaser has diligently and in good faith performed or complied in all material respects with the agreements and covenants required to be performed by it hereunder.

                  (e) by the Company or SFS if

                           (i) all of the Overbid Termination Conditions shall
                  have been satisfied;

                           (ii) there shall have been any material violation or
                  breach by the Purchaser of any covenant or agreement contained in this Agreement which shall not have been cured within 10 days after receipt of notice of such violation or breach from the Company; or

                           (iii) there shall have occurred any event, fact or
                  development which, in the reasonable judgment of the Company or SFS, has rendered the fulfillment of any condition to the obligations of the Company or SFS set forth in Section 7.02 hereof impossible; provided, however, that, in the case of any termination pursuant to clause (ii) above or this clause
                  (iii), the Company has diligently and in good faith performed or complied in all material respects with the agreements and covenants required to be performed by it hereunder.

                  SECTION 9.02 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 9.01 hereof, this Agreement shall forthwith become void and of no further force or effect, and there shall be no liability hereunder on the part of any party or its Affiliates, directors, officers, shareholders, agents or other Representatives; provided, however, that (i) this Section 9.02 and Sections 9.03, 11.01 and 11.03 hereof shall survive any termination of this Agreement and (ii) nothing contained herein shall relieve any party from liability for any breach of this Agreement.

                  SECTION 9.03 Termination Payments.

                  (a) If this Agreement is terminated for any reason (other than (1) pursuant to Sections 9.01(a), (c)(i), or (e)(ii), (2) by the Purchaser pursuant to Section 9.01(c)(ii), (3) due to the failure of a condition in
Section 7.02 to be satisfied despite the fact that the Company has diligently and in good faith performed or complied in all material respects with the agreements and covenants required to be performed by it hereunder or (4) due to the occurrence of any intervening and superseding event (other than an Acquisition Proposal) which is outside the control of the Company, its Shareholders or creditors) and within eighteen (18) months of such termination the Company or any of the Subsidiaries enters into an agreement related to an Acquisition Proposal or consummates an Acquisition Proposal, then the Company shall pay to the Purchaser a fee of five hundred thousand dollars ($500,000) (the "Termination Fee"), which fee shall be paid no later than one Business Day after the date of consummation of any Acquisition Proposal, as the case may be, by wire transfer of immediately available funds to such account as the Purchaser shall designate in a written notice delivered to the Company. For the avoidance of doubt, the parties acknowledge and agree that SFS shall have no liability for the Termination Fee.

                  (b) If this Agreement is terminated for any reason, the parties shall take all action necessary in order to cause the Earnest Money Escrow Agent promptly to deliver the Earnest Money Deposit as follows:

                           (i) to the Purchaser, if this Agreement is terminated
                  (whether automatically or by the Purchaser or the Company) for any reason other than as specified in clause (ii) below; or

                           (ii) Subject to the proviso set forth in this
                  subparagraph (ii), to the Company, if (A) the Closing does not occur by the time specified in Section 9.01(c)(ii), (B) this Agreement is terminated by the Purchaser or the Company as a result of such failure to close and (C) both the Purchaser and the Company have diligently and in good faith performed or complied in all material respects with the agreements and covenants required to be performed by each of them hereunder; provided, however that the Company shall only be entitled to receive that portion of the Earnest Money Deposit which will reimburse the Company for the reasonable expenses, including professional fees, incurred and paid by it in connection with the transactions contemplated by this Agreement from and after December 15, 2000 to the date of termination. Any amounts in excess of the amount paid to the Company under this subparagraph (ii) shall be paid by the Earnest Money Escrow Agent to the Purchaser. If the amount of the Earnest Money Deposit is insufficient to reimburse the Company for the expenses to which it is entitled pursuant to this Section 9.03(b)(ii) (such insufficient amount is hereinafter referred to as the "Expense Reimbursement Shortfall"), the Purchaser will forgive an aggregate amount due under the notes referred to in Sections 1.02(b) and 1.02(c) (up to the maximum amount due under such notes) equal to the Expense Reimbursement Shortfall. Prior to the payment of all or any portion of the Earnest Money Deposit to the Company pursuant to this Section 9.03(b) or the forgiveness of the notes as described in the preceding sentence, the Company shall provide to the Purchaser, in form reasonably satisfactory to the Purchaser, evidence of all reimbursable expenses described in this subparagraph (ii).

                  (c) If either the Purchaser or the Company is required for any reason to seek judicial enforcement of any of the obligations of the other party under this Section 9.03, such other party shall pay, or reimburse, all costs and expenses (including fees and disbursements of counsel) that are incurred by the party enforcing the provisions of this Section 9.03.

                  (d) Any amounts paid pursuant to this Section 9.03 shall be paid without set-off or deduction of any kind.

                  (e) Exercise by the Company of its rights granted pursuant to
Section 6.02 and/or this Article IX will not be deemed to be a breach of the Company's obligation pursuant to Article V.

                                    ARTICLE X

                                   DEFINITIONS

                  SECTION 10.01 Definitions. As used in this Agreement, the terms set forth below shall have the following meanings:

                  "Acquisition Proposal" means any bona fide written proposal relating to an acquisition of all or any substantial part of the Company or any Subsidiary or their respective businesses (whether by merger, consolidation, purchase of assets or purchase of stock) or any other transaction of a similar nature.

                  "Administaff" has the meaning set forth in Section 2.21(a) hereof.

                  "Affiliate" means, with respect to any Person, any other Person who, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether by contract or otherwise.

                  "Agreement" means this Stock Purchase Agreement, as the same may be amended from time to time.

                  "Bankruptcy Case" means the case under the Bankruptcy Code to be commenced by the Company.

                  "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. Section Section 101 et. seq., as amended by the Bankruptcy Reform Act of 1994, and as amended from time to time, to the extent applicable to the Bankruptcy Case, and includes the Rules of Bankruptcy Procedure and the applicable local rules of the United States Bankruptcy Court and the United States District Court for the Northern District of Texas.

                  "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Texas or such other court as may hereafter exercise original jurisdiction over the Bankruptcy Case or any proceeding therein.

                  "Bankruptcy Filings" has the meaning set forth in Section 5.03(b) hereof.

                  "Bankruptcy Proceeding" has the meaning set forth in Section 7.01(e) hereof.

                  "Business Day" means any day except a Saturday, Sunday or federal holiday.

                  "Bylaws" means, with respect to any corporation, the bylaws of such corporation, as in effect from time to time on or after the date hereof.

                  "Capitalization Payment" has the meaning set forth in Section
1.03 hereof.

                  "Cash Distribution" has the meaning set forth in the recitals.

                  "Centex Lender" has the meaning set forth in Section 1.06(a) hereof.

                  "Centex Note" has the meaning set forth in Section 1.06(a) hereof.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including any successor statute).

                  "Charter" means, with respect to any corporation, the certificate or articles of incorporation (or similar governing document) of such corporation, as in effect from time to time on or after the date hereof.

                  "Closing" has the meaning set forth in Section 1.07 hereof.

                  "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 1.07 hereof.

                  "Closing Payment" means, at the date of determination, the amount equal to the product of (A) $0.125 and (B) the number of shares of Common Stock held by Shareholders other than Principal Shareholders.

                  "Common Stock" means the Common Stock, par value $.10 per share, of the Company.

                  "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act.

                  "Commission Reports" has the meaning set forth in Section 2.07 hereof.

                  "Company" means NAB Asset Corporation and its successors (including, with respect to actions to be taken on or after the effective date of the Reorganization Plan, the reorganized entity in which the property of the Company will be vested in accordance with the Reorganization Plan and the Confirmation Order).

                  "Company Financial Statements" has the meaning set forth in
Section 2.08 hereof.

                  "Confidentiality Agreement" means the letter agreement, dated as of January 2, 2001 between the Company and Centex Corporation.

                  "Confirmation Order" means an order of the Bankruptcy Court, in form and substance reasonably satisfactory to the Company and the Purchaser, confirming the Reorganization Plan and approving the performance by the Company of this Agreement pursuant to Section 1129 of the Bankruptcy Code.

                  "Consent" means any consent, approval, permit, notice, action or authorization of any Person not a party to this Agreement.

                  "Consulting Agreement" has the meaning set forth in Section
6.07 hereof.

                  "Contract" means any contract, subcontract, letter contract, agreement, purchase order, delivery order, arrangement, understanding or other instrument, obligation or commitment of any kind or character (whether oral or written, pending or executory).

                  "Court Day" means a day which is not a Saturday, Sunday or legal holiday listed in Bankruptcy Rule 9006(a).

                  "Disbursing Agent" means one or more disbursing agents to be designated by the Company with the consent of the Purchaser (which shall not be unreasonably withheld) for the purposes set forth in the Reorganization Plan.

                  "Disclosure Statement" means the disclosure and solicitation statement to be disseminated to all creditors and Shareholders of the Company who are entitled to accept or reject the Reorganization Plan in accordance with the Exchange Act and in compliance with Section 1126(b) of the Bankruptcy Code.

                  "Dispute Notice" has the meaning set forth in Section 6.03(b) hereof.

                  "Earnest Money Deposit" means the funds held and invested by the Earnest Money Escrow Agent under the Earnest Money Escrow Agreement, as such amount may be adjusted in accordance with Sections 1.02(b) and 1.02(c).

                  "Earnest Money Escrow Agent" means Commerce Land Title, Inc. in its capacity as escrow agent under the Earnest Money Escrow Agreement.

                  "Earnest Money Escrow Agreement" means the Escrow Agreement, entered into as of January 31, 2001 among the Purchaser, the Company and the Earnest Money Escrow Agent.

                  "Employee Benefit Plan" has the meaning set forth in Section 2.21(a) hereof.

                  "Environmental Claim" means any claim (including, but not limited to, any claim under CERCLA), action, cause of action, investigation or notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, assessment costs, cleanup costs, response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the release by the Company or any Subsidiary (or any of their respective predecessors) into the environment of any Hazardous Materials at any location, whether or not owned by the Company or any Subsidiary (or any of their respective predecessors), (b) the presence of any Hazardous Materials at any location owned or leased by the Company or any Subsidiary (or any of their respective predecessors), or (c) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law by the Company or any Subsidiary or any of their respective predecessors.

                  "Environmental Laws" means all federal, state, local and foreign laws (including common law), statutes, codes, ordinances, rules and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws, statutes, codes, ordinances, rules and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended (including any successor statute).

                  "ERISA Affiliate" means, with respect to the Company, any corporation or other trade or business under common control with the Company (within the meaning of Section 414 of the Internal Revenue Code or Section 4001(a)(14) or 4001(b) of ERISA), either presently or at any time since April 2, 1984.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended (including any successor statute).

                  "Excess Expenses" has the meaning set forth in Section 1.04 hereof.

                  "Expense Reimbursement Shortfall" has the meaning set forth in
Section 9.03(b)(ii) hereof.

                  "FHLMC" means the Federal Home Loan Mortgage Corporation.

                  "Final Order" means an order or judgment of the Bankruptcy Court or any other court exercising jurisdiction over the subject matter and the parties that has not been reversed, stayed, modified or vacated and as to which no appeal, petition for certiorari or request for reargument or other review or rehearing has been requested or is pending; and as to which the time to appeal, petition for certiorari or seek reargument, other review or rehearing has expired or the right to do so has been fully and effectively waived in writing; or, if an appeal, reargument, writ of certiorari, review or rehearing thereof has been sought, the order or judgment has been affirmed by the highest court to which the order was appealed, from which the reargument, review or rehearing was sought, or the petition for writ of certiorari has been denied, and the time to take any further appeal or to seek certiorari or further reargument, review or rehearing has expired.

                  "FNMA" means Federal National Mortgage Association.

                  "GAAP" means United States generally accepted accounting principles as in effect at the time of the application thereof as described in or contemplated by this Agreement.

                  "GNMA" means Government National Mortgage Association.

                  "Governmental Authority" means any nation or government, any state or political subdivision thereof, any federal or state court and any other agency or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Hazardous Materials" means (i) any substance, material or waste defined or characterized as hazardous, extremely hazardous, toxic or dangerous within the meaning of any Environmental Law, (ii) any substance, material or waste classified as a contaminant or pollutant under any Environmental Law or (iii) any other substance (including, but not limited to, petroleum), material or waste, the manufacture, processing, distribution, use, treatment, storage, placement, disposal, removal or transportation of which is subject to regulation under any Environmental Law.

                  "Independent Accountant" shall mean an independent accounting firm of international standing jointly selected by the Purchaser and the Company.

                  "Interim Motion" means a motion filed with the Bankruptcy Court by the Company to enter the Interim Order.

                  "Interim Order" means an order in form and substance reasonably satisfactory to the Purchaser (i) approving the provisions of and authorizing the performance of the Company under Article VI and Section 9.03 hereof, (ii) providing that, so long as the Agreement has not been terminated in accordance with Section 9.01 hereof, the Bankruptcy Court shall not permit consideration of or approve an Acquisition Proposal unless the Company has fully complied with all the provisions of Section 6.02 hereof as they apply to such Acquisition Proposal and such Acquisition Proposal constitutes an Overbid Transaction, (iii) providing that the Termination Fee shall be secured as set forth in the Reorganization Plan and (iv) providing that such interim order cannot be amended or modified without the consent of the Purchaser, which consent shall not be unreasonably withheld.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time (including any successor statute).

                  "Lien" means (i) any mortgage, pledge, hypothecation, assignment, security interest, option, lien or any preference, priority or other right or interest granted pursuant to a security agreement or preferential arrangement of any kind or character whatsoever (including, but not limited to, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction), and (ii) any other lien, charge, levy or encumbrance, whether arising by operation of law or otherwise.

                  "Material Adverse Change" means any change, event, effect or occurrence that has or would reasonably be expected to have Material Adverse Effect.

                  "Material Adverse Effect" means any change, event, effect or occurrence that (i) has or would reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole,
(ii) impairs, or would reasonably be expected to impair, the ability of the Company to perform its obligations under this Agreement in any material respect or (iii) prevents or materially delays, or would reasonably be expected to prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

                  "Mortgage Reserve Amount" means amounts reserved, if any, in the Company Financial Statements which have been specifically allocated for claims in respect of, any diminution in value of, or collection issues in respect of, Mortgages held by the Company or any Subsidiaries.

                  "Mortgages" means mortgages, deeds of trust, security deeds or other instruments creating a lien on residential real property to secure repayment of such loan and any and all rights, benefits, collateral, payments, recoveries, proceeds and obligations arising therefrom or in connection therewith which are owned by the Company or any Subsidiary.

                  "MPS" means Mortgage Portfolio Services, Inc., a Delaware corporation.

                  "Multiemployer Plans" has the meaning set forth in Section 2.21(a) hereof.

                  "Offset Amount" has the meaning set forth in Section 8.05(a) hereof.

                  "Offset Notice" has the meaning set forth in Section 8.05(a) hereof.

                  "Overbid Notice" has the meaning set forth in Section 6.02(a) hereof.

                  "Overbid Termination Conditions" has the meaning set forth in
Section 6.02(a) hereof.

                  "Overbid Transaction" means an Acquisition Proposal made in writing by a Qualified Third Party (i) which would provide for consideration attributable to the Shareholders other than the Principal Shareholders having a fair market value, as determined by an investment banking firm of national standing selected by the Company and reasonably acceptable to the Purchaser, which exceeds the Purchase Price (or, if the Purchaser has delivered a Topping Offer to the Company, the Topping Offer Amount) by at least $1,000,000 and (ii) the terms and conditions of which are reasonably determined by the Board of Directors of the Company to be, when taken in their entirety, no less favorable to the Company or the Shareholders than the terms and conditions set forth in this Agreement.

                  "Payables" means, as of a particular date, the amounts owed by the Company (i) in the ordinary course of business to third-party vendors which relate to the normal business activity of the Company, (ii) for obligations to employees and directors in the ordinary course of business, (iii) for taxes due and (iv) for Allowed Administrative Claims (as defined in the Reorganization
Plan) in the Bankruptcy Case.

                  "Permits" has the meaning set forth in Section 2.23 hereof.

                  "Permitted Liens" has the meaning set forth in Section 2.14 hereof.

                  "Person" means any individual, corporation, partnership, association, trust or any other entity or organization of any kind or character, including a Governmental Authority.

                  "Preferred Stock" means the preferred stock, par value $.10 per share, of the Company.

                  "Principal Shareholders" means Consumer Portfolio Services, Inc., Greenhaven Associates, Inc., and the Purchaser.

                  "Purchase Payment" has the meaning set forth in Section 1.03 hereof.

                  "Purchase Price" means the sum of (i) $930,000 and (ii) the amount of Payables identified on the certificate delivered to the Purchaser pursuant to Section 6.03(b) hereof.

                  "Purchased Stock" has the meaning set forth in the recitals.

                  "Purchaser" means Centex Financial Services, Inc., a Nevada corporation.

                  "Purchaser Claims" has the meaning set forth in Section 8.01.

                  "Purchaser Claim Notice" has the meaning set forth in Section 1.05(b). hereof.

                  "Purchaser Indemnified Parties" has the meaning set forth in
Section 8.01 hereof.

                  "Qualified Plans" has the meaning set forth in Section 2.21(b) hereof.

                  "Qualified Third Party" means (subject to the last sentence of Section 6.02(a) hereof) a Third Party who the Board of Directors of the Company has reasonably determined based on the advice of its financial advisors is financially able to consummate an Overbid Transaction.

                  "Reorganization Plan" has the meaning set forth in Section
2.12 hereof.

                  "Reorganization Solicitation" means the solicitation by the Company of acceptances of the Reorganization Plan in accordance with the Exchange Act and in compliance with Section 1126(b) of the Bankruptcy Code.

                  "Reorganization Transactions" has the meaning set forth in
Section 2.12 hereof.

                  "Representative" means, with respect to a Person, the Affiliates of such Person, and its and their respective stockholders, partners, members, officers, directors, employees, agents and other representatives.

                  "Resolution Period" has the meaning set forth in Section 6.03(b) hereof.

                  "Response Notice" has the meaning set forth in Section 8.05(b) hereof.

                  "Schedule 13E-3" means a transaction statement on Schedule 13E-3 to be filed by the Company with the Commission pursuant to Section 13(e)(3) of the Exchange Act and Rule 13e-3 thereunder in connection with the transactions contemplated by this Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended (including any successor statute).

                  "SFS" means Stanwich Financial Services Corp., a Rhode Island corporation.

                  "SFS Amount" means the principal amount and all accrued interest owed in respect of the SFS Loan on the Closing Date.

                  "SFS Loan" means collectively the loans evidenced by those two certain Promissory Notes both issued March 15, 2000 and effective as of March 7, 2000 by the Company to SFS in the respective principal amounts of $3,553,169.20 and $4,000,000.

                  "Shareholders" means, at any date, the holders of the Company's Common Stock.

                  "Shareholders Deficit" means the shareholders deficit of the Company and its Subsidiaries on a consolidated basis computed in accordance with GAAP. The calculation of Shareholders Deficit will exclude the aggregate amount of fees and expenses incurred by the Company or the Subsidiaries, including the Company's legal, financial, advisory and other professional fees (including a fee of $125,000 that may become payable to Samco Capital Markets), in connection with the transactions contemplated by this Agreement from and after December 15, 2000 to and including the Closing Date.

                  "Solicitation Materials" has the meaning set forth in Section 5.01(a) hereof.

                  "Stock Acquisition" has the meaning set forth in the recitals hereof.

                  "Subsidiary" means with respect to the Company (i) any corporation or other Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company or (ii) any partnership of which the Company or any Subsidiary is a general partner or of which the Company directly or indirectly owns partnership interests which entitle it to receive more than 50% of the distributions made by such partnership.

                  "Tax Returns" means any returns, declarations, reports, claims for refund and informational returns or statements relating to Taxes, including any schedules or attachments thereto.

                  "Taxes" means all taxes, charges, fees, levies or other assessments (including, without limitation, income, gross receipts, excise, property, sales, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges) imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary or combined basis or in any other manner, and includes any interest, penalties and additions to any Tax.

                  "Termination Fee" has the meaning set forth in Section 9.03(a) hereof.

                  "Termination Threshold" means $150,000.

                  "Third Party" means any Person other than the Company or the Purchaser or any of their respective Affiliates.

                  "Time of Mailing" means the time the Disclosure Statement (or any supplement thereto) is mailed to Shareholders.

                  "Topping Offer" has the meaning set forth in Section 6.02(a) hereof.

                  "Topping Offer Amount" means the amount of the consideration specified in the most recent Topping Offer delivered by the Purchaser to the Company pursuant to Section 6.02(a) hereof.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.01 Fees and Expenses. Except as expressly provided herein, all fees and expenses incurred by any of the parties hereto in connection with this Agreement or any of the transactions contemplated hereby shall be borne and paid solely by the party incurring such fees and expenses.

                  SECTION 11.02 Notices. All notices and other communications hereunder shall be in writing and shall be given by delivery in person, by registered or certified mail (return receipt requested and with postage prepaid thereon), by overnight mail or courier service, or by cable, telex or facsimile transmission to the parties at the following addresses (or at such other address as any party shall have furnished to the others in accordance with the terms of this Section 11.02):


                  if to the Purchaser:

                  Centex Financial Services, Inc.
                  2728 North Harwood
                  Dallas, Texas 75201
                  Facs: (214) 981-6855
                  Attention: Raymond G. Smerge

                  with copies to (which shall not constitute notice to the Purchaser):

                  Baker Botts L.L.P.
                  2001 Ross Avenue
                  Dallas, Texas 75201
                  Facs: (214) 953-6503
                  Attention: Geoffrey L. Newton

                  if to the Company:

                  NAB Asset Corporation
                  4144 N. Central Expressway
                  Dallas, Texas 75204
                  Facs: (214) 860-7352
                  Attention: Alan Ferree
                  with copies to (which shall not constitute notice to the Company):

                  Winstead Sechrest & Minick PC
                  5400 Renaissance Tower
                  1201 Elm Street
                  Dallas, Texas 75270
                  Facs: (214) 745-5390
                  Attention: Mark Brannum

                  if to SFS:

                  Stanwich Financial Services Corp.
                  One Stamford Landing
                  62 Southfield Avenue
                  Stamford, CT 06902
                  Facs: (203) 967-3923
                  Attention: President

All notices and other communications hereunder that are addressed as provided in or pursuant to this Section 11.02 shall be deemed duly and validly given (a) if delivered in person, upon delivery, (b) if delivered by registered or certified mail (return receipt requested and with postage paid thereon), 72 hours after being placed in a depository of the United States mails, (c) if delivered by overnight courier service, upon delivery, and (d) if delivered by cable, telex or facsimile transmission, upon transmission thereof and receipt of the appropriate answer back.

                  SECTION 11.03 Public Announcements. The Company, SFS and the Purchaser will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Bankruptcy Case, the Reorganization Plan or the other transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or automated quotation system upon which the securities of such issuer are traded.

                  SECTION 11.04 Amendment; Waivers. The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by each of the parties hereto, and compliance with any term or provision hereof may be waived only by a written instrument executed by each party entitled to the benefits of the same. Except as expressly provided herein to the contrary, no failure to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

                  SECTION 11.05 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto and the certificates, opinions and documents delivered in accordance with the provisions hereof), the Confidentiality Agreement and the Earnest Money Escrow Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof supersedes all prior written or oral agreements and understandings and all contemporaneous oral agreements and understandings among the parties or any of them with respect to the subject matter hereof and thereof. All Exhibits and Schedules hereto are expressly made a part of this Agreement.

                  SECTION 11.06 Parties in Interest; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (it being understood and agreed that nothing contained in this Agreement is intended to confer any rights, benefits or remedies of any kind or character on any Shareholder or, except as expressly provided herein, any other Person under or by reason of this Agreement). No party may assign this Agreement without the prior written consent of each of the other parties hereto; provided, however, that after the Closing Date, the Purchaser may assign this Agreement to any of its Affiliates without the consent of any other party, but such assignment shall not relieve the Purchaser of any of its obligations hereunder to the extent that such obligations are not performed by the assignee. It is expressly understood and agreed that any attempted or purported assignment by any party of this Agreement in violation of this Section 11.06 shall be null and void.

                  SECTION 11.07 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Texas, without regard to the principles of conflicts of law that would result in the application of the laws of any other jurisdiction.

                  SECTION 11.08 Severability. In the event any provision contained herein shall be held to be invalid, illegal or unenforceable for any reason, the invalidity, illegality or unenforceability thereof shall not affect any other provision hereof.

                  SECTION 11.09 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof. Accordingly, the parties agree that each of them shall be entitled to seek injunctive relief to prevent breaches of the terms of this Agreement and to seek specific performance of the terms hereof, in addition to any other remedy now or hereafter available at law or in equity, or otherwise.

                  SECTION 11.10 Interpretation.

                  (a) The headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit, extend or otherwise affect the meaning of any of the provisions hereof.

                  (b) In interpreting the provisions of this Agreement, time is of the essence in the performance of the obligations of the parties.

                  (c) The obligations of the Company set forth in this Agreement shall in no event be limited by or subject to their obligations under any other agreement or document to which any of them is a party or is bound as of the date hereof.

                  SECTION 11.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [signature page follows]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                                           COMPANY:

                                           NAB ASSET CORPORATION


                                           By: /s/ Alan Ferree
                                              ------------------------------
                                           Name:  Alan Ferree
                                                ----------------------------
                                           Title: Chief Financial Officer
                                                 ---------------------------


                                           SFS:

                                           STANWICH FINANCIAL SERVICES CORP.


                                           By: /s/ Charles E. Bradley
                                              ------------------------------
                                           Name:  Charles E. Bradley
                                                ----------------------------
                                           Title: President
                                                 ---------------------------


                                           PURCHASER:

                                           CENTEX FINANCIAL SERVICES, INC.


                                           By: /s/ Raymond G. Smerge
                                              ------------------------------
                                           Name:  Raymond G. Smerge
                                                ----------------------------
                                           Title: Executive Vice President
                                                 ---------------------------

                                                                       EXHIBIT A


C. Mark Brannum
Bar No. ________
Philip L. Lamberson
Bar No. ________
WINSTEAD SECHREST & MINICK PC
5400 Renaissance Tower
1201 Elm Street
Dallas, Texas 75270
Telephone:  (214) 745-5400
Facsimile:  (214) 745-5390

ATTORNEYS FOR NAB ASSET CORPORATION

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION

--------------------------------------------------------------------------------
In re:                               )
                                     )      Chapter 11
NAB ASSET CORPORATION,               )
                                     )      Case No. ________________
         Debtor.                     )
--------------------------------------------------------------------------------


                 NAB ASSET CORPORATION'S PLAN OF REORGANIZATION















Dated:  __________, 2001

                                TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----

PLAN OF REORGANIZATION............................................................................................1

ARTICLE I DEFINITIONS AND RULES OF INTERPRETATION.................................................................1

         1.1        "Acquisition Proposal"........................................................................1
         1.2        "Administrative Claim"........................................................................2
         1.3        "Affiliate"...................................................................................2
         1.4        "Allowed".....................................................................................2
         1.5        "Ballot"......................................................................................3
         1.6        "Bankruptcy Code".............................................................................3
         1.7        "Bankruptcy Court"............................................................................3
         1.8        "Bankruptcy Rules"............................................................................3
         1.9        "Bar Date"....................................................................................4
         1.10       "Business Day"................................................................................4
         1.11       "Capitalization Payment"......................................................................4
         1.12       "Cash"........................................................................................4
         1.13       "Centex"......................................................................................4
         1.14       "Claim".......................................................................................4
         1.15       "Class".......................................................................................4
         1.16       "Closing".....................................................................................4
         1.17       "Closing Date"................................................................................4
         1.18       "Closing Payment".............................................................................5
         1.19       "Collateral Document".........................................................................5
         1.20       "Common Stock"................................................................................5
         1.21       "Common Stock Interest".......................................................................5
         1.22       "Confirmation"................................................................................5
         1.23       "Confirmation Date"...........................................................................5
         1.24       "Confirmation Hearing"........................................................................5
         1.25       "Confirmation Order"..........................................................................5
         1.26       "Court Day"...................................................................................6
         1.27       "Debtor"......................................................................................6
         1.28       "Disbursing Agent"............................................................................6
         1.29       "Disclosure Statement"........................................................................6
         1.30       "Disputed Claim"..............................................................................6
         1.31       "Distribution Date"...........................................................................7
         1.32       "Earnest Money Deposit".......................................................................7
         1.33       "Earnest Money Escrow Agent"..................................................................7
         1.34       "Earnest Money Escrow Agreement"..............................................................7
         1.35       "Estate"......................................................................................7
         1.36       "Excepted Claims".............................................................................7
         1.37       "Excess Expenses".............................................................................7
         1.38       "Exonerated Parties"..........................................................................8
         1.39       "Final Order".................................................................................8

         1.40       "Governmental Authority"......................................................................8
         1.41       "Interests"...................................................................................8
         1.42       "Interim Motion"..............................................................................8
         1.43       "Interim Order"...............................................................................9
         1.44       "Miscellaneous Secured Claim".................................................................9
         1.45       "NAB".........................................................................................9
         1.46       "New Purchase Agreement"......................................................................9
         1.47       "New Purchaser"...............................................................................9
         1.48       "Other Priority Claim"........................................................................9
         1.49       "Overbid Transaction"........................................................................10
         1.50       "Person".....................................................................................10
         1.51       "Petition Date"..............................................................................10
         1.52       "Plan".......................................................................................10
         1.53       "Principal Shareholders".....................................................................10
         1.54       "Priority Tax Claim".........................................................................10
         1.55       "Professional"...............................................................................11
         1.56       "Purchase Payment"...........................................................................11
         1.57       "Qualified Third Party"......................................................................11
         1.58       "Record Date"................................................................................11
         1.59       "Released Matters"...........................................................................11
         1.60       "Released Parties"...........................................................................11
         1.61       "Reorganization Case"........................................................................12
         1.62       "Reorganized Board"..........................................................................12
         1.63       "Reorganized NAB"............................................................................12
         1.64       "Schedules"..................................................................................12
         1.65       "Secured Claim"..............................................................................12
         1.66       "SFS"........................................................................................12
         1.67       "Solicitation Materials".....................................................................12
         1.68       "Stock Acquisition"..........................................................................13
         1.69       "Stock Purchase Agreement"...................................................................13
         1.70       "Subsidiary".................................................................................13
         1.71       "Termination Fee"............................................................................13
         1.72       "Termination Fee Security"...................................................................13
         1.73       "Third Party"................................................................................13
         1.74       "Topping Offer"..............................................................................13
         1.75       "Topping Offer Amount".......................................................................14
         1.76       "Trade Debt".................................................................................14
         1.77       "Unsecured Claim"............................................................................14
         1.78       "Voting Deadline"............................................................................14

ARTICLE II TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY
TAX CLAIMS          .............................................................................................14

         2.1        Administrative Claims........................................................................14
         2.2        Priority Tax Claims..........................................................................15

ARTICLE III CLASSIFICATION OF CLAIMS AND INTERESTS...............................................................15

         3.1        General Rules of Classification..............................................................15

ARTICLE IV TREATMENT OF CLAIMS AND INTERESTS.....................................................................16

         4.1        Class 1 (Allowed Other Priority Claims)......................................................16
         4.2        Class 2 (Allowed Miscellaneous Secured Claims)...............................................16
         4.3        Class 3 (Allowed Unsecured Claims)...........................................................17
         4.4        Class 4 (Common Stock Interests).............................................................18

ARTICLE V IMPAIRMENT OF CLAIMS AND INTERESTS: VOTING.............................................................18

         5.1        Impaired and Unimpaired Claims and Interests.................................................18

ARTICLE VI CONDITIONS PRECEDENT TO CONFIRMATION AND
EFFECTIVE DATE...................................................................................................19

         6.1        Conditions to Confirmation...................................................................19
         6.2        Conditions to Occurrence of Closing Date.....................................................19
         6.3        Notice to Bankruptcy Court...................................................................19

ARTICLE VII MEANS OF IMPLEMENTING THE PLAN.......................................................................20

         7.1        Closing Under Stock Purchase Agreement.......................................................20
         7.2        Corporate Action.............................................................................20
         7.3        Effectiveness of Securities, Instruments and Agreements......................................20
         7.4        Management of Reorganized NAB................................................................21
         7.5        Cash Distribution............................................................................21
         7.6        Setoff.......................................................................................22
         7.7        Surrender of Common Stock....................................................................22
         7.8        Releases.....................................................................................23

ARTICLE VIII TREATMENT OF EXECUTORY CONTRACTS AND
UNEXPIRED LEASES.................................................................................................24

         8.1        Assumption and Rejection of Executory Contracts and Unexpired Leases.........................24
         8.2        Employee Compensation and Benefit Programs...................................................25
         8.3        Rejection Claims.............................................................................25
         8.4        Assumption Claims............................................................................25

ARTICLE IX EFFECTUATION OF OVERBID TRANSACTION...................................................................26

         9.1        Automatic Effectuation of Overbid Transaction................................................26

ARTICLE X EFFECTS OF PLAN CONFIRMATION...........................................................................27

         10.1       Discharge and Injunction.....................................................................27
         10.2       Revesting....................................................................................28
         10.3       Distributions to Disbursing Agent............................................................28
         10.4       Retention and Enforcement of Causes of Action................................................28
         10.5       Cancellation and Release of Liens............................................................29
         10.6       Retention of Jurisdiction....................................................................29
         10.7       Failure of Bankruptcy Court to Exercise Jurisdiction.........................................31
         10.8       Official Committees..........................................................................31

ARTICLE XI MISCELLANEOUS PROVISIONS..............................................................................31

         11.1       Payment of Statutory Fees....................................................................31
         11.2       Procedure for Determining Certain Claims.....................................................31
         11.3       Cramdown.....................................................................................32
         11.4       Modification of the Plan.....................................................................32
         11.5       Withdrawal of Plan...........................................................................33
         11.6       Substantial Consummation of Plan.............................................................33
         11.7       Reservation of Rights........................................................................33
         11.8       Section 1145 Exemption.......................................................................34
         11.9       Section 1146 Exemption.......................................................................34
         11.10      Unclaimed Property...........................................................................34
         11.11      Limitation of Liability......................................................................34
         11.12      Final Order..................................................................................36
         11.13      Record Date for Distribution.................................................................36
         11.14      Notices and Distributions....................................................................37
         11.15      Saturday, Sunday or Legal holiday............................................................38
         11.16      Time.........................................................................................38
         11.17      Severability of Provisions...................................................................39
         11.18      Headings.....................................................................................39
         11.19      Binding Effect...............................................................................40
         11.20      Governing Law................................................................................40
         11.21      Interpretation of Plan and Related Documents.................................................40
         11.22      Filing of Additional Documents...............................................................40
         11.23      Further Assurances...........................................................................40
         11.24      Withholding and Reporting Requirements.......................................................41

                             PLAN OF REORGANIZATION

         NAB Asset Corporation hereby proposes the following plan of reorganization pursuant to chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"). ALL HOLDERS OF CLAIMS AND INTERESTS ARE URGED TO READ WITH CARE THE PLAN AND THE ACCOMPANYING DISCLOSURE AND SOLICITATION STATEMENT IN EVALUATING HOW THE PLAN WILL AFFECT THEIR CLAIMS AND/OR INTERESTS.

                                   ARTICLE I
                     DEFINITIONS AND RULES OF INTERPRETATION


         Unless the context requires otherwise, the following terms shall have the following meanings when used with the initial letter capitalized. Such meanings shall be equally applicable to both the singular and plural, and masculine and feminine, forms of the terms defined. The words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. Captions and headings to articles, sections, schedules and exhibits are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of the Plan. The rules of construction set forth in Section 102 of the Bankruptcy Code shall apply. Any term used herein that is not defined herein but is defined in the Bankruptcy Code or Bankruptcy Rules shall have the meaning ascribed to such term in the Bankruptcy Code or Bankruptcy Rules (with the Bankruptcy Code controlling in the case of a conflict or ambiguity).

         1.1 "Acquisition Proposal" means any bona fide written proposal relating to an acquisition of all or any substantial part of NAB or any Subsidiary or their respective businesses (whether by merger, consolidation, purchase of assets or purchase of stock) or any other transaction of a similar nature.

         1.2 "Administrative Claim" means, except as otherwise set forth herein, a Claim to the extent that it is of the kind described in section 503(b) of the Bankruptcy Code and is entitled to priority under section 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary expenses of preserving the Estate, (b) any actual and necessary expenses of operating the business of the Debtor, (c) any actual indebtedness or obligations incurred or assumed by the Debtor during the pendency of the Reorganization Case in connection with the conduct of its business, (d) any actual expenses necessary or appropriate to comply with the Stock Purchase Agreement or to facilitate or effectuate the Plan, (e) any amount required to be paid under section 365(b)(1) of the Bankruptcy Code in connection with assumption of executory contracts or unexpired leases, and (f) all allowances of compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under sections 330(a), 331 or 503(b)(2), (3), (4) or (5) of the Bankruptcy Code.

         1.3 "Affiliate" means, with respect to any Person, any other Person who, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether by contract or otherwise.

         1.4 "Allowed" means (a) with respect to an Administrative Claim of the kind described in section 503(b)(2), (3), (4) or (5) of the Bankruptcy Code, an Administrative Claim that has been allowed by a Final Order, to the extent so allowed; (b) with respect to any other

Administrative Claim (except Trade Debt), an Administrative Claim with respect to which a request for payment has been timely filed pursuant to SECTION 11.2 of the Plan or with respect to which no such filing is necessary, and to which no objection has been timely filed; (c) with respect to a Disputed Claim, a claim that has been allowed by a Final Order, to the extent so allowed; or (d) with respect to any other Claim, a Claim with respect to which a proof of claim has been timely filed by the Bar Date and to which no objection or motion to estimate for purposes of allowance in the Reorganization Case has been timely filed, or if no proof of claim was so filed, which was or hereafter is listed on the Schedules as liquidated in amount and not disputed or contingent.

         1.5 "Ballot" means the ballot and/or master ballot, as is appropriate in the circumstances, distributed to a holder of a Class 4 Interest for the purpose of, among other things, voting on the Plan.

         1.6 "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. Section.101 et seq., as amended by the Bankruptcy Reform Act of 1994, and as amended from time to time.

         1.7 "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Texas or such other court as may hereafter exercise original jurisdiction over the Reorganization Case or any proceeding therein.

         1.8 "Bankruptcy Rules" means the Bankruptcy Rules promulgated under 28 U.S.C. Section 2075 and the local rules and standing orders of the Bankruptcy Court, as amended from time to time.

         1.9 "Bar Date" means the date by which the Bankruptcy Court orders that Claims must be filed.

         1.10 "Business Day" means any day other than a Saturday, Sunday or federal holiday.

         1.11 "Capitalization Payment" means an amount in Cash equal to the excess of (i) the sum of (a) $930,000, and (b) the amounts identified pursuant to SECTION 6.03(B) of the Stock Purchase Agreement and owed by NAB (1) in the ordinary course of business to third-party vendors which relate to the normal business activity of NAB, (2) for obligations to employees and directors in the ordinary course of business, (3) for taxes due, and (4) for Allowed Administrative Claims, over (ii) the Closing Payment.

         1.12 "Cash" means lawful currency of the United States of America and its equivalents.

         1.13 "Centex" means Centex Financial Services, Inc., a Nevada corporation.

         1.14 "Claim" means a "claim" as defined in section 101(5) of the Bankruptcy Code against the Debtor or property of the Debtor, arising before the Closing Date.

         1.15 "Class" means a category or group of holders of Claims or Interests as designated pursuant to ARTICLE 3 of the Plan.

         1.16 "Closing" means the closing of the transactions contemplated by the Stock Purchase Agreement.

         1.17 "Closing Date" means the date on which the Closing occurs.

         1.18 "Closing Payment" means, at the date of determination, the amount equal to (i) the product of (a) $0.125 and (b) the number of shares of Common Stock held by holders other than Principal Shareholders, less (ii) any Excess Expenses up to a maximum of $50,000 in the aggregate.

         1.19 "Collateral Document" means each instrument, agreement, and document to be issued or executed in connection with the Plan.

         1.20 "Common Stock" means the shares of Common Stock, par value $.10 per share, of NAB on the Petition Date.

         1.21 "Common Stock Interest" means any right arising from the ownership, beneficial or otherwise, of Common Stock, and any outstanding rights to acquire Common Stock, and all Claims arising from rescission of a purchase or sale of such stock or right to acquire such stock or for damages arising from such purchase or sale.

         1.22 "Confirmation" means entry of the Confirmation Order.

         1.23 "Confirmation Date" means the date on which the Confirmation Order is entered on the docket by the Clerk of the Bankruptcy Court.

         1.24 "Confirmation Hearing" means the hearing with respect to the Plan required by section 1128(a) of the Bankruptcy Code.

         1.25 "Confirmation Order" means the order of the Bankruptcy Court, in form and substance reasonably satisfactory to the Debtor and Centex, confirming the Plan pursuant to section 1129 of the Bankruptcy Code and approving the Debtor's performance of the Stock Purchase Agreement.

         1.26 "Court Day" means a day which is not a Saturday, Sunday or legal holiday listed in Bankruptcy Rule 9006(a).

         1.27 "Debtor" means NAB, as debtor in possession in the Reorganization Case.

         1.28 "Disbursing Agent" means one or more disbursing agents, to be designated by NAB with Centex's consent (which shall not be unreasonably withheld) prior to Confirmation, which will receive the distributions to be made to Class 4 under the Plan and make such distributions to the holders of Class 4 Interests as are provided in the Plan.

         1.29 "Disclosure Statement" mean the Debtor's Disclosure and Solicitation Statement pertaining to the Plan, dated _______________, 2001, together with any appendices or documents attached thereto or otherwise incorporated by reference therein, as the same may be amended, modified, restated or supplemented from time to time.

         1.30 "Disputed Claim" means a Claim (a) that the Debtor or Reorganized NAB has scheduled as unliquidated, disputed, contingent or subject to offset and which has not been allowed by a Final Order, or (b) as to which an objection or motion to estimate for purposes of allowance in the Reorganization Case has been timely filed, but has not been withdrawn or resolved by a Final Order. Notwithstanding the foregoing, a Claim which is Allowed in the Plan is not a Disputed Claim.

         1.31 "Distribution Date" means on or as soon as practicable after the later of (a) the Closing Date and (b) the date on which a Claim becomes an Allowed Claim by Final Order and all other conditions to distribution with respect to such Claim shall have been satisfied.

         1.32 "Earnest Money Deposit" means the funds held and invested by the Earnest Money Escrow Agent under the Earnest Money Escrow Agreement, as such amount may be adjusted in accordance with SECTION 1.02(B) of the Stock Purchase Agreement.

         1.33 "Earnest Money Escrow Agent" means Commerce Land Title, Inc. in its capacity as escrow agent under the Earnest Money Escrow Agreement.

         1.34 "Earnest Money Escrow Agreement" means the Escrow Agreement entered into as of January 31, 2001 by and among Centex, NAB and the Earnest Money Escrow Agent, a true and correct copy of which is attached hereto as Exhibit B.

         1.35 "Estate" means the estate of the Debtor created in the Reorganization Case pursuant to section 541 of the Bankruptcy Code.

         1.36 "Excepted Claims" mean Claims as to which the Bankruptcy Court orders that no proof of claim or request for payment of Administrative Claim need be filed.

         1.37 "Excess Expenses" means the aggregate amount of fees and expenses incurred by or on behalf of the Debtor or the Subsidiaries, including the Debtor's legal, financial, advisory and other professional fees (exclusive of a maximum fee of $125,000 payable to Samco Capital Markets), in connection with the transactions contemplated by the Stock Purchase Agreement from and after December 15, 2000 to and including the Closing Date (whether or not paid by such date) in excess of $250,000.

         1.38 "Exonerated Parties" means the Debtor, Reorganized NAB, Centex and the Disbursing Agent as well as each of their respective stockholders, directors, officers, agents, employees, members, accountants, attorneys, financial advisors and representatives, or any one or more of the foregoing.

         1.39 "Final Order" means an order or judgment of the Bankruptcy Court or any other court exercising jurisdiction over the subject matter and the parties that has not been reversed, stayed, modified, amended or vacated and as to which no appeal, petition for certiorari or request for reargument or other review or rehearing has been requested or is pending; and as to which the time to appeal, petition for certiorari or seek reargument, other review or rehearing has expired or the right to do so has been fully and effectively waived in writing; or, if an appeal, reargument, writ of certiorari, review or rehearing thereof has been sought, the order or judgment has been affirmed by the highest court to which the order was appealed, or from which the reargument, review or rehearing was sought, or the petition for writ of certiorari has been denied, and the time to take any further appeal or to seek certiorari or further reargument, review or rehearing has expired.

         1.40 "Governmental Authority" means any nation or government, any state or political subdivision thereof, any federal or state court and any other agency or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         1.41 "Interests" means Common Stock Interests in the Debtor.

         1.42 "Interim Motion" means a motion filed with the Bankruptcy Court by the Company to enter the Interim Order.

         1.43 "Interim Order" means an order in form and substance reasonably satisfactory to Centex (i) approving the provisions of and authorizing the performance of the Company under ARTICLE 6 and SECTION 9.03 of the Stock Purchase Agreement, (ii) providing that, so long as the Stock Purchase Agreement has not been terminated in accordance with SECTION 9.01 thereof, the Bankruptcy Court shall not permit consideration of or approve an Acquisition Proposal unless NAB has fully complied with all the provisions of SECTION 6.02 thereof as they apply to such Acquisition Proposal and such Acquisition Proposal constitutes an Overbid Transaction, (iii) providing that the Termination Fee shall be secured by a first priority lien and security interest in the Termination Fee Security and (iv) providing that such interim order cannot be amended or modified without the consent of Centex, which consent shall not be unreasonably withheld.

         1.44 "Miscellaneous Secured Claim" means any Secured Claim.

         1.45 "NAB" means NAB Asset Corporation, a Texas corporation, and the Debtor in the Reorganization Case.

         1.46 "New Purchase Agreement" means an amended version of the Stock Purchase Agreement or any other substantially similar Stock Purchase Agreement between the New Purchaser and NAB.

         1.47 "New Purchaser" means the purchaser under a New Purchase Agreement other than Centex.

         1.48 "Other Priority Claim" means any Claim to the extent entitled to priority in payment under section 507(a) (3), (4), (5) or (6) of the Bankruptcy Code.

         1.49 "Overbid Transaction" means an Acquisition Proposal made in writing by a Qualified Third Party (i) which would provide for consideration attributable to the holders of Common Stock, other than the Principal Shareholders, having a fair market value, as determined by an investment banking firm of national standing selected by NAB and reasonably acceptable to Centex, which exceeds the Purchase Payment (or, if Centex has delivered a Topping Offer to NAB, the Topping Offer Amount) by at least $1 million and (ii) the terms and conditions of which are reasonably determined by the board of directors of NAB to be, when taken in their entirety, no less favorable to NAB or the holders of Common Stock than the terms and conditions set forth in the Stock Purchase Agreement.

         1.50 "Person" means any individual, corporation, partnership, association, trust or any other entity or organization of any kind or character, including a Governmental Authority.

         1.51 "Petition Date" means the date on which the petition for relief commencing the Reorganization Case is filed.

         1.52 "Plan" means this Plan of Reorganization, and any exhibits and schedules attached hereto (which are hereby incorporated by reference) as the same may be amended, modified or supplemented from time to time in accordance with the provisions set forth herein, the Bankruptcy Code and the Bankruptcy Rules.

         1.53 "Principal Shareholders" means Consumer Portfolio Services, Inc., Greenhaven Associates, Inc., and Centex.

         1.54 "Priority Tax Claim" means any Claim to the extent entitled to priority payment under section 507(a)(8) of the Bankruptcy Code.

         1.55 "Professional" means those persons retained at the expense of the Estate in the Reorganization Case pursuant to an order of the Bankruptcy Court in accordance with sections 327, 328 or 1103 of the Bankruptcy Code.

         1.56 "Purchase Payment" means an amount in Cash equal to the excess of the Closing Payment over the Earnest Money Deposit.

         1.57 "Qualified Third Party" means (subject to the last sentence of SECTION 6.02(a) of the Stock Purchase Agreement) a Third Party who the board of directors of NAB has reasonably determined, based on the advice of its financial advisors, is financially able to consummate an Overbid Transaction.

         1.58 "Record Date" means, for purposes of voting, ___________, 2001, and for purposes of distribution, the Petition Date.

         1.59 "Released Matters" means any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (including, without limitation, those arising under the Bankruptcy Code), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence taking place before, on or after the Petition Date and to and including the Closing Date, and in any way relating to the Debtor (before, on or after the Petition Date), the Reorganization Case, the Stock Purchase Agreement or the Plan.

         1.60 "Released Parties" means each of the Debtor's agents, employees, members, accountants, attorneys, financial advisors and representatives, present and former officers and directors, the entities that elected such directors to the extent that they are or may be liable for the actions or inactions of such directors, SFS, Centex and its Subsidiaries, and their respective present and former officers, directors, agents, employees, members, accountants, attorneys, financial advisors and representatives, or any one or more of the foregoing.

         1.61 "Reorganization Case" means the case under chapter 11 of the Bankruptcy Code commenced by the Debtor.

         1.62 "Reorganized Board" means individually or collectively as is appropriate in the context, the board of directors of Reorganized NAB on and after the Closing Date.

         1.63 "Reorganized NAB" means NAB on and after the Closing Date.

         1.64 "Schedules" means the Debtor's Schedules of Assets and Liabilities, which may be filed with the Clerk of the Bankruptcy Court pursuant to Bankruptcy Rule 1007.

         1.65 "Secured Claim" means a Claim which constitutes a secured claim under section 506(a) or 1111 (b) of the Bankruptcy Code.

         1.66 "SFS" means Stanwich Financial Services Corp., a Rhode Island corporation.

         1.67 "Solicitation Materials" means the Disclosure Statement and all exhibits and letters thereto, and all Ballots and instructions and other materials provided by the Debtor to entities entitled to vote on the Plan.

         1.68 "Stock Acquisition" means the issuance and sale by NAB to Centex of shares of Common Stock representing 49.9% of the issued and outstanding Common Stock on the Closing Date.

         1.69 "Stock Purchase Agreement" means the Stock Purchase Agreement, dated as of March 16, 2001, among NAB, SFS, and Centex, a true and correct copy of which is attached hereto as Exhibit A.

         1.70 "Subsidiary" means with respect to NAB (i) any corporation or other Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by NAB or (ii) any partnership of which NAB or any Subsidiary is a general partner or of which NAB directly or indirectly owns partnership interests which entitle it to receive more than 50% of the distributions made by such partnership.

         1.71 "Termination Fee" means $500,000, which fee shall be paid no later than one Business Day after the date of consummation of any Acquisition Proposal, by wire transfer of immediately available funds to such account as Centex shall designate in a written notice delivered to NAB.

         1.72 "Termination Fee Security" means [_____________________________].

         1.73 "Third Party" means any Person other than NAB or Centex or any of their respective Affiliates.

         1.74 "Topping Offer" means a written offer by Centex, in accordance with SECTION 6.02(a) of the Stock Purchase Agreement, to amend the terms of the Stock Purchase

Agreement in order to provide for consideration having a value at least $100,000 greater than the value of the consideration provided for under the Acquisition Proposal.

         1.75 "Topping Offer Amount" means the amount of the consideration specified in the most recent Topping Offer delivered by Centex to NAB pursuant to SECTION 6.02(a) of the Stock Purchase Agreement.

         1.76 "Trade Debt" means any Claim for goods provided or services rendered in the ordinary course of business to the Debtor on or after the Petition Date.

         1.77 "Unsecured Claim" means a Claim that is not a Secured Claim, an Administrative Claim, a Priority Tax Claim, an Other Priority Claim or a Common Stock Interest. 1.78 "Voting Deadline" means the date by which Ballots for acceptance or rejection of the Plan must be received by the tabulating agent in order to be counted.

                                   ARTICLE II
           TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

         2.1 Administrative Claims. Each Allowed Administrative Claim shall be paid in full in Cash in full satisfaction, settlement, release, extinguishment and discharge of such claim (a) at the option of the Debtor (before the Closing
Date) or Reorganized NAB (on or after the Closing Date) (i) in the ordinary course of business as such Claim matures or (ii) on the Distribution Date, unless the holder thereof agrees to less favorable treatment of such Claim (including, without limitation, any treatment that may be provided for in any documentation, statute or regulation governing such Claim) or (b) on such other date as the Bankruptcy Court may order; provided, however, that all Trade Debt will be paid in the ordinary course of business. Notwithstanding the foregoing, the Debtor's or Reorganized NAB's failure to object to any Administrative Claim in the Reorganization Case shall be without prejudice to Reorganized NAB's right to contest or otherwise defend against such Claim in any forum when and if such Claim is sought to be enforced by the holder thereof after the Closing Date.

         2.2 Priority Tax Claims. Each Allowed Priority Tax Claim shall be paid in full in Cash on the Distribution Date, unless the holder thereof agrees to less favorable treatment of such Claim (including, without limitation, any treatment that may be provided for in any documentation, statute or regulation governing such Claim); provided, however, that the Debtor may elect to have any Allowed Priority Tax Claim paid in deferred Cash payments over a period not to exceed six (6) years after the date of assessment of such Priority Tax Claim, of a value, as of the Closing Date, equal to the amount of such Allowed Priority Tax Claim, which option shall be exercised by written notice given to the holder of a Priority Tax Claim delivered on or before the Distribution Date specifying a payment schedule, a rate of interest and the date by which an objection to such treatment must be filed and served. Reorganized NAB shall have the right to prepay without penalty or premium any Allowed Priority Tax Claim, in whole or in part.

                                  ARTICLE III
                     CLASSIFICATION OF CLAIMS AND INTERESTS

         3.1 General Rules of Classification. Claims and Interests shall be treated in accordance with the classifications scheme set forth in this ARTICLE
3. A Claim or Interest that is properly included in more than one class is in a Class to the extent that it qualifies within the description of such Class and is in a different Class to the extent that it qualifies within the description of such different Class, but the same portion of a Claim or Interest may not be in more than one Class. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and shall be paid in accordance with the provisions set forth in ARTICLE 2 of the Plan.

                  (a) Class 1 Claims. Class 1 shall consist of all Allowed Other Priority Claims.

                  (b) Class 2 Claims. Class 2 shall consist of all Allowed Miscellaneous Secured Claims.

                  (c) Class 3 Claims. Class 3 shall consist of all Allowed Unsecured Claims.

                  (d) Class 4 Common Stock Interests. Class 4 shall consist of all Common Stock Interests.

                                   ARTICLE IV
                        TREATMENT OF CLAIMS AND INTERESTS


         Claims and Interests shall be treated in the manner set forth in this
ARTICLE 4.

         4.1 Class 1 (Allowed Other Priority Claims). Class l Claims are unimpaired. Each holder of a Class 1 Claim shall be paid in full in Cash on the Distribution Date or, at the option of Reorganized NAB, in the ordinary course of business as such Claim matures, unless such holder agrees to less favorable treatment of such Claim (including, without limitation, any treatment that may be provided for in any documentation, statute or regulation governing such Claim).

         4.2 Class 2 (Allowed Miscellaneous Secured Claims). Class 2 Claims are unimpaired. Unless the holder thereof agrees to less favorable treatment of such Claim, each holder of a Class 2 Claim shall receive one of the following alternative treatments, at the election of the Debtor made prior to the Closing Date:

                  (a) The legal, equitable and contractual rights to which such Claim entitles the holder thereof shall be unaltered by the Plan;

                  (b) Such Claim shall receive the treatment described in
section 1124(2) of the Bankruptcy Code; or

                  (c) All collateral securing such Claim shall be transferred and surrendered to such holder, without representation or warranty by, or recourse against, the Debtor or Reorganized NAB.

         With respect to any Class 2 Claim that receives any treatment described above, the Debtor's or Reorganized NAB's failure to object to such Claim in the Reorganization Case shall be without prejudice to Reorganized NAB's right to contest or otherwise defend against such Claim in any forum when and if such Claim is sought to be enforced by the holder thereof after the Closing Date.

         4.3 Class 3 (Allowed Unsecured Claims). Class 3 Claims are unimpaired. Unless the holder thereof agrees to less favorable treatment of such Claim, each holder of a Class 3 Claim shall receive one of the following alternative treatments, at the election of the Debtor made prior to the Closing Date:

                  (a) The legal, equitable and contractual rights to which such Claim entitles the holder thereof shall he unaltered by the Plan; or

                  (b) Such Claim shall receive the treatment described in
section 1124(2) of the Bankruptcy Code.

         With respect to any Class 3 Claim that receives either treatment described above, the Debtor's or Reorganized NAB's failure to object to such Claim in the Reorganization Case shall be without prejudice to Reorganized NAB's right to contest or otherwise defend against such Claim in any forum when and if such Claim is sought to be enforced by the holder thereof after the Closing Date.

         4.4 Class 4 (Common Stock Interests).

                  (a) Class 4 Common Stock Interests are impaired. Subject to SECTIONS 7.7 and 11.24 of the Plan and except as provided in subsection (b) immediately below, each holder of a Class 4 Interest other than the Principal Shareholders as of the Record Date for distribution shall receive in Cash on the Distribution Date their respective share of the Closing Payment.

                  (b) In lieu of the treatment specified in subsection (a) above, the Principal Shareholders, by voting to accept the Plan, agree to less favorable treatment of their Class 4 Interests by retaining their Common Stock.

                                   ARTICLE V
                   IMPAIRMENT OF CLAIMS AND INTERESTS: VOTING


         5.1 Impaired and Unimpaired Claims and Interests. Because Class 4 is impaired, each holder of record as of the Record Date for voting of a Class 4 Common Stock Interest is entitled to vote to accept or reject the Plan. By voting to accept the Plan, a holder of a Claim or Interest expressly waives any right it or its successors or assigns may have to change or withdraw its acceptance after the Voting Deadline unless the Bankruptcy Court determines that
(a) the disclosure received by such holder was not adequate as required by section 1126(b) of the Bankruptcy Code or (b) the Plan has been modified in a manner which materially and adversely changes the treatment of the holder's Claim or Interest. Holders of Allowed Claims in Classes 1, 2 and 3 are unimpaired under the Plan and, therefore, are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Consequently, their votes on the Plan have not been and will not be solicited.

                                   ARTICLE VI
             CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVE DATE


         6.1 Conditions to Confirmation. It shall be a condition to Confirmation of the Plan that the Stock Purchase Agreement shall be in full force and effect.

         6.2 Conditions to Occurrence of Closing Date. Notwithstanding anything to the contrary contained in any other section of the Plan, it shall he a condition to the occurrence of the Closing Date that all conditions to closing the transactions contemplated by the Stock Purchase Agreement as set forth in
ARTICLE 7 therein shall have been satisfied or waived. Any such waiver may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action other than proceeding to consummate the Plan. In addition, the Closing Date shall not occur before the first (1st) Business Day after the first (1st) Court Day that is at least ten (10) days after the Confirmation Date (or such earlier date as is agreed to in writing by the parties to the Stock Purchase Agreement).

         6.3 Notice to Bankruptcy Court. Promptly after the Closing Date, Reorganized NAB shall file with the Clerk of the Bankruptcy Court a notice that the Plan has become effective; provided, however, that failure to file such notice shall not affect the effectiveness of the Plan or the rights and obligations of any entity hereunder, under the Stock Purchase Agreement or any of the documents, instruments, securities or agreements issued or to be issued, or executed or to be executed, to effectuate the transactions contemplated by the Plan or the Stock Purchase Agreement.

                                  ARTICLE VII
                         MEANS OF IMPLEMENTING THE PLAN

         7.1 Closing Under Stock Purchase Agreement. On the Closing Date, NAB shall consummate the Stock Acquisition in consideration of payments by Centex or on behalf of Centex on the Closing Date as follows: Centex (i) shall pay to the Disbursing Agent the Purchase Payment, (ii) shall take all action on its part required to cause the Earnest Money Escrow Agent to deliver the Earnest Money Deposit to the Disbursing Agent, and (iii) shall pay to NAB the Capitalization Payment.

         7.2 Corporate Action. On the Closing Date, all actions contemplated by the Plan shall be authorized and approved in all respects (subject to the provisions of the Plan). All matters provided for in the Plan involving the corporate structure of the Debtor or Reorganized NAB in connection with the Plan, and any corporate action required by the Debtor or Reorganized NAB in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by security holders or directors of the Debtor or Reorganized NAB. On the Closing Date, the appropriate officers of Reorganized NAB and members of the Reorganized Board are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan and the Stock Purchase Agreement in the name of and on behalf of Reorganized NAB.

         7.3 Effectiveness of Securities, Instruments and Agreements. On the Closing Date, all instruments, documents and agreements authorized, issued or entered into pursuant to the Plan or the Stock Purchase Agreement and, to the extent not already effective in accordance with its terms, each of the other exhibits to the Stock Purchase Agreement, shall become effective, legally binding and enforceable on the parties thereto in accordance with their respective terms and conditions without the requirement of any further action by security holders or directors of the Debtor or Reorganized NAB, and shall be deemed to become effective simultaneously.

         7.4 Management of Reorganized NAB. On and after the Closing Date, the management, control and operation of Reorganized NAB shall become the responsibility of its Reorganized Board. The initial officers and directors of Reorganized NAB shall consist of those individuals identified in the Disclosure Statement or otherwise disclosed to the Bankruptcy Court (with the written approval of Centex) at or prior to the Confirmation Hearing. All such directors and officers shall be deemed elected as of the Closing Date pursuant to the Confirmation Order. Those officers and directors not continuing in office shall be deemed removed therefrom as of the Closing Date pursuant to the Confirmation Order.

         7.5 Cash Distribution. Payments to the Disbursing Agent pursuant to
SECTION 7.1 of the Plan shall constitute distributions under the Plan. All payments of Cash to be made under the Plan to holders of Class 4 Interests shall be made by the Disbursing Agent, which shall make the distributions on account of holders of Class 4 Interests as provided for herein. Reorganized NAB shall pay the Disbursing Agent's reasonable fees and expenses (including attorneys' fees and expenses) for services performed in accordance with the Plan. The Disbursing Agent may, with the consent of the Debtor (before the Closing Date) or Reorganized NAB (on or after the Closing Date), employ or contract with other entities to assist in or perform the distribution of property to be distributed. The Disbursing Agent shall serve without bond. All other Cash distributions to be made under the Plan shall be made by Reorganized NAB or its designee. Any payment of Cash may be made either by check or by wire transfer, at the option of Reorganized NAB or the Disbursing Agent, as the case may be.

         7.6 Setoff. Except as otherwise provided for herein, or in the Stock Purchase Agreement, Reorganized NAB may, but shall not be required to, set off against any Claim or Interest, and against the distributions to be made by it pursuant to the Plan in respect of such Claim or Interest, any claims of any nature whatsoever that the Debtor may have against the holder of such Claim or Interest, but neither the failure to do so nor the allowance of any Claim or Interest hereunder shall constitute a waiver or release of any such claim the Debtor may have against such holder.

         7.7 Surrender of Common Stock.

                  (a) No distribution shall be made to or on behalf of a holder of a Class 4 Interest other than the Principal Shareholders under the Plan (other than to the Disbursing Agent) unless and until such holder shall surrender its Common Stock certificate to the Disbursing Agent for cancellation pursuant to written instructions to such holders from NAB or Reorganized NAB. Any holder of a Class 4 Interest other than the Principal Shareholders whose Common Stock certificate has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such certificate, deliver to the Disbursing Agent (i) evidence satisfactory to Reorganized NAB and the Disbursing Agent of the loss, theft, mutilation or destruction of such certificate and (ii) such security or indemnity as may reasonably be required by Reorganized NAB and the Disbursing Agent to hold Reorganized NAB and the Disbursing Agent harmless with respect thereto.

                  (b) Any holder of a Class 4 Interest other than the Principal Shareholders that has not satisfied the requirement of subsection (a) immediately above within two (2) years after the Closing Date shall receive no distribution on account of its Class 4 Interest and shall be forever barred from asserting any claim, right or interest based thereon. As soon as practicable after the second (2nd) anniversary of the Closing Date, the Disbursing Agent shall pay any Cash distribution to which such holder would have been entitled to the holders of Class 4 Interests who did satisfy the requirements of subsection
(a) immediately above within two (2) years after the Closing Date, in proportion to the amount of Common Stock surrendered by such holders.

         7.8 Releases.

                  (a) On the Closing Date, Reorganized NAB, on its own behalf and as representative of the Debtor's estate, releases unconditionally, and is hereby deemed to release unconditionally, each of the Released Parties from the Released Matters; provided, however, that the foregoing release shall not apply
(i) to performance or nonperformance under the Plan or the Stock Purchase Agreement or related instruments, securities, agreements or documents, or (ii) to any action or omission that constitutes actual fraud or criminal behavior.

                  (b) On the Closing Date, each holder of an Interest that is entitled to vote on the Plan shall be deemed to have unconditionally released the Released Parties from the Released Matters; provided, however, that the foregoing release shall not apply (i) to performance or nonperformance under the Plan or the Stock Purchase Agreement or related instruments, securities, agreements or documents or (ii) to any such action or omission that constitutes actual fraud or criminal behavior; provided, further, that a holder may elect, by checking the box provided on the Ballot, not to grant such release.

                  (c) The Confirmation Order shall contain a permanent injunction to effectuate the releases granted in this SECTION 7.8.

                                  ARTICLE VIII
              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         8.1 Assumption and Rejection of Executory Contracts and Unexpired Leases. On and effective as of the Closing Date, all executory contracts and unexpired leases of the Debtor (including any amendments, revisions or modifications thereto) will be assumed, excluding (a) any and all executory contracts and unexpired leases which are listed on any "Schedule of Rejected Executory Contracts" filed by the Debtor before the conclusion of the Confirmation Hearing, all of which contracts and leases shall be rejected on the Closing Date, (b) any and all such contracts and leases rejected by order of the Bankruptcy Court by the Closing Date and (c) any and all such contracts and leases which are the subject of any motion to reject pending on the Confirmation Date that is ultimately granted by Final Order. The Debtor shall obtain the approval of Centex before filing any "Schedule of Rejected Executory Contracts" or any motion to reject an executory contract or unexpired lease, which approval may be withheld if, in the reasonable judgment of Centex, the effect of such Schedule or motion is or would likely be unfavorable to Centex or Reorganized NAB. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Without limiting the foregoing, the Stock Purchase Agreement shall be assumed under the Plan on the Closing Date. Executory contracts and leases entered into after the Petition Date will be performed by the Debtor or Reorganized NAB in the ordinary course of business.

         8.2 Employee Compensation and Benefit Programs. All employee compensation and benefit plans, policies and programs of the Debtor, including those benefits that are provided to individuals actually providing services for the Debtor or a Subsidiary under the lease-employee management contracts with Administaff Companies, Inc., as described in the Disclosure Statement and in effect on the Petition Date shall continue in full force and effect, without prejudice to Reorganized NAB's rights under applicable nonbankruptcy law to modify, amend or terminate any of the foregoing plans, policies and programs.

         8.3 Rejection Claims. Any Claims arising out of the rejection of an executory contract or unexpired lease must be filed with the Bankruptcy Court no later than thirty (30) days after the later of the Closing Date and the date of any Final Order approving the Debtor's rejection of such contract or lease or be forever barred from assertion against the Debtor, Reorganized NAB, or their properties or Estates. Each Claim resulting from such rejection shall constitute a Class 2 Claim if it is an Allowed Secured Claim or, otherwise a Class 3 Claim.

         8.4 Assumption Claims. All cure and compensation payments which may be required by section 365(b) of the Bankruptcy Code under any executory contracts or unexpired leases which are assumed shall constitute Administrative Claims; provided, however, in the event of a dispute regarding the amount of any such payments, the cure of any other defaults, the ability of Reorganized NAB to provide adequate assurance of future performance or any other matter pertaining to assumption, Reorganized NAB shall make such payments and cure such other defaults and provide adequate assurance of future performance only following the entry of a Final Order resolving such dispute. The Debtor (with the consent of Centex) prior to the Closing Date, and Reorganized NAB after the Closing Date, may (but is not required to) provide notice in writing to a party to an executory contract or unexpired lease to be assumed hereunder setting forth the amount of any cure or compensation payments it intends to pay and any adequate assurance of future performance it intends to provide. If a party to such executory contract or unexpired lease has not filed an appropriate pleading with the Bankruptcy Court on or before the tenth (10th) day after mailing of such notice disputing the terms for assumption set forth in the Debtor's notice and requesting a hearing thereon, then such party shall be deemed to have accepted such terms for assumption and waived its right to dispute such matters.

                                   ARTICLE IX
                       EFFECTUATION OF OVERBID TRANSACTION

         9.1 Automatic Effectuation of Overbid Transaction. If NAB terminates the Stock Purchase Agreement or a New Purchase Agreement pursuant to SECTION
9.01 (or similar provision) of the Stock Purchase Agreement, or if the Stock Purchase Agreement or a New Purchase Agreement is amended in response to an overbid proposal as contemplated by SECTION 6.02 (or similar provision) of the Stock Purchase Agreement, then the Plan shall automatically effectuate the last such agreement entered into by NAB with respect to the Overbid Transaction or such amended Stock Purchase Agreement. Subject to the provisions of ARTICLE 5 of the Plan, each holder of a Claim or Interest that has accepted or rejected the Plan prior to such automatic effectuation shall be deemed to have accepted or rejected the Plan as so effectuated, and shall not be permitted to change or withdraw its acceptance or rejection based on the changes to the Plan necessary to so effectuate. In such event:

                  (a) if the purchaser under a New Purchase Agreement is not Centex, each reference to "Centex" in the Plan, other than in this ARTICLE 9 and in the definition of "Earnest Money Escrow Agreement," shall refer to the New Purchaser under the New Purchase Agreement; and

                  (b) each reference to the "Stock Purchase Agreement" in the Plan, other than in SECTION 11.11 of the Plan and in this ARTICLE 9, shall refer to (i) in the case of a termination pursuant to SECTION 9.01 of the Stock Purchase Agreement or similar provision of a New Purchase Agreement, the Stock Purchase Agreement between the New Purchaser and NAB, which shall in form and substance (other than the amount of the purchase price) be substantially similar to the Stock Purchase Agreement, or (ii) in the case of an amendment of the Stock Purchase Agreement or New Purchase Agreement in response to an overbid proposal as contemplated by SECTION 6.02 (or similar provision) thereof, the Stock Purchase Agreement or New Purchase Agreement as so amended.

                                   ARTICLE X
                          EFFECTS OF PLAN CONFIRMATION

         10.1 Discharge and Injunction. The rights afforded in the Plan and the treatment of all Claims and Interests herein shall be in exchange for and in complete satisfaction, discharge and release of all Claims and Interests of any nature whatsoever, against the Debtor or Reorganized NAB or any of their assets or properties. Except as otherwise expressly provided in the Plan, the confirmation of the Plan shall, provided that the Closing Date shall have occurred, discharge all Claims and terminate all Interests to the fullest extent authorized or provided for by the Bankruptcy Code, including, without limitation, to the extent authorized or provided for by sections 524 and 1141 thereof. Therefore, on and after the Closing Date, except to the extent of the distributions to be made, and other treatment provided, under the Plan, all holders of Claims and Interests shall be precluded from asserting against the Debtor, Reorganized NAB, any of their successors, and any of their respective assets or properties, any Claims or Interests based on any act or omission, transaction or other activity of any kind or nature that occurred prior to the

Closing Date, and the Confirmation Order shall permanently enjoin said holders of Claims and Interests, and their successors and assigns, from enforcing or seeking to enforce any such Claims or Interests against the Debtor, Reorganized NAB, any of their successors, or any of their respective assets or properties. All Common Stock held by a holder other than a Principal Shareholder shall be cancelled on the Closing Date and shall not be outstanding for any purpose other than the right to receive, in exchange for their certificates, the Cash to which such holders are entitled pursuant to SECTION 7.7 of the Plan.

         10.2 Revesting. On the Closing Date, except as otherwise expressly provided in the Plan or the Confirmation Order, Reorganized NAB shall be vested with all of the property of its Estate free and clear of all Claims, liens, encumbrances, charges, Interests and other interests of any kind or nature of claimants, equity security holders or any other entities arising on or before the Closing Date, and Reorganized NAB may operate its business free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court.

         10.3 Distributions to Disbursing Agent. On and after the Closing Date, all property distributed to the Disbursing Agent under the Plan shall be free and clear of all Claims, liens, encumbrances, charges, Interests and other interests of any kind or nature of claimants, equity security holders, the Debtor, Reorganized NAB, the Estate, Centex or any other entities, except the rights with respect thereto created pursuant to, provided for or recognized in the Plan or the Confirmation Order.

         10.4 Retention and Enforcement of Causes of Action. Except as provided in the Plan or the Confirmation Order, any and all claims, rights or causes of action that constitute property of the Estate or of the Debtor, whether arising under the Bankruptcy Code or under nonbankruptcy law, including, without limitation, all avoiding power actions under sections 544, 545, 547, 548, 549 and 550 of the Bankruptcy Code or under applicable nonbankruptcy law as applied through section 544(b) of the Bankruptcy Code, (a) are expressly retained and may be enforced by the Debtor and any successors in interest, including Reorganized NAB, and (b) may be pursued, as appropriate, in accordance with the best interests of the Debtor, Reorganized NAB, or their successors.

         10.5 Cancellation and Release of Liens. On the Closing Date, all evidences of Claims or Interests against the Debtor that are impaired under the Plan, including, without limitation, the Common Stock (and any liens, securities, instruments, documents or agreements created or entered into in connection therewith) held by holders other than the Principal Shareholders, and any other liens, securities, instruments, documents and agreements, shall be deemed released, cancelled and terminated, and the obligations of the Debtor relating to, arising under, in respect of or in connection with such liens, securities, instruments, documents or agreements shall be cancelled, extinguished and discharged; provided, however, that notes and other evidences of such Claims or Interests shall, effective on the Closing Date, represent the right to participate in distributions provided for by the Plan.

         10.6 Retention of Jurisdiction.

                  (a) Prior to the Closing Date and notwithstanding entry of the Confirmation Order, the Bankruptcy Court shall exercise all jurisdiction as if Confirmation had not occurred, and the Confirmation Order shall so provide. Unless otherwise provided, all injunctions or stays provided for in the Reorganization Case pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise, and in effect on the Confirmation Date, shall remain in full force and effect at least until the Closing Date.

                  (b) On and after the Closing Date, the Bankruptcy Court will retain exclusive jurisdiction over the Reorganization Case for the following purposes: (i) to determine requests for payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code and applications for allowance of compensation and reimbursement of expenses of the Professionals and any other fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or the Plan, except that, with respect to Excepted Claims, the jurisdiction of the Bankruptcy Court shall be non-exclusive, (ii) to determine all controversies, suits and disputes regarding interpretation and implementation of the Plan, except that, with respect to Excepted Claims, the jurisdiction of the Bankruptcy Court shall be non-exclusive, (iii) to enter orders in aid of execution of the Plan, including orders as authorized by section 1142 of the Bankruptcy Code, (iv) to consider any modifications of the Plan, to cure any defect or omission in the Plan, and to reconcile any inconsistency in any order of the Bankruptcy Court or between any such order and the Plan, (v) to determine applications, adversary proceedings and contested matters pending on the Closing Date or commenced after the Closing Date as contemplated in the Plan, except that, with respect to Excepted Claims, the jurisdiction of the Bankruptcy Court shall be non-exclusive, (vi) to allow, disallow, estimate, liquidate or determine any Claim or Interest, and to enter or enforce any order requiring the filing of any such Claim before a particular date, except that, with respect to Excepted Claims, the jurisdiction of the Bankruptcy Court shall be non-exclusive, (vii) to determine pending applications for the rejection of executory contracts or unexpired leases, or for the assumption or assignment of executory contracts or unexpired leases, and to hear and determine, and if need be liquidate, any and all Claims arising from rejection, assumption or assignment of any executory contract or unexpired lease, (viii) to determine any actions or controversies described in SECTION 10.4 of the Plan, except that with respect to

Excepted Claims, the jurisdiction of the Bankruptcy Court shall be non-exclusive, (ix) to ensure that distributions to holders of Claims and Interests are accomplished as provided for herein, (x) to determine such other matters as may be set forth in the Confirmation Order or as may arise in connection with the Plan or Confirmation Order, and (xi) to enter a final decree closing the Reorganization Case.

         10.7 Failure of Bankruptcy Court to Exercise Jurisdiction. If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising under, arising in or related to the Reorganization Case, nothing herein shall prohibit or limit the exercise of jurisdiction by any other tribunal having competent jurisdiction with respect to such matter.

         10.8 Official Committees. The appointment of each official statutory committee, if any has been appointed in the Reorganization Case, shall terminate on the Closing Date.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         11.1 Payment of Statutory Fees. All fees payable pursuant to 28 U.S.C.
Section 1930 shall be paid on or before the Closing Date.

         11.2 Procedure for Determining Certain Claims.

                  (a) Bar Date for Administrative Claims. All applications for payment of Administrative Claims incurred prior to the Closing Date (except for Trade Debt and other Excepted Claims) shall be filed as ordered by the Bankruptcy Court, but in no event later than thirty (30) days after the Closing Date. Any such claim which is not filed within this time deadline shall be forever barred.

                  (b) Disputed Claims. Except with respect to Excepted Claims and those Claims the holders of which have and preserve the right to liquidation of such Claims before a court other than the Bankruptcy Court pursuant to 28 U.S.C. Section 157(b)(5), all Disputed Claims shall be liquidated and determined, and allowed or disallowed, by the Bankruptcy Court. The Bankruptcy Court may, on or prior to the Confirmation Date or such date or dates thereafter as the Bankruptcy Court may set, fix or liquidate the amount of any contingent or unliquidated Claim or Interest pursuant to section 502(c) of the Bankruptcy Code, in which event the amount so set, fixed or liquidated shall be deemed to be the amount of such contingent or unliquidated Claim or Interest pursuant to section 502(c) of the Bankruptcy Code for purposes of voting and distribution under the Plan. The Debtor (before the Closing Date) and Reorganized NAB (after the Closing Date) may file objections to Claims. Neither the Debtor nor Reorganized NAB shall be required to create or maintain any reserves for the payment of Disputed Claims.

         11.3 Cramdown. The Debtor reserves the right to request that the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code.

         11.4 Modification of the Plan.

                  (a) The Debtor reserves the right, in accordance with and subject to section 1127 of the Bankruptcy Code, and with the approval of Centex in accordance with SECTION 5.03 of the Stock Purchase Agreement (as long as it remains in effect), to amend or modify the Plan pursuant to section 1127(a), (c) and (d) of the Bankruptcy Code prior to the entry of the Confirmation Order. In accordance with Bankruptcy Rule 3019, any modification that does not materially and adversely change the treatment of any Claim or Interest, the holder of which as of the Record Date for voting voted to accept the Plan, may be approved by the Bankruptcy Court at the Confirmation Hearing without the necessity of resoliciting votes. After Confirmation, the Debtor, with Centex's approval, may seek to amend or modify the Plan in accordance with section 1127(b), (c) and (d) of the Bankruptcy Code.

                  (b) Prior to the Closing Date, the parties to the Stock Purchase Agreement may make technical adjustments and modifications to the Stock Purchase Agreement without Bankruptcy Court approval; provided, however, that such adjustments and modifications do not adversely affect the treatment of any Class of Claims or Interests under the Plan.

         11.5 Withdrawal of Plan. Subject to the Stock Purchase Agreement, the Debtor reserves the right, at any time prior to entry of the Confirmation Order, to revoke and withdraw the Plan. If the Debtor revokes or withdraws the Plan under this SECTION 11.5, or if entry of the Confirmation Order does not occur, then the Plan shall be deemed null and void. In that event, nothing contained in the Plan shall be deemed to constitute a waiver or release of any claims by or against the Debtor or any other entity, or to prejudice in any manner the rights of the Debtor or any other entity in any further proceedings involving the Debtor or any other entity.

         11.6 Substantial Consummation of Plan. The Plan shall be deemed to be substantially consummated on the Closing Date.

         11.7 Reservation of Rights. Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order. Neither the filing of the Plan, any statement or provision contained herein, nor the taking of any action by the Debtor with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtor with respect to holders of Claims or Interests prior to the Closing Date;

provided, however, that nothing contained in this SECTION 11.7 shall affect any rights of the Debtor or Centex under the Stock Purchase Agreement.

         11.8 Section 1145 Exemption. Any securities issued pursuant to the Plan, other than securities purchased by Centex in connection with the Stock Purchase Agreement, will be issued pursuant to the exemption from securities registration set forth in section 1145 of the Bankruptcy Code.

         11.9 Section 1146 Exemption. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security under the Plan, or the making or delivery of an instrument of transfer under the Plan may not be taxed under any law imposing a stamp tax or similar tax.

         11.10 Unclaimed Property. Subject to SECTION 7.7 of the Plan with respect to holders of Class 4 Interests, in the event that any distribution of property remains unclaimed for a period of two (2) years after it has been delivered (or delivery has been attempted) or has otherwise been made available, such unclaimed property shall be forfeited by such holder, and the unclaimed property and the right to receive it shall revert to and vest in Reorganized NAB free and clear of the interest of the holder of the Claim or interest. Mailing by regular mail. postage prepaid, to the address specified in SECTION 11.14 of the Plan shall constitute delivery when mailed.

         11.11 Limitation of Liability. Notwithstanding any other provision of the Plan, the Exonerated Parties shall not be liable other than for willful misconduct to any holder of a Claim or Interest or any Person, with respect to any action, omission, forbearance from action, decision or exercise of discretion taken at any time prior to the Closing Date in connection with, but not limited to: (a) the management or operation of the Debtor or Reorganized NAB, or the discharge of their duties under the Bankruptcy Code or applicable nonbankruptcy law, (b) the filing of the petition for relief, (c) the implementation of any of the transactions provided for, or contemplated in, the Plan or the Collateral Documents, (d) any action taken in connection with either the enforcement of the Debtor's rights against any Person or the defense of Claims asserted against the Debtor with regard to the Reorganization Case, (e) any action taken in the negotiation, formulation, development, proposal, disclosure, Confirmation or implementation of the Plan, including but not limited to the Stock Purchase Agreement, any Overbid Transaction or the New Agreement, or (f) the administration of the Plan or the assets and property to be distributed pursuant to the Plan; provided, however, that nothing in this
SECTION 11.11 shall excuse performance or nonperformance under the Stock Purchase Agreement or any of the documents, instruments, securities or agreements issued or executed to effectuate the transactions contemplated by the Plan or the Stock Purchase Agreement; and provided, further, that the liability of any person that solicits acceptance or rejection of the Plan, or that participates in the offer, issuance, sale or purchase of a security offered or sold under the Plan, on account of such solicitation or participation, or violation of any applicable law, rule or regulation governing solicitation of acceptance or rejection of the plan or the offer, issuance, sale or purchase of securities, shall be limited as set forth in section 1125(e) of the Bankruptcy Code. Exonerated Parties may rely reasonably upon the opinions of their respective counsel, accountants and other experts or professionals, and such reliance, if reasonable, shall conclusively establish good faith and the absence of willful misconduct; provided, however, that a determination that such reliance is unreasonable shall not, by itself, constitute a determination or finding of willful misconduct. In any action, suit or proceeding by any holder of a Claim or Interest or any other Entity contesting any action by, or non-action of, the Debtor, Reorganized NAB or of their respective stockholders, directors, officers, agents, employees, members, attorneys, accountants, financial advisors and representatives, the reasonable attorneys' fees and costs of the prevailing party shall be paid by the losing party and as a condition to going forward with such action, suit or proceeding at the outset thereof, all parties thereto shall be required to provide appropriate proof and assurances of their capacity to make such payments of reasonable attorneys' fees and costs in the event they fail to prevail. The provisions of this SECTION 11.11 are not intended to limit, and shall not limit, any defenses to liability otherwise available to any party in interest in this Reorganization Case.

         11.12 Final Order. A requirement in the Plan for a Final Order may be waived by the Debtor with the express written consent of Centex (before the Closing Date) or Reorganized NAB (after the Closing Date); provided, however, that waiver shall not prejudice the right of any party in interest with standing to seek a stay pending appeal with respect to such order.

         11.13 Record Date for Distribution. As of the close of business on the Record Date for distribution, the transfer ledgers for the Common Stock shall be closed, there shall be no registration of or other changes in the holders of any of the Common Stock on the books of the Debtor (or any trustee, transfer agent or registrar), and none of the Debtor, Reorganized NAB, the Disbursing Agent, the transfer agent with respect to the Common Stock, and any other trustee, transfer agent or registrar shall have any obligation to recognize any transfer of Common Stock occurring thereafter (but shall instead be entitled to recognize and deal with, for all purposes under the Plan except as otherwise provided for herein, only those holders reflected on its books as of the close of business on the Record Date for distribution). Until the certificates which evidence the Common Stock are surrendered pursuant to SECTION 7.7 of the Plan (or if SECTION 7.7, as applicable, is otherwise complied with), the holders of record of the Common Stock (and their successors or assigns) other than the Principal Shareholders shall have no rights (and the certificates shall evidence no rights) except the right to receive, in exchange for their certificates, the Cash to which such holders are entitled pursuant to SECTION 7.7 of the Plan.

         11.14 Notices and Distributions.

                  (a) All notices and requests to the Debtor or Reorganized NAB (after the Closing Date) with respect to the Plan shall be in writing and sent to:

         if to the Debtor:

         NAB Asset Corporation
         4144 N. Central Expressway
         Dallas, Texas  75204
         Facsimile:  (214) 860-7352
         Attention: Alan Ferree

         with copies to (which shall not constitute notice to the Debtor):

         Winstead Sechrest & Minick PC
         5400 Renaissance Tower
         1201 Elm Street
         Dallas, Texas  75270
         Facsimile:   (214) 745-5390
         Attention: C. Mark Brannum

         if to Reorganized NAB:

         Centex Financial Services, Inc.
         2728 North Harwood
         Dallas, Texas  75201
         Facsimile:  (214) 981-6855
         Attention:  Raymond G. Smerge
         with copies to (which shall not constitute notice to Reorganized NAB):

         Baker Botts L.L.P.
         2001 Ross Avenue
         Dallas, Texas 75201
         Facsimile: (214) 953-6503
         Attention:  Jack L. Kinzie

                  (b) On and after the Closing Date, and except with respect to Class 4 Interests or as set forth in the Stock Purchase Agreement, all notices, requests and distributions with respect to the Plan to a holder of a Claim or an Interest shall be in writing and sent to (i) the last known address of such entity set forth in a proof of Claim or Interest or request for payment of Administrative Claim filed by or on behalf of such entity in the Reorganization Case or to the last known address of such entity's attorney of record in the Reorganization Case, or (ii) if there is no such evidence of a last known address, to the last known address of such entity according to the books and records of the Debtor. Any entity may designate in writing another address for the purposes of this SECTION 11.14 by written notice to the Debtor (before the Closing Date) or Reorganized NAB (after the Closing Date), which designation will be effective on receipt.

         11.15 Saturday, Sunday or Legal holiday. If any payment or act under the Plan or the Confirmation Order is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

         11.16 Time. Unless otherwise specified herein, in computing a period of time prescribed or allowed by the Plan, the day of the act or event from which the designated period begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day in which event the period runs until the end of the next succeeding day which is a Business Day.

         11.17 Severability of Provisions. If, prior to Confirmation, any term or provision of the Plan that does not prescribe the treatment of Claims or Interests or the conditions to the Closing Date is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, so long as such alterations or interpretations do not modify or otherwise affect any express right or obligation of Centex under the Stock Purchase Agreement in any manner which, in the good faith judgment of Centex, is unfavorable to Centex in any significant respect. Without limiting the generality of the foregoing, if and to the extent that the Bankruptcy Court concludes that the Plan cannot be confirmed with any portion of the releases provided in SECTION 7.8 of the Plan or the limitation of liability provided in SECTION 11.11 of the Plan, then the Plan may be confirmed with that portion modified or excised without the consent of the entity that would otherwise receive the release or benefit from the limitation of liability so as to give effect as much as possible to such releases or limitation of liability without precluding confirmation of the Plan. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         11.18 Headings. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

         11.19 Binding Effect. The Plan shall be binding on and inure to the benefit of Reorganized NAB, and all holders of Claims or Interests (whether or not they have accepted the Plan) and their respective heirs, personal representatives, successors and assigns.

         11.20 Governing Law. Unless a rule of law or procedure is supplied by federal law, the laws of the State of Texas shall govern the construction and implementation of the Plan and any agreements, documents and instruments executed in connection with the Plan.

         11.21 Interpretation of Plan and Related Documents. The Plan, the Stock Purchase Agreement and each Collateral Document shall be construed, to the maximum extent possible, to give effect to every provision contained herein and therein and to avoid any inconsistency between the provisions hereof and thereof. Notwithstanding the foregoing, in the event that any provision of the Plan or any Collateral Document is found to be inconsistent with the provisions of the Stock Purchase Agreement, such inconsistency shall not be resolved in any manner that modifies or otherwise affects any express right or obligation of Centex under the Stock Purchase Agreement in a manner which, in the good faith judgment of Centex, is unfavorable to Centex in any significant respect.

         11.22 Filing of Additional Documents. On or before the Closing Date, the Debtor may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

         11.23 Further Assurances. The Debtor, Reorganized NAB, Centex, all holders of Claims and Interests receiving distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan, the Stock Purchase Agreement and the Collateral Documents.

         11.24 Withholding and Reporting Requirements. In connection with the Plan and all distributions hereunder, Reorganized NAB and the Disbursing Agent (with respect to the distributions made by it) shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements. Entities entitled to receive distributions hereunder shall, as a condition to receiving such distributions, provide such information and take such steps as Reorganized NAB or the Disbursing Agent (as the case may be) may reasonably require to ensure compliance with such withholding and reporting requirements, and to enable Reorganized NAB or the Disbursing Agent to obtain the certifications and information as may be necessary or appropriate to satisfy the provisions of any tax law.

Dated:  __________, 2001

                                  NAB ASSET CORPORATION



                                  By:
                                     ------------------------------------
                                      Name:
                                           ------------------------------
                                      Title:
                                            -----------------------------

                                                                       EXHIBIT B


                                 FORM OF OPINION
                                       OF
                         WINSTEAD SECHREST & MINICK P.C.
                                 TO BE DELIVERED
                               ON THE CLOSING DATE

                  The opinion of Winstead Sechrest & Minick P.C. to be delivered on the Closing Date pursuant to Section 7.01(i)(A) of the Stock Purchase Agreement, dated as of March 16, 2001 (the "Agreement"), among the Company, SFS and the Purchaser. Capitalized terms used herein without definition have the respective meanings set forth in the Agreement.

                  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in its Annual Report on Form 10K (the "Annual Report") (promulgated under the Securities Exchange Act of 1934, as amended) for the fiscal year of the Company ended __________, 200_, filed with the Securities and Exchange Commission.

                  2. The Company has all requisite corporate power and authority to enter into and perform its obligations under the Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance by the Company of the Agreement have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings or shareholder actions on the part of or with respect to the Company are necessary to authorize the execution and delivery of the Agreement, the performance by the Company of its obligations thereunder or the consummation by it of the transactions contemplated thereby. The Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with the terms thereof.

                  3. The execution and delivery by the Company of the Agreement, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby will not
(i) conflict with, or result in any violation or breach of, any provision of the Charter or Bylaws of the Company or any Subsidiary, (ii) except as set forth on
Schedule 1 to the opinion of such counsel, conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void, voidable or without further effect, any term or provision of any note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other instrument or document listed on
Schedule 2.16(a) attached to the Agreement, (iii) assuming that the filings referred to in Section 2.04 of the Agreement have been duly made and the Consents referred to in Section 2.04 have been obtained, conflict with, or result in any violation of, any law, ordinance, statute, rule or regulation which is applicable to the Company or any Subsidiary or their respective properties or assets, (iv) conflict with, or result in any violation of, any order, writ, injunction, judgment or decree of any court, arbitrator or Governmental Authority known to such counsel to which the Company or any Subsidiary or their respective properties or assets are subject or (v) result in the creation of, or impose on the Company or any Subsidiary the obligation to create, any Lien upon the properties or assets of the Company or any Subsidiary pursuant to any note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other instrument or document listed on Schedule 2.16 attached to the Agreement, except any of the matters referred to in clause
(iii), (iv) or (v) above which (A) could not reasonably be expected to have a Material Adverse Effect and (B) could not reasonably be expected to prevent, impede or otherwise affect in any material respect the transactions contemplated by the Agreement.

                  4. There is no requirement applicable to the Company or any Subsidiary to obtain any Consent of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by the Company of the Agreement, the due performance by it of its obligations thereunder or the lawful consummation by it of the transactions contemplated thereby, except for any Consent or filing which has been made or obtained prior to the date hereof .

                  5. The authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, and (ii) 10,000,000 shares of Preferred Stock. None of the issued and outstanding shares of capital stock of the Company have been issued in violation of, or subject to, any preemptive rights or rights of subscription arising under applicable law or the Charter or Bylaws of the Company or any agreement known to such counsel to which the Company is a party. To the knowledge of such counsel, there are, except for the transactions contemplated by the Agreement and except as set forth in the Agreement and schedules thereto, no outstanding options, warrants, calls, rights, convertible securities or other agreements or commitments of any character pursuant to which the Company will be obligated to issue or sell any issued or unissued shares of its capital stock or other equity securities or to purchase or redeem any shares of its capital stock or other equity securities or make any other payments in respect thereof, and there are no shares of its capital stock or other equity securities reserved for issuance for any purpose.

                  6. Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as such business is described in the Annual Report.

                  7. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable and, to the knowledge of such counsel and except as set forth on Schedule 2.06(c) attached to the Agreement, are owned by the Company, directly or indirectly, free and clear of all Liens. None of the issued and outstanding shares of capital stock of any Subsidiary have been issued in violation of, or subject to, any preemptive rights or rights of subscription arising under applicable law or the Charter or Bylaws of any Subsidiary or any agreement known to such counsel to which the Company or any Subsidiary is a party. To the knowledge of such counsel, there are no outstanding options, warrants, calls, rights, convertible securities or other agreements or commitments of any character pursuant to which the Company or any Subsidiary will be obligated to issue or sell any issued or unissued shares of capital stock or other equity securities of any Subsidiary or to purchase or redeem any shares of capital stock or other equity securities of any Subsidiary or make any other payments in respect thereof, and, to the knowledge of such counsel, there are no shares of capital stock or other equity securities of any Subsidiary reserved for issuance for any purpose.

                  8. To the knowledge of such counsel, there is no action, suit, inquiry, investigation or other proceeding pending or threatened against or affecting the Company or any Subsidiary or any of their respective properties or assets in any court or before any arbitrator or any foreign or United States federal, state or local Governmental Authority which (i) could reasonably be expected to have a Material Adverse Effect or (ii) which questions or seeks to enjoin or prevent or which could otherwise reasonably be expected to affect in any material respect the transactions contemplated by the Agreement.

                  In rendering the opinions set forth above, such counsel shall be entitled to state that said opinions are subject the following assumptions, qualifications, limitations and exceptions:

                  A. The opinion set forth in the last sentence of paragraph 2 is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, receivership, liquidation, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and (ii) general principles of equity (whether considered in a proceeding at law or in equity).

                  B. Insofar as the opinion set forth in paragraph 2 is dependent on such matters, such counsel has assumed that (i) the Purchaser and SFS have all requisite power and authority to enter into and perform their respective obligations under the Agreement, (ii) the execution and delivery by the Purchaser and SFS of the Agreement, the performance by them of their obligations thereunder and the consummation by them of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser and SFS, (iii) the Agreement has been duly executed and delivered by the Purchaser and SFS and (iv) the Agreement constitutes a legal, valid, and binding obligation of each of the Purchaser and SFS, enforceable against them in accordance with the terms thereof.

                  C. Such counsel renders no opinion with respect to the legality, validity, binding effect or enforceability of the provisions of
Section 5.01(a) of the Agreement pertaining to the ability of the Company's Board of Directors to withdraw or modify its recommendation to the Shareholders that they give their acceptance to the Reorganization Plan or the effect such illegality, invalidity, nonbinding effect or unenforceability may have on the Agreement.

                  In addition, such counsel shall be entitled to state that no opinion is expressed as to matters governed by any law other than the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

                                                                       EXHIBIT C

                                 FORM OF OPINION
                                       OF
                                 SCOTT A. JUNKIN
                                 TO BE DELIVERED
                               ON THE CLOSING DATE

                  The opinion of Scott A. Junkin to be delivered on the Closing Date pursuant to Section 7.01(i)(B) of the Stock Purchase Agreement, dated as of March 16, 2001 (the "Agreement"), among the Company, SFS and the Purchaser. Capitalized terms used herein without definition have the respective meanings set forth in the Agreement.

                  1. SFS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Rhode Island and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted.

                  2. SFS has all requisite corporate power and authority to enter into and perform its obligations under the Agreement and the Centex Note and to consummate the transactions contemplated thereby. The execution and delivery by SFS of the Agreement and the Centex Note have been duly authorized by all necessary corporate action on the part of SFS, and no other corporate proceedings or shareholder actions on the part of or with respect to SFS are necessary to authorize the Agreement and the Centex Note, the performance by SFS of its obligations thereunder or the consummation by it of the transactions contemplated thereby. The Agreement and the Centex Note have been duly executed and delivered by SFS and constitute legal, valid and binding obligations of SFS, enforceable against it in accordance with the respective terms thereof.

                  3. The execution and delivery by SFS of the Agreement and the Centex Note, the performance by SFS of its obligations thereunder and the consummation by SFS of the transactions contemplated thereby will not conflict with, or result in any violation or breach of, any provision of the Articles of Incorporation or Bylaws of SFS.

                  In rendering the opinions set forth above, such counsel shall be entitled to state that said opinions are subject the following assumptions, qualifications, limitations and exceptions:

                  A. The opinion set forth in the last sentence of paragraph 2 is subject to the effect (about which no opinion is expressed) of (i) bankruptcy, insolvency, reorganization, moratorium, receivership, liquidation, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally, (ii) general principles of equity (whether considered in a proceeding at law or in equity), (iii) (A) the pending litigation against SFS and others which is described in Schedule 2.17 to the Agreement and (B) other litigation against SFS in which substantially similar claims are asserted and
(iv) any applicable laws relating to usury.

                  B. Insofar as the opinion set forth in paragraph 2 is dependent on such matters, such counsel has assumed that (i) the Company and the Purchaser have all requisite power and authority to enter into and perform their respective obligations under the Agreement, (ii) the execution and delivery by the Company and the Purchaser of the Agreement, the performance by them of their respective obligations thereunder and the consummation by them of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Company and the Purchaser, respectively, (iii) the Agreement has been duly executed and delivered by the Company and the Purchaser and (iv) the Agreement constitutes a legal, valid, and binding obligation of the Company and the Purchaser, enforceable against the Company and the Purchaser in accordance with the terms thereof.

                  In addition, such counsel shall be entitled to (i) state that no opinion is expressed as to matters governed by any law other than the laws of the State of Connecticut (the Bar of which he is a member and in which SFS's principal place of business is located), the general corporation law of the State of Rhode Island and the federal laws of the United States of America and
(ii) assume, for purposes of the opinion, that the laws of the State of Texas and all other applicable states are substantially similar to the laws referred to in preceding item (i).

                                                                       EXHIBIT D

                                 FORM OF OPINION
                                       OF
                                RAYMOND G. SMERGE
                                 TO BE DELIVERED
                               ON THE CLOSING DATE

                  The opinion of Raymond G. Smerge to be delivered on the Closing Date pursuant to Section 7.02(g) of the Stock Purchase Agreement, dated as of March 16, 2001 (the "Agreement"), among the Company, SFS and the Purchaser. Capitalized terms used herein without definition have the respective meanings set forth in the Agreement.

                  1. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted.

                  2. The Purchaser has all requisite corporate power and authority to enter into and perform its obligations under the Agreement and to consummate the transactions contemplated thereby. The execution and delivery by the Purchaser of the Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser, and no other corporate proceedings or shareholder actions on the part of or with respect to the Purchaser are necessary to authorize the Agreement, the performance by the Purchaser of its obligations thereunder or the consummation by it of the transactions contemplated thereby. The Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with the terms thereof.

                  3. The execution and delivery by the Purchaser of the Agreement, the performance by the Purchaser of its obligations thereunder and the consummation by the Purchaser of the transactions contemplated thereby will not conflict with, or result in any violation or breach of, any provision of the Charter or Bylaws of the Purchaser.

                  4. To the knowledge of such counsel, there is no action, suit, inquiry, investigation or other proceeding pending or threatened against or affecting the Purchaser or any of its properties or assets in any court or before any arbitrator or any foreign or United States federal, state or local Governmental Authority that questions or seeks to enjoin or prevent or which could otherwise reasonably be expected to affect in any material respect the transactions contemplated by the Agreement.

                  In rendering the opinions set forth above, such counsel shall be entitled to state that said opinions are subject the following assumptions, qualifications, limitations and exceptions:

                  A. The opinion set forth in the last sentence of paragraph 2 is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, receivership, liquidation, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and (ii) general principles of equity (whether considered in a proceeding at law or in equity).

                  B. Insofar as the opinion set forth in paragraph 2 is dependent on such matters, such counsel has assumed that (i) the Company and SFS have all requisite power and authority to enter into and perform their respective obligations under the Agreement, (ii) the execution and delivery by the Company and SFS of the Agreement, the performance by them of their respective obligations thereunder and the consummation by them of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Company and SFS, respectively,
(iii) the Agreement has been duly executed and delivered by the Company and SFS and (iv) the Agreement constitutes a legal, valid, and binding obligation of the Company and SFS, enforceable against the Company and SFS in accordance with the terms thereof.

                  In addition, such counsel shall be entitled to sate that no opinion is expressed as to matters governed by any law other than the laws of the State of Texas, the General Corporation Law of the State of Nevada and the federal laws of the United States of America.